                                                                       EXHIBIT 2

                           ASSET PURCHASE AGREEMENT

                                     AMONG

                      ALTERNATE CIRCUIT TECHNOLOGY, INC.

                              THE SHAREHOLDERS OF

                      ALTERNATE CIRCUIT TECHNOLOGY, INC.

                                     AND

                               ZYCON CORPORATION

                                 JUNE 7, 1996
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                               TABLE OF CONTENTS
                                                                            Page

Section
     1.    Sale and Purchase.................................................  1
           1.1  Agreement to Sell and Purchase Assets; Excluded Assets.......  1
           1.2  Assumed Liabilities..........................................  2
           1.3  No Assumption of Other Liabilities...........................  2
           1.4  Assignment...................................................  3
     2.    Purchase Price....................................................  4
           2.1  Purchase Price...............................................  4
           2.2  Adjustment of Purchase Price.................................  4
           2.3  Allocation...................................................  5
     3.    Representations and Warranties of the Seller and the Shareholders.  5
           3.1  Organization and Good Standing...............................  5
           3.2  Authority and Compliance.....................................  6
           3.3  Status of Liabilities........................................  6
           3.4  Assets.......................................................  7
           3.5  Taxes and Tax Returns........................................  7
           3.6  Material Changes.............................................  8
           3.7  Legal Proceedings; Compliance with Law.......................  8
           3.8  Intellectual Property........................................ 10
           3.9  Distributors, Customers or Suppliers......................... 11
          3.10  Acquired Shares.............................................. 11
          3.11  Financial Statements; No Undisclosed Liabilities............. 1l
          3.12  Real Property................................................ 12
          3.13  Licenses..................................................... 13
          3.14  Accounts Receivable; Inventories............................. 13
          3.15  Contractual and Other Obligations............................ 13
          3.16  Compensation................................................. 14
          3.17  Employee Benefit Plan........................................ 14
          3.18  Labor Relations and Employment Matters....................... 16
          3.19  Increase in Compensation or Benefits......................... 17
          3.20  Insurance.................................................... 18
          3.21  Conduct of Business.......................................... 18
          3.22  Allowances................................................... 18
          3.23  Use of Names................................................. 18
          3.24  Power of Attorney............................................ 19
          3.25  Accounts Payable, Indebtedness, Etc.......................... 19
          3.26  Licensure, Etc............................................... 19
          3.27  Bank Accounts................................................ 19
          3.28  Books and Records............................................ 19
          3.29  Location of Business and Assets.............................. 20
          3.30  Accuracy of Information...................................... 20
          3.31  Knowledge Defined............................................ 20
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     4.   Representations and Warranties of the Purchaser.................... 20
          4.1  Organization and Good Standing................................ 20
          4.2  Authority and Compliance...................................... 20
          4.3  Compliance with 1934 Act...................................... 21
          4.4  Delivery of Forms 8-K......................................... 21
          4.5  Validity of Acquired Shares................................... 22

     5.   Conduct of Business Pending the Closing; Other Covenants........... 22
          5.1  Conduct of Business........................................... 22
          5.2  Access........................................................ 23
          5.3  Maintenance of the Assets..................................... 23
          5.4  Employees and Business Relations.............................. 23
          5.5  Litigation and Adverse Developments During Interim Period..... 23
          5.6  Information and Update Schedules.............................. 24
          5.7  Claims........................................................ 24
          5.8  Cooperation................................................... 24
          5.9  Business Acquisition Proposal................................. 24
          5.10 Goodwill; Publicity........................................... 24
          5.11 Correspondence, Etc........................................... 25

     6.   Conditions Precedent to Purchaser's Obligations.................... 25
          6.1  Representations and Warranties................................ 25
          6.2  Legal Matters................................................. 26
          6.3  Material Damage; Materially Adverse Change.................... 26
          6.4  Environmental Review.......................................... 26
          6.5  Ancillary Documents and Agreements............................ 26
          6.6  Approval of Counsel and Other Documents....................... 26
          6.7  Corporate Approvals........................................... 26
          6.8  Legal Opinion................................................. 27
          6.9  Due Diligence................................................. 28
          6.10 Encumbrances.................................................. 28
          6.11 Leases, Etc................................................... 29
          6.12 Financing..................................................... 29
          6.13 Negotiation of Employment Agreements.......................... 29
          6.14 Seller Approvals.............................................. 30

     7.   Conditions Precedent to the Seller's Obligations................... 30
          7.1  Representatives and Warranties................................ 30
          7.2  Legal Matters................................................. 30
          7.3  Corporate Approvals........................................... 30
          7.4  Ancillary Documents........................................... 30
          7.5  Legal Opinion................................................. 30
          7.6  Delivery of 1934 Act Filings.................................. 32
          7.7  Employment Agreements......................................... 32
          7.8  Registration Rights Agreements................................ 32
          7.9  Material Adverse Condition.................................... 32

     8.   Covenant Not to Compete............................................ 32

     9.   Closing............................................................ 33
          9.1  Time and Place of Closing..................................... 33
          9.2  Tax Matters................................................... 33
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          9.3  Documents and Items to be Produced at Closing by Purchaser.... 33
          9.4  Documents and Items to be Provided at Closing by Seller
               and Shareholders.............................................. 35

     10.  Indemnification by the Seller and the Shareholders................. 37
          10.1 Indemnification............................................... 37
          10.2 Method of Asserting Claims.................................... 38
          10.3 Other Rights and Remedies Not Affected........................ 39
          10.4 Seller's Method of Asserting Claims........................... 40
          10.5 Other Rights and Remedies Not Affected........................ 41

     11.  Survival of Representations and Warranties......................... 41

     12.  Compliance with Bulk Sales Law..................................... 41

     13.  Additional Matters................................................. 42
          13.1 Employee Benefits............................................. 42
          13.2 Employees..................................................... 43
          13.3 Discharge of Business Obligations............................. 43
          13.4 Maintenance of Financial Records.............................. 44
          13.5 Non-Use of Name............................................... 44

     14.  Brokerage; Expenses................................................ 44

     15.  Contents of Agreement; Amendment; Parties in Interest, Assignment.. 45

     16.  Notices............................................................ 46

     17.  Termination........................................................ 46
          17.1 Basis for Termination......................................... 46
          17.2 Liquidated Damages to Purchaser............................... 47
          17.3 Effect of Termination......................................... 47

     18.  Provisions Not Construed Against Party Drafting Agreement.......... 47

     19.  Governing Law...................................................... 48

     20.  Section Headings................................................... 48

     21.  Counterparts....................................................... 48

                            ASSET PURCHASE AGREEMENT

                    FOR THE ACQUISITION OF CERTAIN ASSETS OF

                 ALTERNATE CIRCUIT TECHNOLOGY, INC. ("Seller")

                                       BY

                        ZYCON CORPORATION ("Purchaser")


     ASSET PURCHASE AGREEMENT, dated as of June 7, 1996 among ZYCON CORPORATION, a Delaware corporation (the "Purchaser"), ALTERNATE CIRCUIT TECHNOLOGY, INC., a Massachusetts corporation (the "Seller"), and each of the shareholders of the Seller (the "Shareholders"), with reference to the following:

                                    RECITALS

     The Seller is in the business of owning, operating and managing a quick turnaround printed circuit board manufacturing facility in Ward Hill, Haverhill, Massachusetts (the "Business"), and owns certain assets used in the Business further described hereinafter. The Seller desires to sell, and the Purchaser desires to purchase, such assets on the terms and conditions described herein.

     The Shareholders collectively own of record and beneficially all of the shares of the outstanding capital stock of the Seller. The Shareholders are entering into this Agreement to give to the Purchaser, among other things, the benefit of certain representations, warranties, covenants and contractual rights of indemnification upon which Purchaser is relying in consummating the transactions described herein.

     NOW, THEREFORE, in consideration of the foregoing and the respective covenants, representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Sale and Purchase.
        -----------------

        1.1  Agreement to Sell and Purchase Assets; Excluded Assets.
             ------------------------------------------------------

        At the Closing (as defined in Section 9), in exchange for performance by the Purchaser of its obligations hereunder, the Seller shall sell, convey, assign, transfer and deliver to the Purchaser and, in reliance upon the representations, warranties and covenants of the Seller and the Shareholders contained herein, the Purchaser shall purchase from the Seller, upon and subject to the terms and conditions of this Agreement, all right, title and interest of the Seller in and to the Assets (as defined below) free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever ("Encumbrances") except as set forth in Section 1.2 and in Schedule 3.4. The term "Assets" shall mean all the assets, properties (tangible and intangible) and rights of the Seller used in or related to the Business as conducted by Seller including, but not limited to, the assets listed on Schedule 1.1(a) but not including assets listed on Schedule 1.1(b) (the "Excluded Assets").

          1.2.  Assumed Liabilities.
                -------------------

          At the Closing, Purchaser shall assume and shall discharge in accordance with their terms, the obligations and liabilities of the Seller listed in Schedule 1.2 (the "Assumed Liabilities").

          1.3.  No Assumption of Other Liabilities.
                ----------------------------------

          Except as provided in Section 1.2, the Purchaser shall not assume or otherwise be liable for any of the Seller's liabilities. Without limiting the above, nothing in this Agreement shall cause the Purchaser to assume:

                (i) any liabilities arising out of any breach by the Seller of any provision of any contract or agreement;

                (ii) any product liability or similar claim for injury to any person or property, regardless of when made or asserted, whether arising out of or based upon any express or implied representation, warranty, agreement or guarantee made by the Seller, or alleged to have been made by the Seller, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold or leased by or on behalf of the Seller prior to the Closing;

                (iii) any federal, state or local income or other tax
(1) payable with respect to the Business, the Assets, or other properties or operations of the Seller or any member of any affiliated group of which the Seller is a member for any period prior to the Closing Date, or (2) incident to or arising as a consequence of the negotiation or consummation by the Seller of this Agreement and the transactions contemplated hereby;

                (iv)  any liabilities under or related to any Excluded Assets;

                (v) any liabilities arising prior to or as a result of the Closing to any employees, agents or independent contractors of the Seller, whether or not employed by Purchaser after the Closing, or under any benefit plan or arrangement with respect

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thereto except any liabilities arising from Purchaser's actions before or after the Closing;

                (vi) any liabilities of the Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, except costs owed to TGG Environmental Services, Inc. in an amount up to $8,650 for soil and water testing authorized by Purchaser;

                (vii) obligations relating to the December 28, 1995 Guaranty to State Street Bank of the obligation of Rogers Road Realty Trust;

                (viii) obligations relating to a guaranty dated August 6, 1985 to U.S. Small Business Administration of the obligation of Rogers Road Trust;

                (ix) all obligations to the Shareholders, including but not limited to three promissory notes totaling $250,000.

          Seller shall remain responsible for, shall pay and shall indemnify and hold Purchaser harmless from all liabilities other than the Assumed Liabilities. By executing this Agreement, the Shareholders acknowledge that Purchaser has no obligation to them under subparagraph (ix) above.

          Purchaser shall have the right to pay at the Closing the outstanding principal balance of either or both of the obligations of Seller to State Street Bank and Massachusetts Capital Resource Company and to require Seller to obtain releases of all security interests on the Assets given by Seller in connection
with such discharged obligations.   Seller shall be responsible for any
prepayment penalties on such obligations.

          1.4.  Assignment.
                ----------

          The parties acknowledge and agree that the Purchaser may designate a wholly-owned subsidiary of Purchaser to acquire the Assets and to make the payments; provided, however, that the Purchaser's obligations hereunder, to make payments to Seller or otherwise, shall not be discharged by such designation by the Purchaser. If Purchaser does designate such a subsidiary, then except as provided in the previous sentence, all references to Purchaser in this agreement shall also be deemed to refer to such subsidiary.

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     2.   Purchase Price.
          --------------

          2.1.  Purchase Price.
                --------------

          The purchase price for the Assets ("the Purchase Price") shall, in addition to the assumption of the Assumed Liabilities, consist of:

                (i) cash of Eight Million Seven Hundred Seventy-two Thousand One Hundred Eighty-two and 14/100 Dollars ($8,772,182.14) subject to adjustment as provided in Section 2.2; and

                (ii) shares ("Acquired Shares") of Zycon Corporation $0.001 par value common stock, in such amount determined as follows:

          The number of Acquired Shares to be issued at the Closing shall be determined by dividing (a) $600,000.00 by (b) the Market Price (as defined below) with respect to the Zycon Common Stock on the date of the Closing. For purposes of the foregoing "Market Price" with respect to the Zycon Common Stock shall be the average of the high and low trading prices for the last three days of trading preceding the Closing of the Zycon Common Stock reported on the National Market System of National Association of Securities Dealers Automated Quotations System ("NASDAQ") on such date. If the Market Price, as calculated above, is less than $12.00 per share, then for purposes of this Section the Market Price shall be deemed to equal $12.00 per share. Similarly, if such Market Price as calculated above is greater than $15.00 per share, then for purposes of this Section the Market Price shall be deemed to equal $15.00 per share. Purchaser shall insure that no director, 10% or greater shareholder or Executive Officer (as identified in Purchaser's Proxy Statement of March 28,
1996) purchases, sells or exercises options for its shares of Zycon Common Stock during the five days of trading immediately preceding the Closing.

          The Acquired Shares shall be subject to the Registration Rights Agreement attached as Exhibit 2.1.

          2.2.  Adjustment of Purchase Price.
                ----------------------------

          The cash portion of the Purchase Price will be increased or decreased, as the case may be, by the difference between the Seller's net worth determined according to the Seller's Financial Statements as audited by the Purchaser's Certified Public Accountants, on the close of business on the day immediately preceding the Closing Date and $3,911,420.80, provided, however, that the first $220,000.00 of net income earned by Seller between March 31, 1996 and the Closing Date shall not cause an increase in

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the Purchase Price. For purposes of this Section, Seller's Financial Statements are to be presented in accordance with generally accepted accounting principles consistently applied. Furthermore, if prior to the Closing Date Purchaser orders products or services from Seller, the profit or loss on such orders shall not be taken into account for purposes of such adjustment. The profit or loss shall be determined by Seller in the manner consistent with Seller's past practices and/or Seller's generally applicable cost accounting methods and procedures.

          The Seller's net worth shall be determined only with reference to Assets and Liabilities reflected on Schedule 2.2. In no event shall the adjustment increase the total Purchase Price to more than $14,750,000 plus the amount of cash included in the Assets to be transferred.

          2.3.  Allocation.
                -----------

          The Purchase Price for the Assets and the Assumed Liabilities shall be allocated as set forth in Schedule 2.3 hereto. Such Schedule 2.3 shall be finalized in a form mutually acceptable to the parties and their accountants,
not later than 15 days after Closing.   The parties hereto agree that the
allocation of the Purchase Price is intended to comply with the allocation method required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). The parties shall cooperate to comply with all substantive and procedural requirements of Section 1060 of the Code and any regulations thereunder, and the allocation shall be adjusted if, and to the extent, necessary to comply with the requirements of Section 1060 of the Code. Neither the Purchaser, the Seller nor any Shareholder will take, nor permit any affiliate to take, for federal, state or local income tax purposes, any position inconsistent with the allocation set forth in Schedule 2.3 hereto, or, if applicable, such adjusted allocation. Purchaser and Seller agree to attach to its tax returns for the tax year in which the Closing shall occur an information statement on Form 8594, which shall be completed in accordance with the allocations set forth in Schedule 2.3.

     3.   Representations and Warranties of the Seller and the Shareholders.
          ------------------------------------------------------------------

          The Seller and the Shareholders hereby jointly and severally represent and warrant to the Purchaser as follows:

          3.1.  Organization and Good Standing
                ------------------------------

          The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts and has the corporate power and authority to own, lease and operate its properties and to transact its business as it is now being conducted, holds all material franchises, licenses and permits necessary and required therefor, and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the nature of the business conducted by it or the ownership, lease or operation of its properties requires a license or qualification, which jurisdictions are listed on Schedule 3.1 hereto.

          3.2.  Authority and Compliance.
                ------------------------

          The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Seller's Board of Directors. The Seller and each Shareholder has all requisite power to execute and deliver this Agreement and to perform the transactions contemplated hereby. No other corporate proceedings on the part of Seller or any Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Except as listed on Schedule 3.2, the execution and delivery by Seller and each Shareholder of this Agreement and the transactions contemplated hereby is not prohibited by, does not violate any provision of or result in any material breach of (or give rise to any right of termination, cancellation or acceleration under) (i) any judgment, order or decree applicable to Seller or any Shareholder, (ii) the Articles of Incorporation or Bylaws of the Seller, or (iii) any material promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement to which Seller is a party or by which it is bound, and has not resulted and will not result in the creation or imposition of any lien, security interest or encumbrance in favor of any third party on any of Seller's assets.

          This Agreement has been duly executed and delivered by Seller and each Shareholder and, assuming due execution and delivery by the Purchaser, is a valid and legally binding obligation of Seller and each Shareholder enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally. Such execution, delivery and performance does not require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except for filings as may be required under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or blue sky laws.

          The Shareholders hold, in the aggregate, all of the outstanding capital stock of the Seller.

          3.3.  Status of Liabilities.
                ----------------------

          Since March 31, 1996, the Seller has paid all normal and recurring installments (i) of bank and other Long Term Debt, (ii)


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under leases and contractual obligations and (iii) of other amounts due and payable to any persons.

          3.4.  Assets.
                ------

          The Seller has good, valid and marketable title to all of the Assets, free and clear of all Encumbrances of any nature whatsoever, except (i) as set forth on Schedule 3.4 hereto (the "Permitted Encumbrances"), or (ii) liens for current taxes not yet due and payable. At the Closing the Seller will have good, valid and marketable title to all of the Assets, free and clear of all Encumbrances of any nature whatsoever other than the Assumed Liabilities and the Permitted Encumbrances. All of the Assets are usable in the ordinary course of the Business consistent with past practice. The Assets include all rights necessary to the conduct of Business by the Purchaser in the manner it is presently conducted by the Seller and no property of the Seller that is not included in the Assets constitutes property or rights material to the Business.

          3.5.  Taxes and Tax Returns.
                ---------------------

          The Seller has filed or caused to be filed on a timely basis all federal, state, local, foreign and other tax returns, reports and declarations (collectively, "Tax Returns") required to be filed by the Seller in connection with the Business. All Tax Returns filed by or on behalf of the Seller in connection with the Business are materially complete in all respects. To the Seller's knowledge, the Seller has paid all income, estimated, excise, franchise, gross receipts, capital stock, profits, stamp, occupation, sales, use, transfer, value added, property (whether real, personal or mixed), employment, unemployment, disability, withholding, social security, workers' compensation and other taxes, and interest, penalties, fines, costs and assessments (collectively, "Taxes"), due and payable with respect to the periods covered by such Tax Returns (whether or not reflected thereon). To the Seller's knowledge, there are no tax liens on any of the properties or assets, real, personal or mixed, tangible or intangible, of the Seller. Since March 31, 1996, the Seller has not incurred any Tax liability in connection with the Business other than in the ordinary course of business. No deficiency in Taxes for any period has been asserted in writing by any taxing authority which remains unpaid at the date hereof (the results of any settlement being set forth in Schedule 3.5), no written inquiries or notices have been received by the Seller from any taxing authority with respect to possible claims for Taxes, neither the Seller nor the Shareholders have any reason to believe or have knowledge that such an inquiry or notice is pending or threatened, and to Seller's knowledge there is no basis for additional claims or assessments for Taxes. The Seller has not agreed to the extension of the statute of limitations with respect to any Tax Return or tax period. The Seller has delivered to the Purchaser all requested copies of the federal and state income or franchise or other type of Tax Returns filed by the Seller for the past three years.

          3.6.  Material Changes.
                -----------------

          Except as set forth on Schedule 3.6 hereto, since March 31, 1996, to Seller's knowledge there has not been (i) any material adverse change in the Assets, the operations, prospects, or condition (financial or otherwise) of the Business or of the Seller, (ii) any damage, destruction or loss, whether or not covered by insurance, affecting the Assets, the operations, prospects or condition (financial or otherwise) of the Seller's Business, (iii) any material increase in the rate of compensation payable or to become payable by the Seller to any of its employees engaged in the conduct of the Business or any material increase in the rate of the amounts paid, payable or to become payable under any bonus, insurance, pension or other benefit plan, or any arrangement made for or with any such employees, (iv) any material actual or threatened trouble or disruption of the Seller's relations with its agents, customers, or suppliers, with respect to the Business, (v) any resignations or threatened resignations of employees of the Business with salaries exceeding $50,000; or (vi) any material liability incurred with respect to the Business, other than liabilities incurred in the ordinary course of business consistent with past practice, or any lien or encumbrance discharged or satisfied with respect to the Business or the Assets, or any failure to pay or discharge when due any liability of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to the Business or any of the Assets.

          Except as set forth on Schedule 3.6 hereto, there has been no amendment, waiver or termination of any material agreement, contract, commitment, lease, plan, permit, authorization or arrangement ("Contract or License") which has been delivered to Purchaser in connection with its due diligence review, or any other Contract or License, which materially relates to the Seller or the Business, or any waiver of any rights of substantial value with respect to the Business or the Assets, whether or not in the ordinary course of business.

          3.7.  Legal Proceedings; Compliance with Law.
                ---------------------------------------

                (a) Except as set forth on Schedule 3.7(a), to Seller's knowledge there is no lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry ("Litigation") that is pending or, to the Seller's and the Shareholders' knowledge, threatened against or related to or otherwise affecting the Seller, the Business, the Assets or any property leased or rented to the Seller. There has been no material Default (defined below) under any Regulations (defined below) applicable to the Seller with respect to the Business or the Assets, including Regulations relating to pollution or protection of the environment. As used in this Agreement, "Default" means (a) a breach, default or violation, or (b) the occurrence of an event that with the passage of time or the giving of notice, or both, would constitute a breach, default or violation. As used in this Agreement, "Regulation" means any statute, law, ordinance, regulation, order or rule of any federal, state, local, foreign or other governmental agency or body or of any other type of regulatory body, including, without limitation, those covering environmental, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

                (b) Without limiting the generality of Section 3.7(a), there has not been at any time since the Seller's inception, or otherwise to the knowledge of the Seller or the Shareholders (i) any Environmental Condition (defined below) at or relating to the premises at which the Business has been conducted, or at or relating to any property owned, leased or operated by the Seller (or any predecessor thereof) with respect to the Business at any time, or at or relating to any property at which wastes generated by the Seller or the Business have been deposited or disposed of, nor has the Seller received written notice of any such Environmental Condition, or (ii) any written notice received by the Seller that the Seller violated any Regulation or Environmental Law governing the shipment or storage of hazardous materials. "Environmental Condition" means any condition or circumstance, whether created by the Seller or any third party, that (i) requires abatement or correction under an Environmental Law (defined below), (ii) is reasonably likely to give rise to any civil or criminal liability under an Environmental Law, or (iii) is reasonably likely to create a public or private nuisance, including, but not limited to, the presence of asbestos, PCBs, hazardous substances, radioactive waste or radon. "Environmental Law" includes all Statutes and Regulations relating to pollution or protection of the environment as well as any principles of common law under which a party may be held liable for the release or discharge of any materials into the environment including, but not limited to, nuisance and trespass.

                (c) The Seller has obtained all governmental permits, licenses, registrations, certificates of occupancy, approvals and other authorizations (the "Governmental Permits"), all of which are listed in Schedule 3.7(c) along with their respective expiration dates, that are required for the complete operation of the Business as presently operated and that if not obtained could have a material adverse effect on the Business. To Seller's knowledge, all of the material Governmental Permits are presently valid and in full force, and, to the Seller's knowledge, no revocation, modification, cancellation or withdrawal thereof has been threatened. The Seller has filed such timely and complete renewal applications as may be required with respect to its Governmental Permits that if not obtained would have a material adverse effect on the Business. The Seller is in full compliance with its Governmental Permits. The assignment of such Governmental Permits to Purchaser hereunder will not require any filing, consent or approval, except as specified on Schedule 3.7(c).

          3.8.  Intellectual Property.
                ----------------------

                (a) The Seller owns or has the legal right to use without limitation and payment of royalties, the patents, patent applications, inventions, copyrights, trademarks, trade names, licenses, software (whether existing and under development) and other legally protectable rights used in its business and described in Schedule 3.8 ("the Intellectual Properties"), each of which is included in the Assets. Except to the extent set forth in Schedule 3.8, all the Intellectual Properties are valid and in good standing, freely assignable, and are subject to no material liens, charges, contractual rights or, to the Seller's and the Shareholders' knowledge, claims or other interests of any other person and are adequate and sufficient to permit the Company to conduct the Business. Except as set forth on Schedule 3.8, no rights under any patents, inventions, copyrights, trademarks, trade names, licenses or other legally protectable rights owned solely or partially by others, including directors, officers or employees of the Seller, are required by the Seller in connection with the conduct of the Business, and the consummation of the transactions contemplated by this Agreement will not materially alter or impair any such rights.

                (b) The Seller and the Shareholders have no knowledge of, and have received no notice to the effect that any product the Seller manufactures or sells or distributes or any services the Seller provides, or the marketing or use by the Seller or another of any such product or service, may infringe any patent, trademark, trade name, copyright or legally protectable right of another. All trade secrets, if any, owned or used by the Seller are, to the Seller's and the Shareholders' knowledge, owned free of any adverse claims, rights or encumbrances as to its exclusive rights thereto, and the Seller has used reasonable efforts to protect its rights to continued secrecy thereof.

          3.9.  Distributors, Customers or Suppliers.
                ------------------------------------

          Except as set forth in Schedule 3.9, the Seller is not aware that any customer, distributor or supplier intends to cease doing business with the Seller or to alter materially the amount of business done with Seller due to consummation of the transactions contemplated by this Agreement or any other reason. Schedule 3.9 lists all customers, distributors and suppliers of the Seller during the prior twelve months.

          3.10.  Acquired Shares.
                 ---------------

          In acquiring the Acquired Shares, the Seller acknowledges, and to the extent provided in Schedule 3.10, represents and warrants to the Purchaser those matters set forth on Schedule 3.10.

          3.11.  Financial Statements; No Undisclosed Liabilities
                 ------------------------------------------------

          The Seller delivered to the Purchaser balance sheets of the Business as of November 26, 1993, November 25, 1994, November 24, 1995, and March 31, 1996, and the related statements of operations, cash flows and retained earnings, together with the notes thereto, if any, for the periods then ended, which financial statements, except for the statement of March 31, 1996, have been audited by the certified public accountants of the Seller (all of the foregoing, the "Financial Statements"). The Financial Statements are true and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied consistently throughout the periods involved. The Financial Statements fairly present the financial position of the Business as of the dates thereof and the results of the operations of the Business and its cash flows for the periods indicated. The balance sheets contained in the Financial Statements fairly reflect all liabilities of the Business of the types normally reflected in balance sheets prepared in accordance with generally accepted accounting principles except for ordinary adjustments customarily made to interim financial statements in accordance with generally accepted accounting principles. Except as set forth on Schedule 3.11, the Seller has no liabilities or obligations (absolute, accrued, fixed, contingent liquidated, liquidated or otherwise) except liabilities arising in the ordinary course of the Business consistent with past practice which are not required under generally accepted accounting principles to be disclosed or reserved in its Financial Statements, as defined in Section 3.11.

          True and correct copies of the Financial Statements are attached hereto as Schedule 3.11.

          3.12.  Real Property.
                 -------------

                 (i) The Seller operates the Business on three parcels of real property. One parcel is located at 40 Rogers Road (the "3rd Party Property"). Another parcel is located at 46 Rogers Road, Ward Hill, Haverhill, Massachusetts (the "RRT Property"). The Seller leases the RRT Property at 46 Rogers Road pursuant to a lease agreement with the trustees of The Rogers Road Realty Trust (the "RRT Lease"), a trust of which the Shareholders are the sole beneficiaries. The 3rd Party Property located at 40 Rogers Road is leased from Ryden Park Master Trust pursuant to a lease dated September 15, 1992 (the "3rd Party Lease"). The final parcel is located at 1670 South Amphlett Boulevard in San Mateo, California (the "San Mateo Property"). The 3rd Party Lease is attached hereto as Exhibit 3.12. The San Mateo Property, 3rd Party Property and RRT Property together are referred to as the "Leased Parcels."

                 (ii) The Seller has not received written notice of any governmental assessments made against the Leased Parcels which are unpaid (except any ad valorem taxes for the current tax year which are due or payable and not delinquent).

                 (iii) The Seller has not received any written notice of any violation of any laws, rules, regulations or ordinances (including, without limitation, zoning and environmental laws, regulations or ordinances) relating to the Leased Parcels or requesting or requiring the performance of any repairs, alterations or other work in order so to comply.

                 (iv) The Seller has not received written notice of any assessment for public improvements or otherwise which is due and remains unpaid with respect to any portion of the Leased Parcels and the Seller has not received any written notice of any currently proposed or pending assessment for public improvements or otherwise with respect to the Leased Parcels.

                 (v) The plumbing, heating, electrical, ventilation and air conditioning systems, elevator systems and all other mechanical systems and equipment at the buildings and other improvements constituting a part of the RRT Property and such similar systems which it is required to maintain in regards to the 3rd Party Property are in good working order, subject to normal wear and tear and the age and condition of the RRT Property and the 3rd Party Property, respectively.

                 (vi) To the Seller's and Shareholders' knowledge, the Leased Parcels (or uses to which they are put) materially conform in all respects with all applicable zoning regulations or ordinances.

                 (vii) The 3rd Party Lease is in full force and effect and Seller has received no written notice of any material default and Seller knows of no event or condition currently existing which would constitute a material default or breach of the 3rd Party Lease.

          3.13.  Licenses.
                 --------

                 (i) Except as listed on Schedule 3.13, the Business does not produce or distribute any product, or perform any service under a proprietary license granted by another entity and has not licensed its right in any current or planned products, designs or services to any other entities involving consideration and/or liability of $1,000.00 or more.

                 (ii) The Seller has the right to use all computer software, including all property rights constituting part of the computer software, used in connection with and material to the operation of the Business (the "Computer Software"). A list of all written licenses pertaining to the Computer Software with a replacement cost of $2,500.00 or more is set forth in Schedule 3.13(ii) attached hereto (the "Licenses"). To the Seller's knowledge, the Licenses are valid or enforceable by the Seller and are transferable to Purchaser without further action except as set forth in Schedule 3.13(ii). Except as listed in
Schedule 3.13(ii), the Seller has not granted any licenses to use the Computer Software or any sub-licenses with respect to any of the Licenses, involving consideration and/or liability of $2,500.00 or more.

           3.14.  Accounts Receivable; Inventories and Equipment.
                  ----------------------------------------------

           The accounts receivable of the Business that are being acquired by Purchaser are in their entirety valid accounts receivable (subject to allowances as reported in the Financial Statements), arising in the ordinary course of business. The inventories and equipment of the Business are in all material respects merchantable and fully usable in the ordinary course of business.

           3.15.  Contractual and Other Obligations.
                  ---------------------------------

           Set forth in Schedule 3.15 attached hereto is a list and brief description of all (i) written and oral contracts, agreements, licenses, leases, arrangements and other documents to which the Seller is a party and which relate to the Business or by which the Business or any of the assets of the Business is bound (including, in the case of loan agreements, a description of the amounts of any outstanding borrowings thereunder and the collateral, if any, for such borrowings); (ii) obligations and liabilities of the Seller pursuant to uncompleted orders for the purchase of materials, supplies, equipment and services for the requirements of the Business with respect to which the remaining obligation of the Seller is in excess of $10,000.00; and (iii) material contingent obligations and liabilities of the Seller related to the Business; all of the foregoing being hereinafter referred to as the "Contracts". To Seller's knowledge neither the Seller nor any other party is in material default in the performance of any covenant or condition under any Contract and no written claim of such a default has been received by Seller and no event has occurred which with the giving of notice or the lapse of time would constitute a material default under any covenant or condition under any Contract. Except as disclosed on Schedule 3.15, the Seller is not a party to any Contract which would terminate or be adversely affected by the consummation of the transactions contemplated by this Agreement. The Seller has provided Purchaser true, correct and complete copies of all written Contracts requested by Purchaser and descriptions of all oral Contracts. None of Seller's sales employees are paid on a commission basis.

          3.16.  Compensation.
                 ------------

          Set forth in Schedule 3.16 attached hereto is a list of all oral agreements that modify at-will employment conditions and all written employment contracts. The Seller warrants that the transactions contemplated by this Agreement will not result in any liability for severance or separation pay to any employee or independent contractor of the Business. The Shareholders have not informed (in writing, orally, or by implication) any employee or independent contractor providing services to the Business that such person will receive any increase in compensation or benefits or any ownership interest in the Business other than salary or wage increases in excess of five percent. Except as set forth on Schedule 3.16, Seller has not made any oral, written or implied promises or representations of continued employment to any of its employees, nor any promises or representations of any kind concerning Purchaser's intentions, if any, with respect to hiring, retention, continued employment, wages, fringe benefits or other employment matters.

          3.17.  Employee Benefit Plans.
                 ----------------------

          Schedule 3.17 attached hereto sets forth all accrued and unpaid vacation and all earned sick days for all of Seller's employees as of the date hereof. Seller will update this Schedule 3.17 as of Closing. Except as set forth in Schedule 3.17, the Seller does not maintain or sponsor, nor is it required to make contributions to, any pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plan. All pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA"), in which the employees participate (such plans and related trust, insurance and annuity contracts, funding media and related agreements and arrangements being hereinafter referred to as the "Benefit Plans") materially comply with all requirements of the Department of Labor and the Internal Revenue Service, and with all other applicable laws, and the Seller has not taken or failed to take any action with respect to the Benefit Plans which might create any liability on the part of the Seller or the Purchaser. Each "fiduciary" (within the meaning of Section 3(21)
(A) of ERISA) as to each Benefit Plan has materially complied with all requirements of ERISA and all other applicable laws in respect of each such Benefit Plan. The Seller has furnished to the Purchaser copies of all Benefit Plans and all financial statements, actuarial reports and annual reports and returns filed with the Internal Revenue Service with respect to such Benefit Plans for a period of two years prior to the date hereof. Such financial statements and actuarial reports and annual reports and returns are true and correct in all respects, and none of the actuarial assumptions underlying such documents have changed since the respective dates thereof. In addition:

                 (i) the Seller does not maintain, sponsor or contribute to, and has never maintained, sponsored or contributed to, any "defined benefit plan" (within the meaning of Section 3(35) of ERISA);

                 (ii) the Seller does not maintain, sponsor, contribute to, and has never maintained, sponsored or contributed to, any "Multiemployer Plan" (within the meaning of Section 3(37) or 4001(a) (3) of ERISA;

                 (iii) Except as set forth on Schedule 3.17, the Seller does not maintain, sponsor or contribute to, and has never maintained, sponsored or contributed to, any "defined contribution plan" (within the meaning of Section 3(34) of ERISA);

                 (iv) other than claims in the ordinary course for benefits with respect to the Benefit Plans, to the Seller's or Shareholders' knowledge there are no actions, suits or claims (including claims for income Taxes, interest, penalties, fines or excise Taxes with respect thereto) pending with respect to any Benefit Plan, or any circumstances which might give rise to any such action, suit or claim (including claims for income Taxes, interest, penalties, fines or excise Taxes with respect thereto);

                 (v) all materially required reports, returns and similar documents with respect to the Benefit Plans required to be filed with any governmental agency have been so filed on or before their due date;

                 (vi) the Seller has no obligation to provide health or other welfare benefits to former, retired or terminated employees, except as specifically required under Section 4980B of the Code or Section 601 of ERISA. The Seller has materially complied with the notice and continuation requirements of Section 4980B of the Code or Section 601 of ERISA and the regulations thereunder.

          3.18.  Labor Relations and Employment Matters.
                 --------------------------------------

          (a) Labor Relations.    None of the Seller's employees is represented
              ---------------
by any labor union. There have been no material violations of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices or work conditions of the Seller in connection with the Business or the terms and conditions of employment or wages and hours. The Seller, in connection with the business, is not engaged in any unfair labor practice or other unlawful employment practice and there has not been, nor to the knowledge of the Seller or any of the Shareholders is there threatened or contemplated any charges of unfair labor practices or other employee-related complaints or investigations pending or threatened against the Seller before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Review Commission, the Internal Revenue Service, the Pension Benefit Guaranty Corporation, the Immigration and Naturalization Service, the Department of Labor, the state or local equal employment opportunity authority, state department of labor (or labor commission or wage and hour occupational safety and health authority, state authority), state workers' compensation authority, state unemployment insurance/compensation authority or any other federal, state, local or other governmental authority. There is no strike, picketing, slowdown, work stoppage, grievance or organizational attempt pending against Seller nor, to the knowledge of the Seller or any of the Shareholders, threatened against or involving the Business. No issue with respect to union representation is pending against Seller nor to the knowledge of the Seller or any of the Shareholders, threatened with respect to the employees of the Business. No union or collective bargaining unit or other labor organization has ever been certified or recognized by the Business as the representative of any of the employees of the Business.

          (b) No Litigation. To the best of Seller's and all of the
              -------------
Shareholders' knowledge, no wrongful discharge, breach of contract (written, oral or implied), discrimination, defamation or other employment-related litigation of any kind is pending or threatened against Seller, nor does any basis therefor exist.

          (c) Compliance with IRCA and COBRA.  Seller warrants that Seller has
              ------------------------------
complied with all requirements and regulations under the Immigration Reform and Control Act of 1986 ("IRCA"), concerning the review, collection and retention of evidence of the legal right of each of Seller's covered employees to live and work in the United States (including, but not limited to, Immigration and Naturalization Service "I-9" forms), and under Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), concerning providing eligible employees and dependents notice of their rights to continue group health insurance coverage, if any, at rates permitted by COBRA in the event of certain qualifying events.

          (d) Compliance with WARN.   Provided Purchaser hires substantially all
              --------------------
employees of the Business as of Closing and continues to operate the Business in substantially its present form at its present location, Seller warrants that Seller's sale of the Business and Seller's termination of all employees does not implicate or violate any of the requirements or regulations under the Worker Adjustment and Retraining Notification Act of 1988 ("WARN ACT"), and Seller represents and warrants that Seller is not required to give employees and labor organizations and local governmental authorities sixty (60) days' advance notice of any "plant closing" or "mass lay-off," as defined in the WARN Act, or, if required, Seller shall properly give such notice before the Closing Date.

          3.19.  Increases in Compensation or Benefits.
                 -------------------------------------

          Except as set forth in Schedule 3.19 attached hereto, subsequent to December 31, 1995, there have been no increases in the compensation of any such employee's current salary payable or to become payable to any of the employees of the Seller in connection with the Business and there have been no payments or provisions for any awards, bonuses, stock options, loans, profit sharing, pension, retirement or welfare plans or similar or other disbursements or arrangements for or on behalf of such employees (or related parties thereof), in each case, other than (i) pursuant to currently existing plans or arrangements, if any are set forth in Schedule 3.17 or (ii) as was required from time to time by governmental legislation affecting wages. Except as set forth in Schedule 3.19, all bonuses heretofore granted to employees of the Business have been paid in full to such employees.

          3.20.  Insurance.
                 ---------

          The Seller, in connection with the Business, maintains insurance policies covering all the material Assets and properties of the Business and the various occurrences which may arise in connection with the operation of the Business. Such policies are in full force and effect and, no premiums are more than (30) days past due. The Seller, in connection with the Business, has complied with all the material provisions of such policies. To Seller's knowledge such insurance is of comparable amounts and coverage as that which companies engaged in similar businesses maintain in accordance with reasonable business practices. A complete list and brief description of such insurance policies is set forth in Schedule 3.20. To Seller's knowledge neither the Seller nor any of the Shareholders has knowledge of any written notices of any pending or threatened termination or premium increases with respect to any of such policies. Neither the Seller, in connection with the Business, nor the Business has had any casualty loss or occurrence which may give rise to any claim of any kind not covered by insurance and neither the Seller nor any of the Shareholders has knowledge of any occurrence which may give rise to any claim of any kind not covered by insurance, subject to a reasonable deductible. To Seller's knowledge all claims against the Seller, in connection with the Business, or the Business covered by insurance have been reported to the insurance carrier on a timely basis. To Seller's knowledge none of the insurance policies of the Seller, in connection with the Business, or the Business will terminate or be adversely affected by the consummation of the transactions contemplated by this Agreement.

          3.21.  Conduct of Business.
                 -------------------

          Except as listed on Schedule 3.21 attached hereto, the Seller is not restricted from conducting the Business in any location by agreement or court decree.

          3.22.  Allowances.
                 ----------

          The Seller has no obligation to make allowances to any customers, except allowances in the ordinary course of business.

          3.23.  Use of Names.
                 ------------

          All names under which the Seller currently conducts the Business are listed in Schedule 3.23, attached hereto. Except as listed in Schedule 3.23, to the Seller's and all of the Shareholders' knowledge there are no other persons or businesses conducting businesses similar to those of the Seller in the State of Massachusetts having the right to use any of the names set forth in Schedule
3.23 or any variants of such names; and no person or business has ever attempted to restrain the Seller from using such names or any variants thereof

          3.24.  Power of Attorney.
                 -----------------

          Except as listed in Schedule 3.24 attached hereto, the Seller has not granted any power of attorney (revocable or irrevocable) to any person, firm or corporation for any purpose whatsoever.

          3.25.  Accounts Payable. Indebtedness. Etc.
                 -----------------------------------

          The accounts and notes payable and accrued expenses reflected on the March 31, 1996 Balance Sheet and the accounts and notes payable and accrued expenses incurred by the Seller in connection with the Business after the date of such Balance Sheet are in all respects valid claims that arose in the ordinary course of business. Since March 31, 1996, the accounts and notes payable, accrued expenses and debts of the Seller in connection with the Business have been paid in a manner consistent with past practice.

          3.26.  Licensure, Etc.
                 --------------

          To the Seller's knowledge, each individual employed or contracted with by the Seller in connection with the Business, who is required to be licensed by any governmental entity to perform his or her job services is duly licensed to provide such services and is otherwise in material compliance with all federal, state and local laws, rules and regulations relating to such professional licensure and otherwise meets the qualifications to provide such services.

          3.27.  Bank Accounts.
                 -------------

          Set forth in Schedule 3.27 attached hereto is a list of all bank accounts maintained in the name of the Seller, in connection with the Business, and a brief description of the persons having power to sign with respect to each such account.

          3.28.  Books and Records.
                 -----------------

          The books and records of the Business are complete and correct in all material respects, have been maintained in accordance with good business practices and in all material respects accurately reflect the basis for the financial position and results of operations of the Business set forth in the Financial Statements.

          3.29.  Location of Business and Assets.
                 --------------------------------

          Set forth in Schedule 3.29 attached hereto is each location (specifying state, county and city) where the Seller, in connection with the Business, (i) has a place of business, (ii) owns or leases real property and
(iii) owns or leases any other property, including inventory, equipment and furniture.

          3.30.  Accuracy of Information.
                 ------------------------

          No representation or warranty by the Seller in this Agreement and no information contained therein or otherwise delivered to the Purchaser or in connection with the sale of the Assets and other transactions ancillary thereto (but excluding text contained in drafts of this Agreement not retained in the executed version) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

          3.31.  Knowledge Defined.
                 ------------------

          Whenever any representation (including all subsequent words and phrases in the sentence containing such representation to the "knowledge" of Seller) is made to the "knowledge" of the Seller, it shall mean the actual knowledge of Robert R. Romano, Wayne R. Ewald, Don Schiffgens, Steve Lesiker, Ken Kozdra, Lisa Jackson and Deborah Lavasseur, including the actual knowledge of facts which with reasonable efforts would disclose the actual knowledge of the matter represented. Whenever any representation is made to the knowledge of the Shareholders, it shall be limited to the actual knowledge of either Robert
R. Romano or Wayne R. Ewald, and specially excludes the knowledge of Kenneth J. Moore.

     4.   Representations and Warranties of the Purchaser.
          ------------------------------------------------

          The Purchaser hereby represents and warrants to the Seller as follows:

          4.1.  Organization and Good Standing.
                -------------------------------

          The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, lease and operate its properties and to transact its business as it is now being conducted.

          4.2.  Authority and Compliance.
                -------------------------

          The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Registration Rights Agreement, have been duly and validly authorized by the Purchaser's Board of Directors and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, including, without limitation, the Registration Rights Agreement. Purchaser has all requisite corporate power to execute and deliver this Agreement and to perform the transactions contemplated hereby, including, without limitation, the Registration Rights Agreement. The consummation by Purchaser of this Agreement and the transactions contemplated hereby is not prohibited by, and does not violate any provision of or result in any breach of (or give rise to any right of termination, cancellation or acceleration under) (i) any judgment, order or decree applicable to Purchaser, (ii) the Articles of Incorporation or Bylaws of Purchaser, or (iii) any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement to which Purchaser is a party or by which it is bound, and has not resulted and will not result in the creation or imposition of any lien, security interest or encumbrance in favor of any third party on any of Purchaser's assets.

          This Agreement has been duly executed and delivered by Purchaser and, assuming due execution and delivery by Seller, is a valid and legally binding obligation of Purchaser enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally. Such execution, delivery and performance does not require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except for filings as may be required under the Securities Act, the Exchange Act, state securities or blue sky laws.

          4.3.  Compliance with 1934 Act.
                -------------------------

          Since becoming subject to the Securities and Exchange Act of 1934 (the "1934 Act"), Purchaser has complied in all material respects with the reporting requirements under the 1934 Act.

          4.4.  Delivery of Forms 8-K.
                ----------------------

          From the date of execution of this Agreement until the Closing Date, Purchaser will timely deliver to Seller copies of all Form 8-Ks filed with the Securities and Exchange Commission ("SEC") with respect to the transactions contemplated hereby, at least 3 days prior to such filings.

          4.5  Validity of Acquired Shares.
               ----------------------------

          The Acquired Shares will be duly authorized by all necessary corporate action of the Purchaser and, when issued and delivered to, and paid for by the Seller, pursuant to and provided in this Agreement, will be validly issued, fully paid and nonassessable.

     5.   Conduct of Business Pending the Closing; Other Covenants.
          ----------------------------------------------------------

          From the date hereof to the Closing:

          5.1  Conduct of Business.
               --------------------

          The Seller shall conduct the Business in its ordinary course and in such a manner that on the Closing Date the representations and warranties of the Seller and the Shareholders contained in this Agreement shall be true as though such representations and warranties were made on and as of such date. Furthermore, the Seller and the Shareholders will use their best efforts to cause all of the conditions to the obligations of the Purchaser under this Agreement to be satisfied on or prior to the Closing Date. Without limiting the above:

          (a)  Operation of the Business.  The Seller shall not make a purchase,
               --------------------------
sale or lease in respect of the Business, or introduce any new method of management accounting or operation in respect of the Business, except in the ordinary course of business.

          (b)  Accounts Receivable. The Seller shall not fail to maintain sales
               --------------------
or accounts receivable on a normal basis or change the cash equivalent accounts or the methods or procedures for billings collecting, or recording customer accounts receivable or reserves for doubtful accounts.

          (c)  No Loans, Advances, Etc.  The Seller shall not make any loans or
               ------------------------
advances, debt repayments or interest payments other than as called for under instruments existing as of this date, or forgive any obligation of, or grant pay raises, bonuses or awards, or unusual salary or other payments, disbursements or other distributions directly or indirectly, in any form to any Shareholder, management personnel of the Business or any relative of any such persons, or entities or persons affiliated with or related to any such persons, except for debt repayments as called for under existing instruments and distributions for subchapter "S" tax purposes.

          (d) Books and Records.  The Seller shall maintain the books and
              ------------------
records of the Business in accordance with reasonable business practices, on a basis consistent with prior practice.

          (e)  Compliance with Laws. The Seller shall use its best efforts to
               ---------------------
materially comply with all statutes, ordinances, regulations, orders, judgments and decrees of every court or governmental entity or agency applicable to the Business, to the conduct of the Business and perform all of its obligations with respect thereto without material default.

          (f) Maintenance of Insurance. The Seller shall maintain and pay all
              -------------------------
premiums with respect to such policies of insurance as are currently held in the name of the Business.

          5.2.  Access.
                -------

          The Seller shall give to the Purchaser and its accountants, counsel and other representatives full access, without unreasonably interfering with business operations, to all of the Seller's employees, properties, books, contracts, commitments and records and to furnish to the Purchaser all such documents, records and information with respect to the Seller's affairs as the Purchaser shall from time to time reasonably request; provided, however, any access to Seller's employees shall be approved by Don Schiffgens prior to such access.

          5.3.  Maintenance of the Assets.
                --------------------------

          The Seller shall take all actions necessary to maintain and service the Assets consistent with past practice. The Seller shall not, directly or indirectly, sell (other than in the ordinary course of its business) or encumber all or any part of the Assets or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing without cause.

          5.4.  Employees and Business Relations.
                ---------------------------------

          The Seller shall use its best efforts to keep available the services of its present employees and agents engaged in the conduct and to maintain its relations and goodwill with its suppliers, customers, distributors and any others having business relations with it and will not, without Purchaser's consent, hire additional employees.

          5.5.  Litigation and Adverse Developments During Interim Period.
                ----------------------------------------------------------

          The Seller will promptly advise the Purchaser in writing of the threat or commencement of any Litigation against or involving the Business or the Assets or of the occurrence of any material development of a nature that is or may be adverse to the operations, prospects or condition (financial or otherwise) of the Business or the Assets.

          5.6.  Information and Update Schedules.
                ---------------------------------

          The Seller shall promptly disclose to Purchaser any information contained in its representations and warranties or the Schedules to this Agreement which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of the Seller or the Shareholders or the Schedules hereto for the purposes of Section 6 or 9 hereof, unless Purchaser shall have consented thereto in writing.

          5.7   Claims.
                -------

          The Seller shall not waive, cancel, sell or otherwise dispose of for less than the face value thereof any claim or right in an amount or value exceeding $25,000.00 the Seller has against others.

          5.8.  Cooperation.
                ------------

          The Seller shall cooperate with the Purchaser, do all things reasonable to assist the Purchaser and use reasonable efforts to obtain all consents and approvals necessary for the consummation of the transactions contemplated hereby, including the furnishing of all financial and other information reasonably required by the party whose consent or approval is being sought.

          5.9.  Business Acquisition Proposal.
                ------------------------------

          The Seller and the Shareholders covenant and agree, from and after the date of this Agreement and until the Closing, it or they shall not, (i) take any action to solicit any Business Acquisition Proposal (as hereinafter defined) or (ii) engage in negotiations with, or disclose any nonpublic information relating to the Business or afford access to the properties, books or records of the Business to, any person or entity that may be considering making, or has made, a Business Acquisition Proposal. For purposes of this Agreement, "Business Acquisition Proposal" means any offer or proposal for, or any indication of interest in, the acquisition of any majority interest in, a merger or other combination involving the Business or the acquisition of a substantial portion, of the Assets or Business, other than the transactions contemplated by this Agreement.

         5.10.  Goodwill; Publicity.
                --------------------

         The Seller covenants and agrees that (i) it will not take or omit to take any action, either before or after the Closing which will directly impair the goodwill of the Business or the business reputation or good name of the Business and (ii) all publicity (whether written or oral) and notices to third parties concerning the purchase of the Assets and other transactions contemplated by this Agreement shall be subject to the prior written approval of the Purchaser, which approval shall not be unreasonably withheld by the Purchaser. Prior to Closing, Purchaser shall obtain Seller's prior approval (except when Purchaser must comply with Federal and State Securities laws) of any notice or press release concerning the transactions contemplated hereby, which approval shall not be unreasonably withheld.

          5.11.  Correspondence, Etc.
                 --------------------

          The Seller and Shareholders covenant and agree that, after the Closing they or it will deliver to the Purchaser, promptly after the receipt thereof, all inquiries, correspondence and other materials received by it from any person or entity relating to the Business, or the transactions contemplated by this Agreement.

     6.   Conditions Precedent to Purchaser's Obligations.
          ------------------------------------------------

          All obligations of Purchaser to consummate the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived by Purchaser in its sole discretion:

          6.1.  Representations and Warranties.
                -------------------------------

          The representations and warranties of the Seller and the Shareholders contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects on and as of the Closing Date. The Seller and the Shareholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with in all material respects by them prior to or at the Closing, and the Seller and the Shareholders shall have delivered to the Purchaser a certificate dated the Closing Date to such effect. As used in this Agreement, "all material respects" or a "material adverse effect" or similar language means that the aggregate expense, liability, cost and reduction in income to Purchaser from all misrepresentations, failures of warranties, and representations and warranties limited by "materiality" do not exceed $25,000. When the word "material" or a variant thereof is used in a representation or warranty in this Agreement, such usage shall qualify all subsequent words and phrases in the sentence containing such representations or warranties being qualified as to materiality.

          6.2.  Legal Matters.
                --------------

          No Litigation shall have been brought or shall have been threatened which questions the validity or legality of, or in the opinion of the Purchaser would make, the transactions contemplated hereby in the manner herein provided imprudent or unadvisable in the light of any applicable law, rule or regulation.

          6.3   Material Damage; Materially Adverse Change.
                -------------------------------------------

          The Business, Assets, and their operations, prospects and condition (financial or otherwise) shall not have been and shall not be threatened to be materially adversely affected in any way as a result of fire, explosion, earthquake, disaster, accident, labor dispute, resignation of key personnel, flood, action of governmental body or agency, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy or any other event or occurrence.

          6.4.  Environmental Review.
                ---------------------

          Purchaser shall have conducted such investigations and assessments and become satisfied with the results thereof as it, in its sole discretion, deems appropriate in connection with material environmental and pollution conditions (being any conditions which would be required under applicable laws, rules and regulations to be reported to any Federal, State, regulatory, or local governmental agency) relating to the Business, the Assets and the Leased Premises.

          6.5.  Ancillary Documents and Agreements.
                -----------------------------------

          All parties (other than Purchaser) shall have executed and delivered the Documents and Agreements described in Schedule 6.5.

          6.6.  Approval of Counsel and Other Documents.
                ----------------------------------------

          All steps to be taken and all resolutions, papers and documents to be executed, and all other legal matters in connection with the transactions contemplated by this Agreement shall be subject to the reasonable approval of counsel for the Purchaser.

          6.7.  Corporate Approvals.
                --------------------

          The Seller shall have delivered to the Purchaser certified resolutions of its Board of Directors authorizing the transactions contemplated by this Agreement. This Agreement and the transactions contemplated hereby shall have been approved by all of the Seller's shareholders in accordance with applicable law and the Articles of Incorporation and Bylaws of the Seller.

          6.8.  Legal Opinion.
                --------------

          Purchaser shall have received from Maselan & Jones, P.C., counsel for Seller and the Shareholders, an opinion dated the Closing Date, in form and substance satisfactory to Purchaser and its counsel that:

          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of Massachusetts and has all necessary corporate power to own its properties as now owned and operate its business as now operated;

          (b) All corporate proceedings required by law or by the provisions of this Agreement to be taken by Seller on or before the Closing Date in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, have been duly and validly taken;

          (c) This Agreement has been duly and validly authorized and, when executed and delivered by the Seller and Shareholders, will be valid and binding on the Seller and the Shareholders and enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

          (d) Except as set forth in Schedule 3.7(a) to this Agreement, such counsel does not know of any suit, action, arbitration or legal, administrative or other preceding or governmental investigation pending or threatened against or affecting Seller or its business or any of its properties, or financial or other condition;

          (e) Except as otherwise provided in a Schedule attached to the Asset Purchase Agreement, neither the execution nor delivery of this Agreement nor the consummation of the transaction contemplated in this Agreement will constitute (i) a default, or an event that would with notice or lapse of time or both constitute a default under, or violation or breach of (A) Seller's Articles of Incorporation, Bylaws or (B) any indenture, license, lease, franchise, mortgage, instrument or other agreement, or law, statute, rule, regulation, judgment, order or decree to which Seller is a party, or by which Seller or the Assets may be bound, or (ii) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Seller or
   (iii) an event that would result in the creation or imposition of any lien, charge or encumbrance on any of the Assets;

          (f) To such counsel's knowledge and belief, every consent, approval, authorization or order of any court or governmental agency or body that is required for the consummation by Purchaser of the transactions contemplated by this Agreement has been obtained and will be in effect on the Closing Date;

          (g) All relevant provisions of Article 6 of the Uniform Commercial Code as currently in effect in the State of Massachusetts have been complied with in connection with the transactions contemplated by this Agreement provided, however, that such counsel's opinion as to compliance with Article 6 shall be limited by its reasonable reliance on any creditor list provided by Seller;

          (h) Nothing has come to such counsel's attention which would lead it to believe that the representations, warranties and covenants of Seller and Shareholders contained herein are other than as stated herein.

          6.9.  Due Diligence.
                --------------

          Purchaser shall be satisfied, in its reasonable discretion, with the results of its due diligence (other than the due diligence review set forth in Section 6.4) review of the Business and Assets, including, without limitation, conducting customer satisfaction surveys, provided however, Purchaser shall be deemed to waive this condition to Closing unless it provides notice to Seller to terminate this Agreement prior to June 12, 1996, or such date as extended by the mutual agreement of the parties.

          6.10.  Encumbrances and Taxes.
                 -----------------------

          All Encumbrances upon or affecting the Assets other than the Assumed Liabilities and the Permitted Encumbrances shall have been released, terminated or otherwise removed in a manner satisfactory to the Purchaser, however Encumbrances may be removed post-Closing if the lienholder provides Purchaser a written commitment stating such lienholder's irrevocable agreement to remove such encumbrances within five business days of Closing.

          Seller shall have delivered at Closing such tax clearance certificates from state and local taxing authorities as Purchaser may reasonably request.

          6.11.  Leases, Etc.
                 ------------

          All equipment and real property lessors shall have consented in writing to the transfer of Seller's rights and obligations to Purchaser or its assignee and all real property lessors shall have provided Purchaser Estoppel Certificates covering the matters referred to in Exhibit 6.11. Purchaser shall have renegotiated, on terms satisfactory to Purchaser in its sole discretion, the lease with Rogers Road Realty Trust for the RRRT Property (except that as to the monthly rental amount and term of lease, Purchaser acknowledges that the monthly rental amount and term of lease as set forth in the draft lease dated May 31, 1996, by and between Purchaser and RRRT, are satisfactory to Purchaser) and Purchaser shall have negotiated, on terms satisfactory to Purchaser, modifications to the lease for the 3rd Party Property. (See Section 3.13 for definitions.)

          6.12.  Financing.
                 ----------

          MIFA and GE Capital Public Finance shall have consented in writing to Purchaser's assumption of Seller's rights and obligations under the Master Sublease Purchase Agreement - December 29, 1995, Series 1995A ("the MIFA Lease Financing") and issued Estoppel Certificates covering the matters referred to in
Exhibit 6.11. Such consents shall include a modification to the MIFA Lease Financing limiting Addition Collateral (as defined therein) to equipment purchased with the ____________ Reserve Account.

          If Purchaser elects to pay off Seller's indebtedness to State Street Bank or Massachusetts Capital Resource Company, Seller shall obtain and deliver to Purchaser duly executed UCC-3 Forms from such creditors sufficient to release all of the creditors' security interest in the Assets.

          Seller shall also have obtained and delivered to Purchaser duly executed UCC-3 Forms from State Street Bank and the U.S. Small Business Administration, releasing all security interests held by such creditors with respect to Seller's guarantees.

          6.13.  Negotiation of Employment Agreements.
                 -------------------------------------

          Purchaser shall have negotiated and entered into 12 month employment agreements with Robert R. Romano and Wayne R. Ewald at compensation and terms satisfactory to Purchaser, to be effective at the Closing.

          6.14.  Seller Approvals.
                 -----------------

          Every other third party, to the extent that their consent is required under any existing agreement or applicable laws for the consummation of the transactions contemplated hereby, shall have granted such consent without subjecting the Purchaser to any condition which, in the reasonable judgment of Purchaser, shall adversely affect the Assets or the Business and such consent shall be in the form reasonably required by Purchaser.

     7.   Conditions Precedent to the Seller's Obligations.
          -------------------------------------------------

          All obligations of the Seller to consummate the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived by Seller in its sole discretion:

          7.1.  Representations and Warranties.
                -------------------------------

          The representations and warranties of the Purchaser contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true on and as of the Closing Date. The Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, and the Purchaser shall have delivered to the Seller and the Shareholders a certificate dated the Closing Date to such effect.

          7.2.  Legal Matters.
                --------------

          No Litigation shall have been brought or shall have been threatened which questions the validity or legality of, or in the opinion of the Seller would make, the transactions contemplated hereby in the manner herein provided imprudent or unadvisable in the light of any applicable law, rule or regulation.

          7.3.  Corporate Approvals.
                --------------------

          The Purchaser shall have delivered to the Seller certified resolutions of its Board of Directors authorizing the transactions contemplated by this Agreement.

          7.4.  Ancillary Documents.
                --------------------

          Purchaser shall have executed and delivered the documents and agreements listed in Schedule 6.5.

          7.5.  Legal Opinion.
                --------------

          Purchaser shall have furnished Seller with an opinion, dated the Closing Date, of Leland, Parachini, Steinberg, Flinn, Matzger & Melnick, L.L.P., counsel for Purchaser, in form and substance satisfactory to Seller and its counsel, to the effect that:

          (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to perform its obligations under this Agreement;

          (b) All corporate proceedings required by law or by the provisions of this Agreement to be taken by Purchaser on or before the Closing Date in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, have been duly and validly taken;

          (c) Purchaser has the corporate power and authority to acquire the Assets for the consideration set forth herein;

          (d) The consummation of the transaction contemplated by this Agreement does not violate or contravene any of the provisions of any charter, bylaw or resolution of Purchaser or of any indenture, agreement, law, statute, regulation, judgment, order or decree to which would Purchaser is a party or by which Purchaser is bound;

          (e) Nothing has come to such counsel's attention which would lead it to believe that the representations, warranties and covenants of Purchaser contained herein are other than as stated herein; and

          (f) This Agreement and the Registration Rights Agreement attached hereto has been duly and validly authorized and, when executed and delivered by Purchaser, will be valid and binding on Purchaser and enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

          (g) The Acquired Shares have been duly authorized by all necessary corporate action on the part of the Purchaser and, when issued and delivered to, and paid for by, the Seller pursuant to, and as provided in, the Asset Purchase Agreement, will be validly issued, fully paid and nonassessable.

In rendering its opinion, counsel for Purchaser may rely on certificates of officers of Purchaser and governmental authorities and on opinions of associate counsel, and to the extent opinions of associate counsel are relied upon by Purchaser's counsel, such opinions will run to the benefit of Seller and Seller's counsel.

          7.6.  Delivery of 1934 Act Filings.
                -----------------------------

          Purchaser shall have delivered to Seller all filings made by Purchaser to the SEC under the 1934 Act since filing its Form 10-K for fiscal year 1995 and no other filings by Purchaser are pending at the SEC.

          7.7  Employment Agreements.
               ----------------------

          Purchaser shall have delivered to Messrs. Romano and Ewald employment agreements in substantially the form of the Employment Agreements attached as exhibits hereto.

          7.8  Registration Rights Agreements.
               -------------------------------

          Purchaser shall have delivered registration rights agreements to the Shareholders in substantially the form of the Registration Rights Agreements attached as exhibits hereto.

          7.9  Material Adverse Condition.
               ---------------------------

          No event or condition, whether or not required to be reported or disclosed to any governmental entity, shall have occurred which affects the validity or legality of, or in the opinion of the Seller, would make the transactions contemplated hereby in the manner herein provided commercially unreasonable in light of any applicable law, rule or regulation.


     8.   Covenant Not to Compete.
          ------------------------

          As a material inducement to the Purchaser to enter into this Agreement, and acknowledging that the Seller and each of the covenanting Shareholders have established expertise and experience in the Business, the Seller and Robert Romano and Wayne Ewald (with Messrs. Romano and Ewald collectively the "Covenanting Shareholders") agree they shall not, at any time within the three-year period immediately following the date of Closing under this Agreement (the "Restricted Period"), directly or indirectly, engage in, or have any interest on behalf of itself or others in any person, firm, corporation or business (whether as an employee, officer, director, agent, security holder, creditor, partner, joint venturer, beneficiary under a trust, investor, consultant or otherwise) that engages within the Restricted Territory (defined below) in the Business, provided, however, the Covenanting Shareholders shall not be restricted by this Section from owning securities listed on a National Securities Exchange or regularly traded by national securities dealers, so long as such investment does not exceed 1.0% of the market value of the outstanding securities of such corporation. The "Restricted Territory" means worldwide. If the provisions of this Section 8 should ever be deemed to exceed the time or geographic limitations or any other limitations permitted by applicable laws, then such provisions shall be deemed reformed to the extent required permitted by applicable laws. The Seller and each Covenanting Shareholder specifically acknowledges and agrees that the remedy at law for any breach of the foregoing covenant will be inadequate and that the Purchaser or any affiliate thereof, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In addition, in any action to enforce the foregoing covenant by the Seller or a Covenanting Shareholder, the Purchaser shall be entitled to recover from the Seller or such Shareholder against whom enforcement is sought all costs and expenses incurred by the Purchaser in connection with such action, including without limitation reasonable attorneys' fees and expenses incurred by the Purchaser. The Seller and each Covenanting Shareholder acknowledges and understands that the Purchaser is relying upon the covenant made by the Seller in this Section 8 in proceeding with the Closing.

          At the end of the Restricted Period, Purchaser agrees to pay each Covenanting Shareholder who fully complies with his obligations hereunder, the sum of $100,000.

     9.   Closing
          -------

          9.1.  Time and Place of Closing.
                --------------------------

          The closing of the purchase and sale of the Assets as set forth herein (the "Closing") shall be held at the offices of Maselan & Jones, P.C., 50 Milk Street, Boston, Massachusetts 02109, on June 18, 1996 at 9:00 A.M., local time, or the earlier of (i) such time mutually agreed upon by Seller and Purchaser or
(ii) sixty (60) days from the execution hereof, provided, however, that the transactions entered into at the Closing shall be deemed to have occurred simultaneously, and shall become effective as if they had occurred at 12:01 A.M on the day after the Closing.

          9.2.  Tax Matters.
                ------------

          All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest), incurred in connection with this Agreement shall be borne and paid by the Seller when due, and the Seller will, at his own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, the Purchaser will join in the election of any such Tax Returns and other documentation.

          9.3.  Documents and Items to be Produced at Closing by Purchaser.
                -----------------------------------------------------------

          At the Closing, Purchaser shall (except as provided in subparagraph
(c)) deliver to Seller:

          (a) Federal funds wire transfer, certified check or other immediately available U.S. funds payable to the Seller in the amount of $7,772,182.14. Seller acknowledges that Purchaser has deposited with State Street Bank (the "Escrow Holder") $250,000 to be applied against the Purchase Price, which shall be released to Seller at Closing. If Purchaser defaults under its obligations under this Agreement and refuses to close the transaction as provided in Section 9.1, Seller will suffer damages and incur costs as a result of such default. Because it will be difficult to determine the exact amount of such damage, the parties agree that the deposit in the amount of $250,000 shall be paid to Seller as liquidated damages which the parties agree is a reasonable estimate of Seller's costs and damages. Such damages shall be Seller's sole remedy at law, equity or otherwise with respect to any breach of this Agreement by Purchaser which results in a failure to close this Agreement as contemplated in Section 9. If Seller breaches this Agreement or if Purchaser declines to close because of the failure of any condition set forth in Section 6, such deposit shall immediately be returned to Purchaser.

          (b) Three share certificates in equal amounts representing the Acquired Shares or irrevocable instructions to Purchaser's Transfer Agent to issue and deliver such certificates to Seller. No fractional shares need be delivered or issued. The value of any fractional shares will be paid to Seller at Closing by check.

          (c) Purchaser shall deposit with the Escrow Holder by Federal Funds wire transfer, certified check or other immediately available U.S. Funds the amount of $750,000, less the adjustment called for under Section 2.2, as tentatively determined by the parties by Closing, with such amount to be held in an interest bearing account.

          If the final determination under Section 2.2 increases the cash portion of the Purchase Price to more than $8,772,182.14 (increased or decreased by the tentative adjustments made as of the Closing), then the Purchaser shall, within 5 business days of such final determination, deposit with the Escrow Holder the additional amount due. If, and to the extent, the cash portion of the Purchase Price as finally determined is less than $8,772,182.14 (plus or minus the tentative adjustments determined as of closing), then within 5 business days after having received notice of such final determination from the Purchaser, Escrow Holder shall return such difference to Purchaser. The final determination of the adjustment to the cash portion of the Purchase Price shall be determined promptly (but in no event later than 45 days after ACT closes its books) after the Closing by Purchaser's certified public accountants, whose decision shall be final and binding on the parties; provided, however, that if Seller disputes such determination, the parties hereto agree to binding arbitration pursuant to the rules of the American Arbitration Association to determine the final adjustment pursuant to Section 2.2, with such arbitration to be held in Boston, Massachusetts. The Escrow Holder shall, within five (5) business days of receiving notice of the final adjustment, pay to Seller any additional amount necessary to reduce the escrow to $450,000.

          On January 31, 1997, or 195 days after Closing, whichever is later, Escrow Holder, shall pay to Seller the balance in the escrow account including any interest earned during the escrow, but less the costs and fees of the Escrow Holder. Notwithstanding the preceding sentence, if at any time before the disbursement of such funds the Purchaser advises the Escrow Holder and Seller in writing that a claim has been made against the Purchaser for any liability, obligation or alleged liability or obligation of the Seller which is not an Assumed Liability, of the name of the creditor and the amount claimed by the creditor, then Escrow Holder shall hold 150% of the amount claimed in escrow until Escrow Holder has received Purchaser's written acknowledgment that such claim has been fully satisfied or finally disposed of by Seller. Notwithstanding the foregoing, (i) Escrow Holder shall not retain any amounts for claims not indemnified hereunder by Seller or the Shareholders, and (ii) the defense of any claims shall be governed pursuant to Section 10 hereunder.

               (d) Registration Rights Agreement in the form of Schedule 2.1, duly executed by Purchaser.

               (e) Employment Agreements with Robert R. Romano and Wayne R. Ewald, in the form of Exhibit 9.3.(e), duly executed by Purchaser.

               (f) Escrow Agreement in the form of Exhibit 9.3(f) executed by Purchaser.

               (g) Opinion of counsel as provided in Section 7.5.

               (h) Corporate Authorization as provided in paragraph 7.3.

          9.4. Documents and Items to be Provided at Closing by Seller and
               -----------------------------------------------------------
               Shareholders.
               -------------

          At the Closing, Seller (and Shareholders, as applicable) shall deliver to Purchaser:

               (a) Such bills of sale with covenants of warranty, assignments and other instruments and documents of conveyance and transfer, in a form reasonably satisfactory to the Purchaser and its counsel, as shall be necessary and effective to transfer and assign to, and vest in, the Purchaser all of the Seller's right, title and interest in and to the Assets, and, simultaneously with such delivery, all such steps will be taken as may be required to put the Purchaser in operating control of the Assets.

               (b) Registration Rights Agreement in the form of Exhibit 2.1, duly executed by Seller and Shareholders.

               (c) Employment Agreements in the form of Exhibit 9.3(e), duly executed by Robert R. Romano and Wayne R. Ewald.

               (d) Escrow Agreement in the form of Exhibit 9.3(f) executed by Seller, The Shareholders and Escrow Holder.

               (e) Acknowledgments of non-liability as provided in Section 1.3 and cancellation of warrant W-1 issued to Massachusetts Capital Resource Company.

               (f) Duly executed UCC-3 forms from all other secured creditors of Seller (other than MIFA, GE Capital Public Finance and creditors of other Assumed Liabilities) releasing all such creditors' security interest in the Assets including security interests under Seller's guaranties of the obligations of Rogers Road Realty Trust, however a UCC-3 may be provided post-Closing if the creditor provides Purchaser a written commitment stating such creditor's irrevocable agreement to provide such termination statement within five business days of Closing.

               (g) Consents and Estoppel Certificates duly executed by Massachusetts Industrial Finance Agency and GE Capital Public Finance permitting Purchaser to assume the Seller's obligations and rights under the MIFA Lease Financing as provided in Section 6.12.

               (h) Consent to transfer to Purchaser all Seller's rights and obligations for the 3rd Party Property at 40 Rogers Road together with Estoppel Certificate as provided in Exhibit 6.11 and Amendment to 3rd Party Lease in form satisfactory to Purchaser, duly executed by Ryden Park Master Trust.

               (i) A lease on terms acceptable to Purchaser for the RRT Property at 46 Rogers Road, Ward Hill, Haverhill, Massachusetts, duly executed by Rogers Road Realty Trust.

               (j) Consents to transfer to Purchaser all Seller's rights and obligations under the equipment leases listed in Schedule 1.1(a), together with Estoppel Certificates as provided in Exhibit 6.11, duly executed by the Equipment Lessors (or the current assignee of the Lessor's interest).

               (k) Duly executed Amendment to Seller's Articles of Incorporation, changing its name so as to transfer to Purchaser the right to use the name "Alternate Circuit Technology."

               (1) All other consents required under this Agreement in
Section 6.12.

               (m) Opinion of counsel as provided in Section 6.8.

               (n) Corporate Authorization as provided in Section 6.7.

               (o) Certificate of Seller and Shareholders as provided in
Section 6.1.

               (p) A good standing certificate issued by the Massachusetts Secretary of State of recent date.

               (q) A good standing certificate issued by the Massachusetts Department of Revenue.

          (r) Seller's financial statements in such form as to comply with Item 7 on SEC Form 8-K, manually signed by Seller's accountants.

          10.  Indemnification.
               ----------------

          10.1  Indemnification by the Seller and the Shareholders.
                ---------------------------------------------------

          From and after the Closing, but for a period limited to two years after the Closing (except for claims, damages, losses, liabilities and deficiencies relating to Environmental Conditions, Taxes and employment-related matters which shall have no time limitation), the Seller and each of the Shareholders shall, jointly and severally, provided, however, the Shareholders (whether individually or in the aggregate) shall not be personally liable for any indemnification of Purchaser for any amount greater than the Purchase Price (except for indemnifications for Environmental Conditions which shall have no monetary limitation) reimburse and indemnify and hold Purchaser, its affiliates and its and their respective directors, officers, agents, employees, successors and assigns (each, an "Indemnified Purchaser Party") harmless against and in respect of:

          (a) any and all damage, loss, liability or deficiency resulting from any misrepresentation, breach or failure of warranty or representation or nonfulfillment of any covenant or agreement on the part of the Seller or the Shareholders under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished to Purchaser by the Seller or any Shareholder pursuant to this Agreement, including, but not limited to, breach or failure of any warranty or representation under Section 3.7(b) relating to Environmental Conditions;

          (b) any and all Liabilities of the Seller of any nature whatsoever, including without limitation any and all federal, state or local tax assessments that relate to the Seller or arise out of the conduct of the Business prior to the Closing Date other than Assumed Liabilities;

          (c) any and all damage, loss, liability or deficiency resulting from the Seller's failure to comply with the bulk sales law and other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this

Agreement and any action brought or levy made as a result thereof, and

          (d) any and all actions, suits, claims, proceedings, investigations, audits, demands, assessments, fines, judgments, settlements, costs and other expenses (including, without limitation, reasonable audit and legal fees) incident to any of the foregoing.

Notwithstanding the foregoing, no indemnification is provided hereunder except for costs, damage, loss, claims or liabilities incident to (a) - (d) above, which in the aggregate total more than $25,000, at which point Seller shall be obligated only to indemnify the Purchaser from and against further such costs, damage, loss, claims or liabilities in excess of $25,000 in the aggregate. It is further acknowledged by Purchaser that notwithstanding any survival of any covenant herein, it shall not seek any indemnification by Seller after the termination of any limitation period provided above.

          10.2.  Purchaser's Method of Asserting Claims.
                 ---------------------------------------

          Except as provided otherwise in Section 9.3(c), all claims for indemnification by an Indemnified Purchaser Party under this Agreement shall be asserted and resolved as follows:

          (a) In the event that any claim or demand for which the Seller or the Shareholders would be liable to an Indemnified Purchaser Party hereunder is asserted against or sought to be collected from an Indemnified Purchaser Party by a third party, the Indemnified Purchaser Party shall promptly notify the Purchaser of such claim or demand, specifying the nature of such claim or demand (the "Claim Notice"). The Seller shall have 30 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Purchaser Party whether or not the Seller or the Shareholders desire, at their sole cost and expense, to defend the Indemnified Purchaser Party against such claim or demand. If the Seller notifies the Indemnified Purchaser Party within the Notice Period that the Seller and the Shareholders desire to defend the Indemnified Purchaser Party against such claim or demand, except as hereinafter provided, the Seller or the Shareholders shall have the right to defend the Indemnified Purchaser Party by appropriate proceedings, and with counsel reasonably acceptable to Purchaser, which proceedings shall be promptly settled or prosecuted to a final conclusion; provided, however, that the Seller and the Shareholders shall reimburse and indemnify, and hold the Indemnified Purchaser Party harmless against and in respect of any and all damages arising out of any such settlement or final conclusion. If the Indemnified Purchaser Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If, in the reasonable opinion of the Indemnified Purchaser Party, any such claim or demand involves an issue or matter which could have a materially adverse effect on the business, operations, assets, properties or prospects of the Indemnified Purchaser Party, or if there exists any conflict of interest between the position of any Indemnified Purchaser Party and Seller or any Shareholder, the Indemnified Purchaser Party shall have the right to control the defense or settlement of any such claim or demand, and its reasonable costs and expenses shall be included as part of the indemnification obligations of the Seller and the Shareholders hereunder. If the Seller and Selling Shareholders elect not to defend the Indemnified Purchaser Party against such claim or demand, whether by not giving Indemnified Purchaser Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Seller or by the Indemnified Purchaser Party (but the Indemnified Purchaser Party shall not have any obligation to do so), then that portion thereof as to which such defense is unsuccessful, shall be conclusively deemed to be a liability of the Seller and the Shareholders hereunder.

          (b) If an Indemnified Purchaser Party should have a claim against the Seller or the Shareholders hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Purchaser Party shall promptly send a Claim Notice with respect to such Claim to the Seller. If the Seller does not notify the Indemnified Purchaser Party within the Notice Period that the Seller or the Shareholders dispute such claim, the amount of such claim shall be conclusively deemed a liability of Seller and the Shareholders hereunder.

          (c) Seller, Robert R. Romano and Wayne R. Ewald, hereby designates, appoints and authorizes Robert R. Romano, and Kenneth J. Moore hereby designates, appoints and authorizes Kenneth J. Moore, respectively as his or its attorney-in-fact to take such actions on his or its behalf on all matters related to all indemnification claims under Section 10 hereof, and to receive and respond to all notices delivered in connection herewith.

          10.3  Indemnification by the Purchaser.
                ---------------------------------

          From and after the Closing, for a period limited to two years after the Closing, the Purchaser shall, reimburse and indemnify and hold the Shareholders and the Seller, its affiliates and its and their respective directors, officers, agents, employees, successors and assigns (each, an "Indemnified Seller Party") harmless against and in respect of the following, provided however, that the Purchaser shall not in any event be liable for any indemnification of the Seller or any Shareholders for any amount greater than the Purchase Price:

                (a) any and all damage, loss, liability or deficiency resulting from any misrepresentation, breach or failure of warranty or representation or nonfulfillment of any covenant or agreement on the part of the Purchaser under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished to Seller by the Purchaser pursuant to this Agreement;

                (b) any and all actions, suits, claims, proceedings, investigations, audits, demands, assessments, fines, judgments, settlements, costs and other expenses (including, without limitation, reasonable audit and legal fees) incident to any of the foregoing.

Notwithstanding the foregoing, no indemnification is provided hereunder except for costs, damage, loss, claims or liabilities incident to (a)-(b) above, which in the aggregate total more than $25,000, at which point Seller shall be obligated only to indemnify the Purchaser from and against such further costs, damage, loss, claims or liabilities in excess of $25,000 in the aggregate. It is further acknowledged by Purchaser that notwithstanding any survival of any covenant herein, it shall not seek any indemnification by Seller after the termination of any limitation period provided above.

          10.4.  Seller's Method of Asserting Claims.
                 ------------------------------------

          All claims for indemnification by an Indemnified Seller Party under this Agreement shall be asserted and resolved as follows:

                 (a) In the event that any claim or demand for which the Purchaser would be liable to an Indemnified Seller Party hereunder is asserted against or sought to be collected from an Indemnified Seller Party by a third party, the Indemnified Seller Party shall promptly notify the Purchaser of such claim or demand, specifying the nature of such claim or demand (the "Claim Notice"). The Purchaser shall have 30 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Seller Party whether or not the Purchaser desires, at its sole cost and expense, to defend the Indemnified Seller Party against such claim or demand. If the Purchaser notifies the Indemnified Seller Party within the Notice Period that the Purchaser desires to defend the Indemnified Seller Party against such claim or demand, except as hereinafter provided, the Purchaser shall have the right to defend the Indemnified Seller Party by appropriate proceedings, and with counsel reasonably acceptable to Seller, which proceedings shall be promptly settled or prosecuted to a final conclusion; provided, however, that the Purchaser shall reimburse and indemnify, and hold the Indemnified Seller Party harmless against and in respect of any and all damages arising out of any such settlement or final conclusion. If the Indemnified Seller Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If, in the reasonable opinion of the Indemnified Seller Party, any such claim or demand involves an issue or matter which could have a materially adverse effect on the business, operations, assets, properties or prospects of the Indemnified Seller Party, or if there exists any conflict of interest between the position of any

Indemnified Seller Party and Purchaser, the Indemnified Seller Party shall have the right to control the defense or settlement of any such claim or demand, and its reasonable costs and expenses shall be included as part of the indemnification obligations of the Purchaser hereunder. If the Purchaser elects not to defend the Indemnified Seller Party against such claim or demand, whether by not giving Indemnified Seller Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Purchaser or by the Indemnified Seller Party (but the Indemnified Seller Party shall not have any obligation to do so), then that portion thereof as to which such defense is unsuccessful, shall be conclusively deemed to be a liability of the Purchaser hereunder.

                (b) If an Indemnified Seller Party should have a claim against the Purchaser hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Seller Party shall promptly send a Claim Notice with respect to such Claim to the Purchaser. If the Purchaser does not notify the Indemnified Seller Party within the Notice Period that the Purchaser disputes such claim, the amount of such claim shall be conclusively deemed a liability of Purchaser hereunder.

                (c) Purchaser hereby designates, appoints and authorizes Ronald
H. Donati as its attorney-in-fact to takes such actions on his or its behalf on all matters related to all indemnification claims under Section 10 hereof, and to receive and respond to all notices delivered in connection herewith.

          10.5.  Other Rights and Remedies Not Affected.
                 ---------------------------------------

          The indemnification rights of the parties under this Section 10 are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any actions for fraud, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

          11.  Survival of Representations and Warranties.
               -------------------------------------------

          All representations and warranties made by the Seller and the Shareholders in this Agreement or pursuant hereto shall survive the Closing to the extent of the indemnification periods set forth in Section 10.1. Notwithstanding any investigation, due diligence or audit conducted before or after the Closing Date by or on behalf of Purchaser or the decision of Purchaser to complete the Closing, Purchaser shall be entitled to rely upon the representations, warranties and agreements set forth herein or pursuant hereto.

          12.  Compliance with Bulk Sales Laws.
               --------------------------------

          Seller shall furnish to Purchaser a true and complete list of its existing creditors prepared and sworn to as provided in

Section 6-104 of the Massachusetts Bulk Transfers Law ("Section 6-104"). Purchaser shall have the right to give notice of the transfer to such creditors and any other creditors known to Purchaser. Seller shall take all steps necessary or appropriate to enable Purchaser to comply with the Massachusetts Bulk Transfers Law should Purchaser decide to do so, including preparation of the schedule of property transferred under Section 6-104.

          13.   Additional Matters.
                -------------------

          13.1  Employee Benefits.
                ------------------

          (a) The Seller shall pay directly to each employee of the Seller all benefits accrued on behalf of that employee (or attributable to expenses properly incurred by that employee), provided, however, that such employees may elect to carryover such accrued and unused vacation days as are consistent with Seller's practices, as of the Closing Date which are not assumed by Purchaser under this Agreement. No portion of the assets of any plan, fund, program or arrangement, written or unwritten, heretofore sponsored or maintained by the Seller (and no amount attributable to any such plan, fund, program or arrangement) shall be transferred to the Purchaser, and the Purchaser shall not be required to continue any such plan, fund, program or arrangement after the Closing Date. The amounts payable on account of all benefit arrangements (other than as specified in the following subsections) shall be determined with reference to the date of the event by reason of which such amounts become payable, without regard to conditions subsequent, and Purchaser shall not be liable for any claim for insurance, reimbursement or other benefits payable by reason of any event which occurs prior to, through and including the Closing Date.

                (b) All amounts, if any, payable directly to employees, or to any fund, program, arrangement or plan maintained by the Seller shall be paid by the Seller within 30 days after the Closing Date; provided, however, that if any Hired Employee (as defined in Section 13.2 hereof) is entitled to accrued vacation time as of the Closing Date, the Purchaser shall credit such Hired Employee with such accrued vacation time earned as of the Closing until December 31, 1996, but not thereafter. All employees of the Seller who are employed by the Purchaser on or after the Closing Date shall be new employees of the Purchaser and any prior employment by the Seller of such employees shall not affect entitlement to, or the amount of, salary or other cash compensation, current or deferred, which the Purchaser may make available to its employees, provided, however, that for purposes of eligibility and vesting in Purchaser's 401(k) plan and determining seniority for paid vacation, Purchaser will give Hired Employees full credit for years of service with Seller.

               (c) Except as provided above, from the Closing Date until December 31, 1996, Purchaser will provide Hired Employees with the same employment benefits they received while employees of Seller, subject to the following limitations:

                   (i) Purchaser's obligation to maintain medical, dental, and life insurance shall be conditioned upon Purchaser's ability to assume Seller's rights under such existing contracts of insurance;

                   (ii) Purchaser will not continue to offer Hired Employees the ability to participate in any 401(k), retirement, profit-sharing, or pension plan maintained by Seller prior to the Closing Date. Purchaser will, however, allow Hired Employees to transfer vested balances in profit sharing or 401(k) plans maintained by Seller to 401(k) accounts established with Purchaser. Purchaser furthermore agrees to give Hired Employees full credit for years of service with Seller for purposes of eligibility to participate and vesting in Purchaser's 401(k) Plan.

          (d) At Purchaser's request, Seller will use its best efforts to permit Purchaser to assume at and after Closing its rights under its worker's compensation insurance plan after Closing.

          13.2.  Employees.
                 ----------

                 (a) As of the Closing Date, the Purchaser may, at its option, offer employment to, and the Seller shall use its best efforts to assist the Purchaser in employing as new employees of Purchaser, all persons presently engaged in the Business who are identified by Purchaser prior to the Closing Date (the "Hired Employees"). The Seller shall terminate effective as of the Closing Date all employment agreements it has with any of the Hired Employees, and shall assign to the Purchaser the benefit of any secrecy or confidentiality agreements it has with any of the Hired Employees. The Purchaser assumes liability for any act or omission relating to the employment of Hired Employees which occurs after the Closing.

                 (b) Until the third anniversary of the Closing Date, neither the Seller nor any of the Shareholders will directly or indirectly solicit or offer employment to or employ any Hired Employee (a) who is then an employee of the Purchaser, or (b) who has terminated such employment without the consent of the Purchaser within 180 days of such proposed solicitation or offer. The remedial provisions of Section 8 as applicable to Seller shall apply to the provisions of this Section 13.2(b) as to the Seller and each Shareholder and they are hereby incorporated by reference.

          13.3.  Discharge of Business Obligations.
                 ----------------------------------

          From and after the Closing Date, the Seller shall pay and discharge, on a timely basis, all Liabilities incurred prior to the Closing Date in respect of the Business or the Assets other than the Assumed Liabilities, its operations or the assets and properties used therein, including without limitation any Liabilities to employees.

          13.4  Maintenance of Financial Records.
                ---------------------------------

          The Seller will maintain, and will make available to the Purchaser promptly upon request, all financial records and data as may reasonably be necessary for preparation of audited financial statements of the Seller for fiscal years through the Closing Date.

          13.5  Non-Use of Name.
                ----------------

          From and after the Closing Date, Seller and Shareholders agree not to use, or grant any Third Party the right to use, the name "Alternate Circuit Technology."

          14.  Brokerage; Expenses.
               --------------------

               (a) The parties hereto represent and warrant that except for Purchaser's representative Gateway Advisors, Inc. and Seller's brokers, Geneva and Nash & Company, all negotiations relative to this Agreement have been carried on by them directly without the intervention of any person, firm or corporation. Each party will indemnify the other and hold such other party harmless against and in respect of any claim for brokerage or other commissions relative to this Agreement or the transactions contemplated hereby made by any person, firm or corporation claiming through it or them.

               (b) Each party hereto shall pay its own expenses, including, without limitation, the reasonable fees and expenses of its counsel and accountants, incurred in connection with this Agreement and the transactions contemplated hereby. Without limiting the above, Purchaser shall pay all fees and other expenses payable to Gateway Advisors, Inc., and Seller shall pay all brokerage fees, commissions and other expenses due to Geneva and Nash & Company. Each party shall hold the other free and harmless from any claims by the other's representative or broker.

               (c) The Seller shall pay all federal, state and local sales, documentary and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Assets in accordance herewith whether imposed by law on the Seller or the Purchaser, and the Seller shall indemnify, reimburse and hold harmless the Purchaser in respect of the liability for payment of or failure to pay any such taxes or the filing of or failure to file any reports required in connection therewith.

          15.  Contents  of  Agreement;  Amendment;  Parties  in Interest,
               -----------------------------------------------------------
               Assignment.
               -----------

               (a) This document and the instruments described in Section 15(b) set forth the entire understanding of the parties hereto with respect to the subject matter hereof. All previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. This Agreement may be amended, modified or supplemented only by written instrument duly executed by each of the parties hereto. All representations, warranties, covenants, terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. The Purchaser may assign its rights and benefits hereunder, including the benefit of any representation, warranty or covenant, to any affiliated corporation, but no other party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

               (b) The following Schedules and Exhibits are by attached hereto and incorporated by reference:

               Schedule 1.1(a)   -    Non-exclusive list of Assets to be
                                      Acquired
               Schedule 1.1(b)   -    Excluded Assets
               Schedule 1.2      -    Assumed Liabilities
               Schedule 2.1      -    Registration Rights Agreement
               Schedule 2.2      -    Assets and Liabilities Base for Adjustment
                                      to Purchase Price
               Schedule 2.3      -    Allocations of Purchase Price
               Schedule 3.1      -    Jurisdiction in which Seller Does Business
               Schedule 3.2      -    Resulting Breaches or Violations
               Schedule 3.4      -    Encumbered Assets
               Schedule 3.5      -    Tax Settlements
               Schedule 3.6      -    Modification and Material Changes
               Schedule 3.7(a)   -    Litigation
               Schedule 3.7(c)   -    Governmental Permits
               Schedule 3.8      -    Intellectual Properties
               Schedule 3.9      -    Customers, Distributors and Suppliers
               Schedule 3.10     -    Acquired Shares
               Schedule 3.11     -    Financial Statements
               Schedule 3.12     -    3rd Party Lease for 40 Rogers Road
               Schedule 3.13     -    Products made as a Licensee

               Schedule 3.13(ii) -    Computer Software Licenses
               Schedule 3.15     -    Contractual and Other Obligations
               Schedule 3.16     -    Compensation
               Schedule 3.17     -    Employee Benefit and Defined
                                       Contribution Plans
               Schedule 3.19     -    Increases in Compensation
               Schedule 3.20     -    Insurance
               Schedule 3.21     -    Conduct of Business
               Schedule 3.23     -    Names Used
               Schedule 3.24     -    Power of Attorney
               Schedule 3.27     -    Bank Accounts
               Schedule 3.29     -    Location of Business and Assets
               Schedule 6.5      -    Ancillary Documents and Agreements
               Schedule 6.11     -    Estoppel Certificates
               Exhibit 9.3(e)    -    Form of Employment Agreement
               Exhibit 9.3(f)    -    Form of Escrow Agreement
               Schedule 9.4      -    Seller's Equipment Leases

     16.  Notices.
          --------

          Any notice demand, request or other communication required or permitted to be given under this Agreement shall be in writing and shall be effective if delivered personally, by facsimile transmission or by prepaid United States Mail or nationally recognized courier service properly addressed to the appropriate party. Notice shall be deemed to have been given when delivered in person or by nationally recognized courier service, upon confirmation of receipt of facsimile transmission or three business days after depositing in the United States Mail. For purposes of this Agreement the addresses and facsimile numbers of the parties shall be as set forth below their name on the signature page. The address or facsimile number of any party may be changed by a notice in writing given in accordance with the provisions of this paragraph.

          17.  Termination.
               ------------

          17.1.  Basis for Termination.
                 ----------------------

          This Agreement may be terminated by notice of termination at any time prior to the Closing Date only as follows:

               (a) by mutual consent of the Seller and the Purchaser;

               (b) by the Purchaser, upon written notice to the Seller given at any time before the date set forth in Section 6.9 (or as extended in accordance thereof) if any of the conditions precedent set forth in Section 6 hereof have not been materially fulfilled;

                (c) by the Seller, upon written notice to the Purchaser given at any time before Closing if any of the conditions precedent set forth in
Section 7 hereof have not been fulfilled.

          17.2.  Liquidated Damages to Purchaser.
                 --------------------------------

          The parties acknowledge that if Seller sells, transfers or negotiates to sell or transfer any of its assets except in the ordinary course of business with a person or entity other than Purchaser before the Closing, Purchaser will suffer damages as a result of the costs and expenses incurred in connection with the acquisition described herein and will be entitled to reimbursement of such amount. Because it would be difficult to determine the exact amount of such damage, the parties agree that Seller shall pay to Purchaser $250,000, which the parties agree is a reasonable estimate of Purchaser's costs and damages. Such damages shall be Purchaser's sole remedy at law, equity or otherwise with respect to any breach of this Agreement by Seller which results in a failure to close this agreement as contemplated in Section 9.

          17.3.  Effect of Termination.
                 ----------------------

          If this Agreement is terminated under Section 17.1, this Agreement shall become void and have no further effect, without any Liabilities on the part of any party hereto, unless the termination was based on the representations and warranties of a party being materially incorrect when made or the material breach by such party of a covenant hereunder, in which event the party whose representations and warranties were incorrect or who breached such covenant shall be liable to the other party for all costs and expenses of the other party in connection with the preparation, negotiation, execution and performance of this Agreement and the other transaction documents contemplated hereby.

          18.  Provisions Not Construed Against Party Drafting Agreement.
               ----------------------------------------------------------

          This Agreement shall be deemed to have been drafted by all parties and, in the event of a dispute, no party hereto shall be entitled to claim that any provision should be construed against any other party by reason of the fact that it was drafted by one particular party.

          19.  Governing Law.
               --------------

          This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to its provisions concerning conflict of laws.

          20.  Section Headings.
               -----------------

          The various section headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any section thereof.

          21.  Counterparts.
               -------------

          This Agreement may be executed in any number of counterparts, each of which shall be binding as of the date first written above upon the execution and delivery of this Agreement. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day, and year first written above.

                                 ALTERNATE CIRCUIT TECHNOLOGY INC.



                                 By: /s/ Wayne R. Ewald
                                    -----------------------------------------
                                 As its: President
                                        -------------------------------------
                                 Address:
                                         ------------------------------------
                                         ------------------------------------
                                 Fax #:
                                       --------------------------------------

                                 SHAREHOLDERS:
                                  /s/ Robert R. Romano
                                 --------------------------------------------
                                 Robert R. Romano
                                 Address:
                                         ------------------------------------
                                         ------------------------------------
                                 Fax #:
                                       --------------------------------------
                                  /s/ Wayne R. Ewald
                                 --------------------------------------------
                                 Wayne R. Ewald
                                 Address:
                                         ------------------------------------
                                         ------------------------------------
                                 Fax #:
                                       --------------------------------------
                                  /s/ Kenneth J. Moore
                                 --------------------------------------------
                                 Kenneth J. Moore
                                 Address:
                                         ------------------------------------
                                         ------------------------------------
                                 Fax #:
                                       --------------------------------------

                                 ZYCON CORPORATION


                                      By: /s/ Ronald H. Donati
                                         ------------------------------------
                                 As its: President
                                        -------------------------------------
                                 Address:
                                         ------------------------------------

                                 Fax #:
                                       --------------------------------------

                  FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT
                  -------------------------------------------

     WHEREAS, on June 7, 1996, Zycon Corporation, a Delaware corporation (the "Purchaser"), Alternate Circuit Technology, Inc., a Massachusetts corporation (the "Seller"), and each of the shareholders of Seller (the "Shareholders") executed an Asset Purchase Agreement (the "Agreement"), pursuant to which the Purchaser will purchase certain assets of Seller.

     NOW, THEREFORE, the parties agree as follows:

     Section 6.9 of the Agreement is hereby amended to read in full as follows:

          Purchaser shall be satisfied, in its reasonable discretion, with the results of its due diligence (other than the due diligence review set forth in (S) 6.4) review of the Business and Assets, including, without limitation, conducting customer satisfaction surveys, provided however, Purchaser shall be deemed to waive this condition to Closing unless it provides notice to Seller to terminate this Agreement:

          (i) prior to 24 hours after receipt by Purchaser of the Phase I environmental analysis ordered by Purchaser on June 12, 1996 from TGG Environmental, Inc. as to matters set forth in Section 6.4 of the Agreement; and

          (ii) prior to the latter of June 14, 1996, at 5:00 p.m. Pacific Time, or 24 hours after receipt by Purchaser's counsel of all requested due diligence items, as to all matters other than as set forth in Section 6.4; or

          (iii) such date as extended by the mutual agreement of the parties.

     IN WITNESS WHEREOF, this First Amendment to Asset Purchase Agreement has been executed by the parties hereto as of this 12th day of June, 1996.

ALTERNATE CIRCUIT TECHNOLOGY, INC., a
Massachusetts corporation


By: /s/ Wayne R. Ewald
    ---------------------------
Its:   President
     ---------------------------

ZYCON CORPORATION, a Delaware Corporation


By: /s/ Laurence J Shoemaker
    ----------------------------
Its:  SR. Vice President -Administration and
     ---------------------------------------
Investor Relations
- --------------------------------------------

SHAREHOLDERS

/s/ Robert R.Romano
- --------------------------------
Robert R. Romano

/s/ Wayne R. Ewald
- --------------------------------
Wayne R. Ewald

/s/ Kenneth J. Moore
- --------------------------------
Kenneth J. Moore

                 SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

       WHEREAS, on June 7, 1996, Zycon Corporation, a Delaware corporation (the "Purchaser"), Alternate Circuit Technology, Inc., a Massachusetts corporation (the "Seller"), and each of the shareholders of Seller (the "Shareholders") executed an Asset Purchase Agreement (the "Agreement"), pursuant to which the Purchaser will purchase certain assets of Seller.

       NOW, THEREFORE, the parties agree as follows:

       1.  Purchaser waives the need to produce item five on Schedule 6.5.

       2. Purchaser waives the requirement that Seller produce, at Closing, a UCC-3 termination statement from CIT Group/Equipment Financing, Inc. based upon receipt of CIT letters committing to execute such termination statement dated June 14, 1996 and June 17, 1996.

       3. Because the good standing certificate and waiver of tax lien for Seller issued by the MA Department of Revenue has not been received at the time of Closing, Purchaser waives production of such document at Closing, provided however, that until such certificate is issued, no funds will be released to Seller from the escrow.

       4. The parties modify Section 9.3 of the Agreement to provide that, at Closing, the parties have not adjusted the Purchase Price; however neither of the parties waives the right to have such adjustment made by the accountants as more specifically set forth in paragraph 9.3(c).

       5. Schedules 1.1(a), 1.1(b), and 1.2 are amended to exclude from the Assets acquired and the Liabilities Assumed the Manufacturer's Agreement between ACT and ISYS Engineering effective March 14, 1996 unless ISYS agrees to a modification of the agreement satisfactory to Zycon.

       6. Purchaser waives the requirement that Seller produce at Closing assignments and UCC-3 modifications for a lease held by ICON Cash Flow Partners, L.P. The parties agree to endeavor to complete the assignment promptly after closing.

       7. The parties modify Paragraphs 6.12, 9 and other schedules or provisions of the Agreement as necessary to conform to the following: Purchaser has elected to pay off the Seller's indebtedness to GE Capital Public Finance and MIFA under the MIFA Lease Financing. Purchaser waives and forgoes any benefit to it resulting from the loss of the favorable interest rate on such financing and shall bear $12,000 of the prepayment penalty resulting from such payoff. seller shall bear the balance of the prepayment penalty. To effectuate such transaction, Seller and Purchaser shall cause the release of $100,000 of the $850,000 funds heretofore deposited to escrow at State Street Bank and Trust Company as follows: to Zycon $34,802.40; to ACT $65,197.60.

        IN WITNESS WHEREOF, this Second Amendment to Asset Purchase Agreement has been executed by the parties hereto as of this 18th day of June, 1996.


ALTERNATE CIRCUIT TECHNOLOGY, INC., a
Massachusetts Corporation


 By: /s/ Wayne R. Ewald
    ---------------------
Its: PRESIDENT
    ---------------------


ZYCON CORPORATION, a Delaware Corporation


 By: /s/ Ronald H. Donati
    ---------------------
Its: President
    ---------------------


SHAREHOLDERS


/s/ Robert R. Romano
- -------------------------
Robert R. Romano


/s/ Wayne R. Ewald
- -------------------------
Wayne R. Ewald


/s/ Kenneth J. Moore
- -------------------------
Kenneth J. Moore

                                Schedule 1.1(a)
                                ---------------

                                     Assets
                                     ------

     1.  Cash and cash equivalents
     2.  Accounts receivable
     3.  Inventory
     4.  Equipment and Leasehold improvements
     5.  Tools and Supplies
     6. All general intangibles used in the Business including but not limited to trade name, trade marks, customer lists, booked orders, sales, financial and other records (on computer data base and/or hard copy)
     7.  ISO certificates
     8.  Goodwill
     9.  Contract rights
     10. Intellectual properties, including those listed in Schedule 3.9
     11. Rights under the MIFA Lease Financing
     12. Rights under equipment leases with ICON Cash Flow Partners, L.P. and CIT/Equipment Group Financing, Inc.

                                Schedule 1.1(b)
                                ---------------

                                Excluded Assets*
                                ----------------

     1. Life insurance policies on lives of Robert R. Romano, Kenneth J. Moore and Wayne R. Ewald and associated cash surrender value ($64,433.79)
     2. Radar equipment and associated lease (described in Note 5 to Sellers' 11/24/95 financial statement) ($309,207.92)
     3. Receivables and notes from Shareholders ($585,091.00), Rogers Road Realty Trust ($234,386.86) and Kenmart Realty Trust ($70,560.00)
     4.   Receivable from Electronic Products, Inc. in the amount of $112,966.51
     5.   Net accrual of Federal and State taxes in the amount of $9,904.00
     6.   Rebate of workers compensation premium in the amount of $95,000.00/1/





* The value of these Excluded Assets are taken from Seller's March 31, 1996 balance sheet.

- -----------------

     /1/The parties acknowledge that this Excluded Asset had not been booked by Seller as of March 31, 1996, but will be booked by Seller prior to the Closing Date.

                                  Schedule 1.2
                                  ------------

                              Assumed Liabilities
                              -------------------

     1. Accounts payable to trade creditors in the ordinary course of business as shown on Schedule A
     2. Obligations under lease financing with Massachusetts Industrial Finance Agency dated December 28, 1995
     3.   Accrued expenses
     4.   Indebtedness to Massachusetts Capital Resource Company*
     5.   Indebtedness to State Street Bank*
     6. Obligations under equipment leases with ICON Cash Flow Partners, L.P. and CIT/Equipment Group Financing, Inc.
     7.   All other liabilities set forth on Schedule 2.2



*    Subject to Purchaser's rights under the last Paragraph of Section 1.3

                         REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT, dated as of ________, 1996 (this "Agreement"), by and between ZYCON CORPORATION, a Delaware corporation (the "Company"), and ALTERNATE CIRCUIT TECHNOLOGY, INC., a Massachusetts corporation ("ACT"), ROBERT R. ROMANO, KENNETH J. MOORE and WAYNE R. EWALD (with ACT and Messrs. Romano, Moore and Ewald collectively referred to as the "Shareholders" and individually as a "Shareholder").

     A. WHEREAS, the Company is concurrently entering into an Asset Purchase Agreement with ACT that, among other things, requires the Company to transfer certain shares of Company common stock (the "Shares") to ACT;

     B. WHEREAS, after the closing of the sale of assets from ACT to the Company, it is contemplated ACT will dissolve and thereafter distribute the Shares to Messrs. Romano, Moore and Ewald.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereby agree as follows:


     1.   Piggyback Registration Rights.
          -----------------------------
          (a) The Company agrees with the Shareholders that if the Company proposes at any time to file with the Securities and Exchange Commission (the "SEC") a registration statement under the Securities Act of 1933, as amended (the "1933 Act") on Form S-2 or S-3 or other comparable form relating to the sale of common stock by the Company (other than through the distribution of rights to purchase common stock to its stockholders generally) (a "Company Registration Statement"), then the Company shall give notice to the Shareholders at least thirty (30) days prior to the filing of such Company Registration Statement of its intention to do so; provided however, that the Company shall not be required to give notice or include such Shares in any such registration of the proposed registration relates solely to (i) securities to be offered to employees pursuant to a stock option, stock savings or other employee benefit plan, (ii) securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation, (iii) securities to be offered by the Company generally to any class or series of its then existing security holders, (iv) securities issuable upon conversion of securities which are the subject of an underwritten redemption or (v) securities to be offered or issued pursuant to a combination of transactions referred to in clauses (i) through (iv).

          (b) If a Shareholder delivers a written notice to the Company, within 15 days after delivery of the foregoing notice, of his desire to have any of the Shares included in a Company Registration Statement, such Shares shall be included in any Company Registration Statement so filed, subject to the other provisions of this Agreement.

          (c) The Company shall have no obligation to effect registration if all of the Shareholder's Shares requested to be registered shall be in the written opinion of counsel to the Company, addressed to the Shareholder, eligible to be sold to the public without registration under the 1933 Act and without restriction as to subsequent trading.

          (d) If an underwriter with respect to a Company Registration Statement (the "Underwriter") advises the Company that the number of shares proposed to be sold by the Company and the Shareholders is greater than the number of Shares of common stock which the Underwriter believes feasible to sell at that time, at the price and upon the terms approved by the Company, then the number of Shares of common stock which the Underwriter in its sole discretion believes may be sold shall first be allocated to the Company and the remaining number of such Shares of common stock shall then be allocated on a pro rata basis to all other holders of common stock being registered, including the Shareholders. In the event a Shareholder is unable to sell such of his Shares as he desires to sell in a Company Registration Statement due to restrictions or advice to the Company from the Underwriter, such Shareholder will not be deemed to have exercised his right to have Shares included in a Company Registration Statement to the extent his Shares are excluded.

          (e) At the request of the Underwriter, and as a condition to inclusion in the Company Registration Statement of any Shares owned by the Shareholders, the Shareholders shall agree in writing not to offer or sell any Shares not sold pursuant to a Company Registration Statement filed pursuant to this Agreement for a period specified by the Underwriter, provided that such period shall not exceed 180 days from the effective date of such Company Registration Statement and that every other selling shareholder subject to a provision identical or substantially similar to this paragraph (e) is similarly restricted.

          (f) Notwithstanding the inclusion of any Shares owned by the Shareholders in any Company Registration Statement filed pursuant to this

     Agreement, the Company shall have no obligation to cause or permit such Company Registration Statement to become effective under the 1933 Act at any time, and in its sole discretion may withdraw such Company Registration Statement at any time prior to the effectiveness thereof for any reason whatsoever. The Company agrees in the event of any such withdrawal of any Company Registration Statement to give prompt notice of such withdrawal to the Shareholders. In the event of such withdrawal the Shareholders will not be deemed to have exercised their right to have Shares included in a Company Registration Statement so withdrawn.

          (g) The Company shall be obligated to cause any effective prospectus included in the Company Registration Statement to meet the requirements of
     Section 10 of the 1933 Act for a period of ninety (90) days from the date on which the Shareholders were first able to sell Shares pursuant to such Company Registration Statement provided, however, that if, as a result of interruptions in the offer and sale of Shares covered thereby, the aggregate period for which the Shareholders were able to offer and sell their Shares pursuant to such Company Registration Statement would be reduced to less than 90 days, the Company shall take such action as may be necessary to enable the Shareholders to continue such offer and sale for an additional period or periods sufficient to produce an aggregate offering period of 90 days.

     2.  Selling Expenses.
         ----------------

          (a) Except as otherwise set forth in (b) below or as required by the SEC or any other federal or state regulatory authority, the costs and expenses incurred in connection with the inclusion of the Shareholders' Shares in a registration statement shall be borne by the Company with respect to any Company Registration Statement filed under this Agreement which includes Shares of the Shareholders, including, without limitation, all costs and expenses arising from or related to the preparation and filing of such registration statements, the prosecution of such filings to effectiveness and the maintenance of such registration statements in effect for the period determined pursuant to this Agreement.

          (b) Notwithstanding anything to the contrary set forth in subsection
     (a), the Shareholders shall bear the following costs and expenses incurred in connection with all registration statements filed pursuant to this Agreement in which Shares owned by them are included:

               (i) The fees and disbursements of any separate counsel retained by any of the Shareholders;

               (ii) Any underwriting discounts, commissions and expenses relating to Shares sold by the Shareholders; and

               (iii) Any taxes payable with respect to the transfer by the Shareholders.

          (c) Notwithstanding anything to the contrary set forth herein, the Company shall have no obligation to bear such fees in connection with the inclusion of Shares in a Company Registration Statement in any states where the Company was not otherwise intending to register or file with respect to shares covered by the Company Registration Statement.

     3.   Reports Under Securities Exchange Act of 1934.  With a view to making
          ---------------------------------------------
available to the Shareholders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit the Shareholders to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 (or any successor form to Form S-3 regardless of its designation), the Company agrees to use reasonable efforts to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

          (c) furnish to the Shareholders, so long as the Shareholders own any Shares, forthwith upon request, whenever applicable (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the 1933 Act, and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Shareholders of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     4.   Indemnification.  In the event any of the Shares are included in any
          ---------------
registration statement:

          (a) the Company shall indemnify and hold harmless the Shareholders or any underwriter (within the meaning of the 1933 Act) for the Company or the Shareholders, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act, or the 1934 Act, state securities laws, other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents prepared or furnished by the Company incident thereto, or
     (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) arise out of or are based upon any violation by the Company of any rule or regulation promulgated under the 1933 Act, the 1934 Act, or other federal or state law applicable to the Company and relating to any action or inaction required of the Company in connection with such registration. The Company shall reimburse the Shareholders or such underwriter for any reasonable and actual legal or other expenses, as incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing, the Company shall not be liable in any such case for any loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto or documents prepared or furnished by the Company incident thereto in reliance upon and in conformity with information furnished expressly for use in connection with such registration by any of the Shareholders or such underwriter.

          (b) each Shareholder shall indemnify and hold harmless the Company, each of its directors, each of its officers who have signed such registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter for the Company (within the meaning of the 1933 Act) and each other holder and its respective officers, directors, partners and controlling persons to the same extent as the foregoing indemnity from the Company to the Shareholders, in each case to the same extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading was made in such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto or document prepared or furnished by the Company incident thereto in reliance upon and in conformity with information furnished by such Shareholder expressly for use in connection with such registration.

          (c) promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party unless such liability is the proximate result of such failure. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel reasonably satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based on the written opinion of counsel addressed to the indemnifying party that there may be a conflict of interest between it and/or other indemnified parties, on the one hand, and the indemnifying party, on the other, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, the indemnifying party shall not be liable for the expenses of more than one separate counsel for all Shareholders), or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or
     (b) of this Section 4 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and the Shareholders shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and the Shareholders may be subject in such proportions as is appropriate to reflect the relative fault of the indemnifying party on the one hand of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement of omission. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

     5.   Limitation and Expiration of Piggyback Registration Rights.
          ----------------------------------------------------------
Notwithstanding anything to the contrary herein, the foregoing rights may be exercised once by each Shareholder, and not later than two (2) years from the Closing Date as defined in the Asset Purchase Agreement between the Company and ACT.


     IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first above written.


                              ZYCON CORPORATION

                              By: /s/ Ronald S. Donati
                              Name:   Ronald S. Donati
                              Title:  President



                              ALTERNATE CIRCUIT TECHNOLOGY, INC.

                              By: /s/ Wayne R. Ewald
                                  -----------------------------------
                              Name:   Wayne R. Ewald
                                    ---------------------------------
                              Title:  President
                                     --------------------------------

                              /s/ Robert R. Romano
                              -----------------------------------------
                              ROBERT R. ROMANO

                              /s/ Kenneth J. Moore
                              ------------------------------------------
                              KENNETH J. MOORE

                              /s/ Wayne R. Ewald
                              ------------------------------------------
                              WAYNE R. EWALD

                                  SCHEDULE 2.2
                            ADJUSTED* BALANCE SHEET
                                 AS OF 3/31/96

ASSETS:


CURRENT ASSETS:

CASH                               $    43,554.26
ACCOUNTS RECEIVABLE TRADE-NET        2,001,914.34
ACCOUNTS RECEIVABLE - OTHER              3,162.00
INVENTORY                              649,254.44
PREPAID EXPENSES                       143,242.26
INVESTMENT-PROJECT INV. FUNDS          504,704.35
INVESTMENTS                                   .00
                                   --------------

TOTAL CURRENT ASSETS                        $ 3,345,831.65

FIXED ASSETS:

LEASEHOLD IMPROVEMENTS             $ 1,534.957.95
OFFICE FURN/FIXTURES/EQUIPMENT         570,942.67
MACHINERY & EQUIPMENT                8,802,238.94
VEHICLES                               168,908.68
                                   --------------

TOTAL FIXED ASSETS                 $11,077.048.24
LESS:  ACCUMULATED
   DEPRECIATION                    $ 6,632,036.24
                                   --------------

NET FIXED ASSETS                            $ 4,445,012.00

CAPITALIZED LEASE                  $   520,365.98
                                   --------------

NET CAPITALIZED LEASE                       $   520,365.98


OTHER ASSETS:
PREPAID INTEREST                   $    83,176.12
SECURITY DEPOSITS                       12,510.24
DEFERRED INTEREST - LEASES                    .00
                                   --------------

TOTAL OTHER ASSETS                          $    95,686.36
                                            --------------

TOTAL ASSETS                                           $ 8,406,895.99
                                                       ==============

*Adjusted to delete Excluded Assets and notes payable to Shareholders
($250,000).

PAGE 2 OF 2

                                 AS OF 3/31/96

LIABILITIES:

CURRENT LIABILITIES:

CURRENT PORTION LTD               $  300,000.00
CURRENT PORTION - L/T LEASES         114,171.94
EQUIPMENT REVOLVER #25270            685,418.67
ACCOUNTS PAYABLE                   1,769,808.71
LOAN PAYABLE - G.M.A.C.                5,194.49
PAYROLL TAXES WITHHELD                 3,496.00
ACCRUED PAYROLL AND VACATION          96,439.45
ACCRUED COMMISSIONS                   25,589.25
ACCRUED EXPENSES                      62,014.34
                                  -------------

TOTAL CURRENT LIABILITIES                 $   3,062,132.85

LONG TERM DEBT:
INDUSTRIAL REVENUE BOND           $1,233,333.34
L/T SUBORDINATED DEBT - MCRC         496,144.00
CAPITALIZED LEASE OBLIGATIONS               .00
LOAN PAYABLE GMAC - LONG TERM          3,865.00
LESS:  CURRENT PORTION LTD.          300,000.00
                                  -------------

TOTAL LONG TERM DEBT                      $   1,433,342.34
                                          ================


TOTAL LIABILITIES                         $   4,495,475.19

TOTAL STOCKHOLDERS' EQUITY                $   3,911,420.80
                                          ----------------

TOTAL LIABILITIES & EQUITY                           $   8,406,895.99
                                                     ================

                                 SCHEDULE 2.3
                           Purchase Price Allocation

                       [To be completed per Section 2.3]

                                 SCHEDULE 3.1

     Jurisdictions in Which Seller is Authorized/Registered to do Business

       Arizona
       California
       Colorado
       Massachusetts
       New Hampshire
       New York
       North Carolina

                                 SCHEDULE 3.2
                           Authority and Compliance

       The execution of this Agreement may constitute a technical breach of one or more provisions the following agreements to which the Seller is bound:

       1. Documents relating to a $1,500,000 Credit Agreement and a $925,000 Term Loan among Seller, RRT, and State Street Bank and Trust Company, dated December 28, 1995.

       2. Master Lease between Seller and The CIT Group/Equipment Financing, Inc. dated July, 1993 and all associated schedules to such lease.

       3. Lease between Seller and Bayshore Corporate Center, LLC as Assignee of President's Fund I, dated May 11, 1990 as amended by current amendment dated August 9, 1995.

       4. Documents relating to a Small Business Administration Section 503 Loan among the Seller, RRT, Massachusetts Certified Development Corp., and Eastern Bank dated August 6, 1985.

       5. Documents relating to an Industrial Revenue Bond pursuant to a Lease-Sublease arrangement among Seller, RRT, Massachusetts Industrial Finance Agency, and G.E. Capital Public Finance, Inc., dated December 27-29, 1996.

       6. Documents relating to a Sale of Secured Subordinated Notes and Warrants among Seller, RRT and Massachusetts Capital Resources Company, dated January 10, 1994.

                                 SCHEDULE 3.4
                            Permitted Encumbrances

    Secured Party                      Collateral                Filing Location/File Number
    -------------                      ----------                ---------------------------
1.  Prime Source Corp./1/              Kodak Copier              SOS/058795 assigned SOS/304264
                                       Lithograph Equipment

2.  The CIT Group Equipment            Drill                     SOS/177561
    Financing, Inc. ("CIT")/2/                                   H/27162

3.  CIT/3/                             Various Equipment         SOS/273150
                                                                 H/27676

4.  CIT/4/                             Various Equipment/        SOS/269007
                                       OEM Lamination            H/27647
                                       Press

5.  CIT/5/                             Various Equipment         SOS/186307
                                                                 H/27213

6.  CIT/6/                             T9090 Tracing             SOS/273149
                                       Machine                   H/27679

7.  Ameristar Capital Corp.//7/        Orbotech V309X            SOS/179282
    ICON Cash Flow Ptn, LP.                                      H/27184


- ----------------------
     /1/This financing statement covers a copier that was lent to Seller by the Secured Party and is not owned by the Seller.

     /2/All of the CIT interests originally included blanket liens on all the Seller's Assets. Such blanket liens shall be either released or Seller shall produce proof at closing of CIT's intent to release such blanket liens reasonably satisfactory to Purchaser at closing. New UCC statements will be prepared identifying Purchaser as the Debtor pursuant to these leases and the statements identifying Seller as the Debtor will be terminated contemporaneously with the Closing.

     /3/ See note 2.
         ---

     /4/ See note 2.
         ---

     /5/ See note 2.
         ---

     /6/ See note 2.
         ---

     /7/ This security interest refers to a lease which Purchaser will assume. New UCC statements will be prepared identifying Purchaser as the Debtor and the statements identifying Seller as the Debtor will be terminated contemporaneously with the Closing.

                             Schedule 3.4 (page 2)

8.   Massachusetts Capital          Blanket Lien             SOS/209585
     Resource Co./8/                                         H/27337

9.   State Street Bank and Trust    Blanket Lien             SOS/360618
     Company/9/                                              H/28120

10.  GE Capital Public              Blanket Lien             H/28133
     Finance, Inc./10/

11.  Massachusetts Industrial       Blanket Lien             SOS/361485
     Finance Agency/11/

                  *                    *                    *


                  KEY
                  ---

     Abbreviation      Definition
     ------------      ----------
     SOS               Commonwealth of Massachusetts Secretary of State's Office
     H                 Haverhill City Clerk's Office
     NA                Not Applicable






- ---------------------------

     /8/This statement refers to debt to be assumed by Purchaser and will be terminated upon payoff of such debt by Purchaser.

     /9/See Note 8, however Seller is obligated to obtain State Street Bank and
        ---
Trust Company's ("SSB") assent to release this financing statement to the extent it secures any obligation of Seller as a guarantor of RRT's obligations to SSB.

     /10/This statement refers to obligations of Seller pursuant to an Industrial Revenue Bond/Lease which will be assumed by Purchaser. New UCC statements will be prepared identifying Purchaser as the Debtor and the statements identifying Seller as Debtor will be terminated contemporaneously with the Closing.

     /11/See note 10.

                                  SCHEDULE 3.5
                                Tax Settlements




        None.

                                 SCHEDULE 3.6
                       Modification and Material Changes

    There have not been any material adverse changes since March 31, 1996.

                               SCHEDULE 3.7 (a)
                                  Litigation

1.      Alternate Circuit Technology, Inc. v. Electronic Products, Inc. (D.
        Mass) October 4, 1995. This case was a collection matter brought by Seller against a customer, Electronic Products, Inc. for failure to pay for several orders. The case was settled for the full amount with six payments to be made over one year at the rate of $18,000 per month. To date, EPI has met its monthly obligations under the settlement.

                                SCHEDULE 3.7(c)
                             Governmental Permits

See attached list of governmental permits licenses, registrations, certificates of occupancy, approvals and other authorizations all of which are required for the complete operation of the business as presently operated and the if not obtained could have a material adverse effect on the business.

Governmental Permits:

Description:                       Expiration:

Industrial users permit            March 1998
Hazardous material cert. of reg.   June 30,1996
Recycling permits (3)              June 6,1996
Air emissions (minor source)       December 31, 1996
Sewer system connection            TBD
Hazardous waste large qty gen.     Continuous (unless changes in qty. generated)
Back flow preventer inspection     December 31, 1996

PENALTY FOR REMOVING THIS CARD                          FEE PAID $ 141-
                                                                   ---------
                               CITY OF HAVERHILL

                         [MUNICIPAL SEAL APPEARS HERE]
                     -------------------------------------

No. 96-3622                                     Haverhill, Mass.,  5/20 1996
    ------------                                                   ----

                                                                    --------
                                                                     F.D.
PERMIT TO BUILD                                                     --------

THIS MAY CERTIFY THAT          ALTERNATE CIRCUITS                   --------
                        -------------------------------
has permission to erect--alter--demolish--a building     46 Rogers
                                                                    --------
            [LARGE "H" STAMP APPEARS HERE BLOCKING MAJOR PORTIONS     P   H
                      OF FORM]                                        L   E
                                                                      U   A
                                                                      M   T
                                                                      M   I
                                                                      I   N
                                                                      N   G
                                                                      G
                                                                     --------
                                                                     --------
                                                                      L   F
WIRES                                                                 A   I
_____                                                                 T   N
                                                                      H   A
_____                                                                 I   L
                                                                      N
_____                                                                 G
                                                                     --------

                                     /s/ [SIGNATURE APPEARS HERE]
                                     ----------------------------
                                               Building Inspector

       To occupy Street or Sidewalk apply at office of Public Works, City Hall
                                ------------------

       This Card Must Be Displayed in a Conspicuous Place on the Premises
                      and Not Torn Down or Removed

         No Lathing to be done until permit is passed by building inspector


CERTIFICATE OF OCCUPANCY REQUIRED - NOTIFY INSPECTOR WHEN BUILDING IS COMPLETE

                                 SCHEDULE 3.8
                             Intellectual Property

           Registered Trademark "Quality on Time" as depicted below:




                                    ACT(R)
                             "Quality on Time"(R)

                                 SCHEDULE 3.9
                     Distributors, Customers or Suppliers

1. See attached list of all customers, distributors, and suppliers to the seller during the prior twelve months.

2. Seller anticipates that as a result of the transactions contemplated herein, a customer, Mommers Print Services, will discontinue its relationship with the Business.

                                 Schedule 3.10
                                 -------------

                                Acquired Shares
                                ---------------

     1. The Seller and Shareholders acknowledge that they have been advised as follows and agree to the proposed action to be taken by the Purchaser hereinafter set forth:

          (a) The aggregate number of common shares which the Purchaser currently is authorized to issue is 25 million.

          (b) After completion of this transaction, any remaining authorized but unissued shares will be available for issuance by Purchaser for other purposes.

          (c) The Purchaser may from time to time increase the number of its authorized shares.

          (d) The Seller and Shareholders acknowledge that, in connection with the shares subscribed for hereunder, they have not received any public media advertisements and have not been solicited by any form of mass mailing solicitation.

          (e) The Seller and Shareholders understand that the shares subscribed for hereunder have not been registered under the Securities Act.

          (f) The Seller and Shareholders understand that the shares subscribed for hereunder have not been registered under the Mass. Blue Sky Laws but that such shares are being offered and will be issued in reliance upon the exemption afforded by Section 402(b)(13) thereof and Regulation 14.402(b)(13)(h) thereunder.

          (g) The Seller and Shareholders hereby represent and warrant to the Purchaser that the shares subscribed for hereunder are being acquired by the Seller for investment and not with a view to the distribution (except a distribution from the Seller to the Shareholders) or resale thereof, the effect of which is that such shares must be held indefinitely unless subsequently registered under the 1933 Act or an exemption from such registration is available.

          (h) The Seller and Shareholders acknowledge that they are fully familiar with the business, operations, assets, properties, prospects and financial condition of the Purchaser.

          (i) The Seller and Shareholders acknowledge that they have conducted such due diligence review as they have deemed necessary in connection with the acquisition of the Acquired Shares, and, in connection with such due diligence review, the

Purchaser has made available to the Seller and the Shareholders and/or their attorneys and/or their representatives all documents that it or they have requested and have been provided answers to all of their questions concerning the Acquired Shares, the operations of the Purchaser or any of the transactions referenced above.

          (j) The Seller hereby agrees that certificates representing shares subscribed for hereunder may bear the following legend:



THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY) OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

                                 SCHEDULE 3.11
               Financial Statements; No undisclosed Liabilities


        To be filed by amendment at a later date.

                                 SCHEDULE 3.12
                      3rd Party Lease for 40 Rogers Road

                                LEASE AGREEMENT
                                ---------------

     IN CONSIDERATION of the covenants herein contained, Rydan Park Master Trust by its Trustee, Joseph Scott (hereinafter referred to as "Lessor") does hereby lease to ALTERNATE CIRCUIT TECHNOLOGY, INC., (hereinafter referred to as
         ----------------------------------
"Lessee"), and Lessee hereby leases from Lessor the following described premises, hereinafter called the "Leased Premises", upon the terms and conditions hereinafter set forth:

1.   PREMISES
     --------
     The building located at 40 Rogers Road, Haverhill, MA 01835 ESSEX County, containing approximately 23,823 +/- square feet, more or less.

2.   TERM
     ----
     Unless sooner terminated as hereinafter provided, the term of this Lease shall be for a period of THREE (3) years commencing on September 1, 1992
                              ---------------               -----------------
     and ending on August 31, 1995.
                   ---------------
3.   BASE RENT
     ---------
     Lessee shall pay to Lessor base rent at the rate of $125,000.*  dollars per
                                                         ----------
     year, payable in advance in monthly installments of $10416.67 for the first
                                                         -----------------------
     3 three years on the first day of each calendar month in advance, the first
     -------------
     monthly payment to be made on execution of this Lease, including payment in advance for appropriate fractions of a monthly payment for any portion of a month at the commencement of said term or at the termination of this Lease. All payments to be made to Lessor or its agent, at 12 Rogers Rd.,
                                                        --------------
     Haverhill, Ma. 01835 or at such other place as Lessor shall from time to
     --------------------
     time in writing designate.

     * 9/1/92-8/31/95 $125,000/year or $10416.67/month
       9/1/95-8/31/98 $130,000/year or $10833.33/month
       9/1/98-8/31/01 $135,000/year or $11250.00/month

4.   ADJUSTMENTS TO BASE RENT
     ------------------------
     If the "cost of living" has increased as shown by the Consumer Price Index (Boston, Massachusetts, All Items, All Urban Consumers, Base Year = 1967, United States Bureau of Labor Statistics), then the amount of the base rent due hereunder during each calendar year of this Lease and any extensions thereof shall be annually adjusted in proportion to any increase in the Index. All such adjustments shall take place with the rent due on N/A of
                                                                       ---
     each year during the lease term. The base month from which to determine the amount of each increase in the Index shall be N/A which figure shall be
                                                   ---
     compared with the figure for N/A and each N/A thereafter to determine the
                                  ---          ---
     percentage increase, if any, in the base rent to be paid during the following calendar year. In no event, however, shall the base rental rate, as adjusted, be less than the base rent stated hereinabove. In the event that the publication of the Consumer Price Index as presently computed is discontinued as a measure of "cost of living" for any reason, then Lessor shall designate a comparable alternate index then in general use to compute such rental adjustment as provided herein.

5.   SECURITY DEPOSIT
     ----------------
     Lessee shall pay to Lessor a security deposit in the amount of -0- dollars
                                                                    ---
     upon the execution of this Lease, which shall be held as security for the Lessee's performance as provided herein and refunded to Lessee without interest within thirty (30) days of the expiration or earlier termination of this Lease subject to Lessee's satisfactory compliance with the conditions hereof. Lessor shall not be required to segregate any such sums held as a security deposit from other funds of the Lessor.

 6.  USE OF PREMISES
     ---------------
     Lessee shall use the leased premises only for the purpose of office and
                                                                  ----------
     warehouse/manufacturing. Said use of the premises by Lessee shall be in
     -----------------------
     accordance with Zoning-By-Laws of the City of Haverhill.
                                           -----------------

7.   ADDITIONAL RENT
     ---------------
     (A) During each year of the initial term of this Lease and any renewal term, Lessee shall pay to Lessor, as additional rent, within twenty (20) days following notice thereof, Lessee's proportionate share of any and all real estate taxes assessed for or with respect to the land and building of which the leased premises are a part for all tax periods wholly or partially included in the term of this Lease. The term "real estate taxes" shall mean the real estate taxes and assessments imposed upon the land and building of which the leased premises are a part, including, but not limited to, any and all other taxes, levies, betterments, assessments and charges arising from the ownership and/or the operation of the building which are or shall be imposed by Federal, State, Municipal or other authorities, and which are or may become a lien upon said land and building. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Lessor in substitution for or in lieu of any tax which would otherwise constitute a real estate tax or if a specific tax on rentals from the building shall be levied against Lessor, such franchise, rental, income or profit tax shall be deemed to constitute real estate taxes for the purposes hereof.
     Lessee's proportionate share of any such real estate taxes shall be a sum equal to 0% percent of such real estate taxes as defined hereinabove.
              --
     ** Lessee is liable for 100% of any increase in property taxes.

     (B) During each year of the initial term of this Lease and any renewal term, Lessee shall pay to Lessor at the times set forth in this paragraph Lessee's share of Lessor's operating costs for the land and buildings of which the leased premises are a part. Lessee's proportionate share of any such operating costs shall be a sum equal to 0% percent of the total of the
                                                  --
     Lessor's operating costs. Lessor's operating costs shall include, without limitation, utilities, supplies, janitorial services, employees wages, social security and employment insurance contributions, union benefits, rubbish removal, snow and ice removal, maintenance and replacement of landscaping, and premiums for public liability and property, damage, fire, extended coverage insurance, and all costs of any kind paid or incurred by Lessor in operating, cleaning, equipping, protecting, lighting, repairing, replacing, heating, air conditioning and maintaining the land and/or building of which the leased premises are a part or any portion thereof. These costs shall also include a reasonable reserve for repair and replacement of equipment used in the maintenance and operation of the building and all costs except those properly charged as a capital expense and depreciation of the original cost of construction. Lessee shall pay to Lessor the amount of Lessee's share of said operating costs within thirty
     (30) days after written notice from Lessor.

     (C) Lessee shall pay interest, at an annual rate of eighteen (18%) percent from the date due, for any installment of rent or other payment which is not received by Lessor within ten (10) days of said due date.

8.   UTILITIES
     ---------
     Lessor shall provide equipment required to adequately heat the leased premises and to cool any office areas in the leased premises for normal uses in season. Lessee shall pay directly all charges for utilities, including but not limited to, heat, electricity, water, and telephone, used on the leased premises. No plumbing or electrical work of any type shall be done without Lessor's approval and the appropriate municipal permit and inspector's approval. Lessee hereby acknowledges that water connections are provided by Lessor for domestic sanitary purposes only and no process water usage shall be permitted on the leased premises.

9.   COMPLIANCE WITH LAWS
     --------------------
     Lessee acknowledges that no trade, occupation, or activity shall be conducted in the leased premises or use made thereof which will be unlawful, improper, noisy or offensive or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated. Lessee shall keep all employees working in the leased premises covered with Workmen's Compensation insurance, and Lessee shall be responsible for causing the premises and any work conducted therein to be in full compliance with the Occupational Safety and Health Act of 1970 and any amendments thereof.

10.  FIRE INSURANCE
     --------------
     Lessee shall not permit any use of the leased premises which will make voidable any insurance on the property of which the leased premises are a part or on the contents of said property or which would be contrary to any law or regulation from time to time established by the Insurance Services Office (or successor), local fire department or any similar body. Lessee shall on demand reimburse Lessor and all other tenants for all additional insurance premiums caused by

     Lessee's use of the premises. Lessee shall not vacate the leased premises or permit the same to be unoccupied other during Lessee's customary non-business days or hours.

11.  MAINTENANCE
     -----------
     Lessor agrees to keep in good order, condition and repair the roof, (but not the inside surface thereof), foundations and structural portions of the premises, to the extent the same were originally constructed by Lessor, excepting any glass in the leased premises and any condition in the premises caused by any act or neglect of the Lessee or any employee, agent, servant or contractor of Lessee. Without limitation, Lessor shall not be responsible for the making of any improvements or repairs in the premises other than as expressly provided herein. Further, Lessor shall never be liable for any failure to make repairs which, under the provisions of this section or elsewhere in this lease, Lessor has undertaken to make unless Lessee has given notice to Lessor of the need to make such repairs, or of a condition of the premises requiring repair and Lessor has failed to commence to make such repairs within a reasonable time after receipt of such notice. Lessee agrees to maintain at its expense all other aspects of the leased premises in the same condition as they are at the commencement of the term or as they may be put in during the term of this Lease, normal wear and tear and damage by fire or other casualty only excepted, and whenever necessary, to replace light bulbs, plate glass and other glass therein, acknowledging that the leased premises are now in good order and the light bulbs and glass whole. Lessee will properly control or vent all solvents, degreasers, or other similar substances, and shall not cause the areas surrounding the leased premises to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. Lessee shall not permit the leased premises to be overloaded, damaged, stripped or defaced nor suffer any waste and will not keep animals within the leased premises. Any maintenance which is necessitated by some specific aspect of Lessee's use of the premises shall be at Lessee's expense.

12.  ALTERATIONS
     -----------
     Lessee shall not make any structural changes, alterations or additions to the leased premises, but Lessee shall have the right, at its expense, from time to time, having first obtained Lessor's written consent thereto (which consent shall not be unreasonably withheld) to make non-structural alterations, additions and changes in the leased premises; provided, however, that such alterations and changes shall not injure the safety of the structure of the leased premises, nor diminish its value and shall be done in a good and workmanlike manner in a quality at least equal to the present construction, and provided further that upon Lessor's request, Lessee, at the expiration or other termination of this Lease, shall restore the leased premises to their original condition. Except as otherwise provided, upon expiration or earlier termination of this Lease, any such alteration, addition or change shall become part of the real estate and the property of Lessor. Lessee shall not permit any mechanics liens or similar liens to remain upon the leased premises in connection with work of any character performed or claimed to have been performed at the direction of the Lessee and shall cause any such lien to be released or removed forthwith without cost to Lessor. Lessee further covenants and agrees to save Lessor harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or arising out of any such work.

13.  ASSIGNMENT OR SUBLEASING
     ------------------------
     Lessee shall not assign this Lease nor sublet or allow any other firm or individual to occupy the whole or any part of the leased premises without Lessor's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding any such consent, Lessee shall remain directly and primarily liable to Lessor for the payment of all rent and the full performance of the covenants and conditions of this Lease.

14.  SUBORDINATION
     -------------
     This Lease, and Lessee's interest hereunder, shall be subordinate to the lien of any present or future mortgage or mortgages upon the leased premises or any property of which the leased premises are a part irrespective of the time of execution of the time or recording of any such mortgage or mortgages. The word "mortgage" as used in this Article shall mean mortgages, deeds of trust, and any other similar instruments in the nature of a mortgage, and all modifications, extensions, renewals and replacements thereof, and any and all advances thereunder. Lessee shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this Lease to said mortgages or other such instruments in the nature of a mortgage, and in any event, Lessee hereby appoints Lessor attorney-in-fact irrevocable of Lessee to execute, acknowledge and deliver any and all further instruments required to affect any such subordination, if required by the holder of any mortgage or other such instrument in the nature of a mortgage. If at any time during the term hereof, or any extension thereof, Lessor shall hold the demised premises as Lessee or tenant from any person, firm or corporation owning the fee thereof, whether such leasehold or tenancy shall come or have come into existence before, after or simultaneously with the commencement of the term hereof, then this Lease and all the terms, provisions and covenants herein contained shall be subject and subordinate to such Lease (the "Overlease") whereby Lessor holds the leased premises, and Lessee covenants that it will not do or permit to be done on or with respect to the leased premises any act or anything whatsoever which may be a violation of the terms of the Overlease; and Lessee further covenants and agrees that upon the termination of the Overlease for any reason whatsoever, other than the voluntary unilateral act of Lessor, or the agreement of Lessor and such Overlandlord, this Lease and all obligations thereunder not then accrued shall, at Lessor's sole election, cease and determine.

15.  LESSOR'S ACCESS
     ---------------
     Lessor shall have the right to enter the leased premises at all reasonable hours for the purpose of inspecting or making repairs to the same, and Lessor shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees or purchasers of the leased premises or the property of which the leased premises areTO a part. For a period commencing nine (9) months prior to the expiration of the term of this Lease, Lessor shall have reasonable access at all reasonable hours to the leased premises for the purpose of exhibiting the same to prospective tenants.

16.  SNOW REMOVAL
     ------------

     The plowing of snow from all roadways, access ways and unobstructed parking and loading areas shall be the responsibility of Lessor with Lessee paying its proportionate share for the costs thereof as provided for in Paragraph 7 hereinabove. The control of snow and ice on all steps serving the leased premises and all other areas not readily accessible to plow shall be the sole responsibility of Lessee. Notwithstanding the foregoing, however, Lessee shall hold Lessor harmless from any and all claims by Lessee's agents, representatives, employees or business invitees for damage or personal injury resulting in any way from snow or ice on any areas serving the leased premises.

17.  RUBBISH REMOVAL
     ---------------

     Deleted.

18.  COMMON AREAS AND PARKING
     ------------------------
     Lessee shall have the right, without additional charge, to use up to as
                                                                          --
     needed parking spaces in the parking facilities provided for the leased
     ------
     premises, stairs, walkways or other areas in common with the others entitled to the use thereof for reasonable access to the leased premises. Said parking areas plus any stairs, walkways or other common areas shall in all cases be considered extensions of the leased premises to the extent that they are utilized by Lessee, or Lessee's employees, visitors or business invitees. Lessee shall not obstruct in any manner any portion of the building or the walkways or approaches to said building and will conform to all reasonable rules and regulations now or hereafter made by Lessor for parking and for the care, use, or alteration of the building, its facilities and approaches. Lessee further warrants that Lessee will not permit any employee or visitor to violate this or any other covenant or obligation of Lessee. No vehicle shall be stored or left in any parking area for more than three (3) nights without Lessor's written approval. Unregistered or disabled vehicles or storage trailers of any type may not be parked overnight at any time. Lessee agrees to assume all expense and risk for the towing of any misparked vehicle belonging to Lessee or Lessee's agents, employees, business invitees or callers at any time. Lessor shall have the right form time to time, to (A) change the size of any common facility, (B) change the location and nature of any common facility, (C) make, and from time to time change, reasonable rules and regulations relating to the use of the common facilities, (D) employ police officers to enforce such rules and regulations and to regulate the conduct of persons using the common facilities, (E) designate specific parking areas or other facilities or portions thereof for use by occupants of the leased premises and their employees and agents and to change from time to time the arrangement of parking areas, (F) temporarily close any common facilities to make repairs or changes or to prevent the acquisition of easements or a dedication to public use, or to discourage use of such facilities by anyone entitled thereto, and (G) do any other act or thing respecting the common facilities which in Lessor's sole judgment may be desirable to improve the convenience and utility of the common facilities to the occupants of the premises and their customers.

19.  INDEMNIFICATION
     ---------------
     Lessee shall save Lessor harmless and indemnified, to the extent permitted by law, from and against any and all claims, actions, loss, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising out of or resulting from any occurrence in, upon or at the leased premises or the occupancy or use by Lessee of the leased premises or any part thereof, or anywhere; if occasioned wholly or in part by any act, neglect, failure to perform the obligations imposed by this Lease or any breach thereof, or omission of Lessee, its agents, contractors, employees, servants, licensees, concessionaires, or any other persons occupying space in the leased premises. In case Lessor shall be made a party to any litigation commenced by or against Lessee, then Lessee shall protect and hold Lessor harmless and indemnified from and against and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Lessor in connection with such litigation. Lessee agrees that Lessor shall not be liable to Lessee or anyone claiming under Lessee for any injury, loss or damage by or resulting form the act or negligence of any occupant of adjoining premises, upper stories, or any other part of the building of which the leased premises are a part.

20.  LESSEE'S LIABILITY INSURANCE
     ----------------------------
     During the term of this Lease and any extension thereof, Lessee, at Lessee's own expense shall maintain or cause to be procured and maintained, in the names of Lessor and Lessee, a policy or policies of general liability insurance against claims and damages in connection with the premises in amount of not less than One million ($1,000,000.00) Dollars with respect to injuries or deaths suffered in any one accident and the amount of not less than Five Hundred Thousand ($500,000.00) Dollars with respect to damage to property. Lessee covenants and agrees that Lessee, will upon demand, as often as reasonable requested by Lessor, furnish to Lessor a complete list, statement and description of all insurance, together with certificates from each insurance company issuing any thereof, that the same is in full force and effect, that all premiums have been paid, and that the same will not be cancelled except upon ten (10) days written notice to Lessor by registered or certified mail, return receipt requested.

21.  FIRE, CASUALTY, EMINENT DOMAIN
     ------------------------------
     Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, Lessor may elect to terminate this Lease. When such fire, casualty or taking renders the leased premises unsuitable for their intended use, a just and proportionate abatement of rent shall be made and Lessee may elect to terminate this Lease if: (A) Lessor fails to give written notice within thirty (30) days of its intention to restore the leased premises or (B) Lessor fails to restore the leased premises to a condition substantially suitable for their intended use within one hundred and eighty (180) days of said fire, casualty or taking. Lessor reserves and the Lessee grants to Lessor all rights which the Lessee may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to Lessee's fixtures, property or equipment.

22.  BROKERAGE
     ---------
     Lessee warrants and represents to Lessor that Lessee has dealt with no broker or third party with respect to this Lease and Lessee agrees to indemnify Lessor against any brokerage claims arising by virtue of this Lease. Lessor warrants and represents to Lessee that Lessor has employed no exclusive agent in connection with the letting of the leased premises.

23.  SIGNS
     -----
     Lessee shall not erect any sign on the leased premises without the written consent of the Lessor; and in the event of Lessor's consent, Lessee shall only place such signs as shall be purchased directly from Lessor and shall be of such size, style, color, and wording and in such location as Lessor shall in its sole discretion deem necessary in order to maintain an aesthetically pleasing appearance for the land and building of which the leased premises are a part.

24.  DEFAULT, BANKRUPTCY AND ACCELERATION OF RENT
     --------------------------------------------
     In the event that, (A) Lessee shall be declared bankrupt or insolvent according to law, or if any assignment shall be made of Lessee's property for the benefit of creditors or, (B) Lessee shall default in the payment of his security deposit or any installment of rent or of any invoice for goods or services or other sums herein specified and such default shall continue for ten (10) days after written notice thereof, or (C) Lessee shall default in the observance or performance of any other of Lessee's covenants, agreements or obligations hereunder and the effect of any such default shall not have been cured or Lessee shall not have commenced and diligently prosecuted the same at all times thereafter within thirty (30) days after written notice of default from the Lessor, or (D) Lessee vacates the premises or permits them to be unoccupied for more than then (10) days, then Lessor shall have the right thereafter while such default continues, and without demand or further notice, to re-enter and take complete possession of the leased premises, to declare the term of this Lease ended and to remove Lessee's effects without being guilty of any manner of trespass and without prejudice to any remedies which might be otherwise used for arrears of rent or other default or breach of covenant. Lessee shall indemnify Lessor against all loss of rent and other payments which Lessor may incur by reason of such termination during the remainder of the term. If Lessee shall default, in the observance or performance of any conditions or covenants on Lessee's part to be observed or performed under or by virtue of any of the provisions in any Article of this Lease, Lessor, upon ten (10) days written notice to Lessee, without being under any obligation to do so and without thereby waiving such default, may remedy the same for the account of and at the expense of Lessee. If Lessor pays or incurs any obligations for the payment of money in connection therewith, including, but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of eighteen (18%) percent per annum and costs, shall be paid to Lessor by Lessee as additional rent. Upon default of this Lease by Lessee, and because the payment of rent in monthly installments is for the sole convenience of Lessee, the entire balance of rent which will accrue hereunder shall at the option of the Lessor become immediately due and payable. Lessee further agrees to pay all reasonable attorney's fees incurred by Lessor in enforcing any and all obligations of Lessee under this Lease at any time.

25.  NOTICE
     ------
     All notices or other communications shall be deemed given and delivered to the respective parties three (3) days after mailed, by registered or certified mail, postage and registration or certification charges prepaid, addressed to the parties at the addresses set forth hereinabove, except that either party may, by written notice to the other, designate another address which shall thereupon become the effective address of such party for the purposes of this paragraph.

26.  OCCUPANCY
     ---------
     In the event that Lessee takes possession of said premises prior to the commencement of the term of this Lease, Lessee covenants and agrees to perform and observe all of Lessee's covenants herein from the date upon which Lessee takes possession except its obligation for the payment of additional rents for any period of less than one month. In the event that Lessee remains after the agreed expiration date of this Lease without the written permission of Lessor, then all other terms of this Lease shall continue to apply except that Lessee shall be liable to Lessor, and rent shall be due in monthly installments at a rate of one hundred and fifty (150%) percent of that which would otherwise be due under this Lease, it being understood between the parties that such extended occupancy as a tenant at sufferance is solely for the benefit and convenience of Lessee and as such has greater value.

27.  FIRE PREVENTION
     ---------------
     Lessee agrees to use every reasonable precaution against fire and agrees to provide and maintain approved, labelled fire extinguishers and emergency lighting equipment within the leased premises as required or recommended by the Insurance Services Office (or successor organization), OSHA or local authorities.

28.  OUTSIDE AREA
     ------------
     No goods or things of any type or description shall be held or stored outside the leased premises at any time without the express written approval of Lessor.

29.  ENVIRONMENT
     -----------
     Lessee will so conduct and operate the leased premises as not to interfere in any manner with the use and enjoyment of other portions of the same or neighboring buildings by other by reason of odors, smells, noise, accumulation of garbage or trash, vermin or other pests or otherwise and will at its expense employ a professional pest control service if necessary. Lessee agrees to maintain efficient and effective devices for preventing damage to heating equipment from harmful solvents, degreasers, cutting oils, and similar substances which may be used within the premises. No hazardous waste or chemical waste of any sort shall be stored or allowed to remain within the leased premises at any time.

30.  RESPONSIBILITY
     --------------
     Lessor shall not be held liable to anyone for loss or damage caused in any way by the use, leakage or escape of water, or for cessation of any service or utility rendered customarily to said premises or buildings or agreed to by the terms of this Lease, due to any accident, to the making of repairs, alterations or improvements, to labor difficulties, weather conditions, or mechanical breakdowns, to trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources which they are usually obtained for said building or to any cause beyond the Lessor's immediate control.

31.  SURRENDER
     ---------
     Lessee shall at the expiration or earlier termination of this Lease remove all of Lessee's goods and effects from the leased premises. Lessee shall deliver to Lessor the leased premises and all keys, locks thereto, and other fixtures and equipment connected therewith and all alterations, additions and improvements made to or upon the leased premises, including, but limited to, any offices, partitions, plumbing and plumbing fixtures, air conditioning equipment and duct work of any type, exhaust or heaters, water coolers, burglar alarms, telephone wiring, air or gas distribution piping, compressors, overhead cranes, hoists, trolley or conveyors, counters or sides attached to the walls or floors and all electrical work, including but not limited to lighting fixtures of any type, wiring conduits, distribution panels, bus ducts, raceways, outlets and disconnects. Lessee shall deliver the leased premises in a clean and neat order and in the same condition as they were at the commencement of the term, or as they were put in during the term hereof, reasonable wear and tear and damage by fire or other casualty only excepted. In the event of Lessee's failure to remove any of Lessee's property from the leased premises, Lessor is hereby authorized, without liability to Lessee for loss or damage thereto, and at the sole risk of Lessee, to remove and store any such property at Lessee's expense, or to retain the same under Lessor's control, or to sell at public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds from such sale to the payment of any sum due hereunder, or to destroy such property which shall be conclusively deemed to have been abandoned.

32.  WAIVER
     ------
     One or more waivers of any covenant, condition or agreement contained herein shall not be construed as a waiver of a further breach of the same covenant, condition or agreement or of any other covenant, condition or agreement, and a consent or approval by one party to any act by the other requiring such consent or approval shall not be deemed a waiver or render unnecessary consent or approval to any subsequent similar act.

33.  NO ABATEMENT OF RENT
     --------------------
     The obligation of Lessee to make all payments of rent and any additional rent in the form of real estate taxes, operating costs or otherwise shall be absolute and unconditional and shall not be subject to set off, recoupment or counterclaim, except as expressly set forth herein.

34.  BENEFIT
     -------
     All covenants, agreements, conditions and undertakings under this Lease shall extend to and be binding upon the legal representatives, successors and assigns of the respective parties hereto.

35.  GENERAL
     -------
     (A) Every term and provision of this Lease shall be deemed of the essence and every breach thereof material to the Lessor.
     (B) All representations, warranties and agreements of the parties in this Lease shall be deemed special, unique and extraordinary; and any breach thereof by the parties shall be deemed to cause the other party irreparable injury not properly compensable by damages in an action of law, and the rights and remedies of the parties hereunder may therefore be enforced both at law and in equity, by injunction or otherwise.
     (C) All rights and remedies of each party shall be cumulative, and not alternative, in addition to and not exclusive of any other right or remedy to which such party may be lawfully entitled in case of any breach or threatened breach of any terms or provisions herein except as otherwise expressly provided herein.
     (D) The rights and remedies of each party shall be continuing and not exhausted by any one or more uses thereof, and may be exercised at any time or from time to time and as often as may be expedient; and any option or election to enforce any such right or remedy may be exercised or changed at any time or from time to time.
     (E) This Lease sets forth the entire agreement by the parties, and no custom, act, forbearance, or words of silence at any time, gratuitous or otherwise, shall impose any additional obligation or liability upon either party or waive or release either party from any default or from the performance or fulfillment of any obligation or liability, or operate as against either party as a supplement, alteration, amendment or change of any term or provision set forth herein, including this cause, unless set forth in a written instrument duly executed by such party expressly stating that it is intended to impose such an additional obligation or liability or to constitute such a waiver or release, or that it is intended to operate as such a supplement, alteration, amendment or change.
     (F) If any term or provision of this Lease or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remaining terms and provision shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by Law.
     (G) The various headings in this Lease Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.
     (H) This Lease shall be construed in accordance with the laws of the STATE OF MASSACHUSETTS.

36.  OPTION TO RENEW
     ---------------
     In the event that Lessee is not in default of any of the provisions of this Lease at the time of its exercise of the option hereunder and for the period of time continuing to the expiration of the initial term or the renewal term, if any, the Lessee shall have the right and option to extend this Lease for TWO (2) additional term(s) of THREE (3) year(s) each by giving written notice of its desire to so extend this Lease two hundred and seventy (270) days at least prior to the expiration of the initial term or any such renewal term. Upon the giving of any such notice, the term of this Lease shall automatically be extended for an additional period of THREE (3) years(s) without the necessity for the execution of any other instrument in confirmation thereof. Lessor and Lessee shall execute and deliver any such instrument in recordable form as either may reasonably request for the purpose of confirming this Lease and the exercise of any such extension right. Except for the rights of extension which have theretofore been exercised and the rent payable during any such extension period, any such extension shall be upon all of the same terms, conditions and provisions herein contained. References in this Lease to the term hereof shall be deemed to include any renewal term for which the original term may be so extended. The base rent due and payable by Lessee during any such renewal terms shall be in an amount as shall be mutually agreed upon by Lessor and Lessee prior to the commencement of said renewal term.

37.  RULES AND REGULATIONS
     ---------------------
     Lessee agrees to comply with the rules and regulations set forth in the Exhibit attached to this Lease (as the same may be amended from time to time) as to the use and/or occupancy of the leased premises and land and buildings of which the same form a part, and the same are incorporated by reference herein and made a part of this Lease.

     IN WITNESS WHEREOF, The Lessor and Lessee have caused these presents to be executed on this 15th day of September, 1992, intending this document to take effect as a sealed instrument.

                                    LESSOR:
                                    ------

                                          /s/ Joseph Scott Trustee
- -----------------------------             -------------------------------
Witness                                   Joseph Scott
                                          Its duly authorized Trustee


                                    LESSEE:
                                    ------

                                          ALTERNATE CIRCUIT TECHNOLOGY, INC.


                                          /s/ Donald Schiffgens
- -----------------------------             -------------------------------
Witness                                   Donald Schiffgens
                                          Vice President, Finance




- -----------------------------
Witness

                         RULES AND REGULATIONS EXHIBIT
                         -----------------------------

1. In the event that Lessee shall desire to place any shades, coverings, decorations, or the like upon any windows in the leased premises, Lessee shall only utilize vertical blinds for such purposes, which blinds shall first be approved by Lessor, said approval not to be unreasonably withheld.

2. Lessee hereby acknowledges that Lessor maintains high pressure sodium lights on or about the leased premises which provide exterior lighting for the safety and convenience of all of the Lessor's tenants and a portion of said high pressure sodium lights are regulated by circuit breakers located within the leased premises. Lessee shall not, at any time during this Lease or any extension thereof, in any manner interfere with the automatic on/off device for said high pressure sodium lights nor shall Lessee at any time interfere with the electricity being provided to said lights or place the circuit breakers within the leased premises in such a position as to prevent electricity from being provided to said lights.

3. Lessee shall not obstruct any pedestrian walks, entrances, or exits to the building in which the leased premises are situated, or any common areas or facilities, with anything, or in any manner whatsoever, and shall not obstruct any and all entrances, exits curb cuts, or walks serving the land and building on which the leased premises are a part, nor create or suffer any hazardous condition therein or thereat.

4. Lessee shall not leave, place, or dispose of any litter, refuse, garbage, or thing outside the leased premises other than garbage or refuse in containers or receptacles expressly designated by Lessor for that purpose, as and where so designated. All refuse and garbage shall be removed by Lessee from the leased premises and deposited and disposed of in containers, in a manner and at times acceptable to Lessor.

5. Receiving, shipping, loading, and unloading by Lessee shall be done at the loading dock or docks serving the leased premises; and Lessee, and its employees, agents or invitees shall exercise due care and safety precautions with respect to the same.

6. Lessee shall not conduct, advertise or suffer the occurrence of any auction sale, bankruptcy sale, going out of business sale, distress sale, or the like at the leased premises or at the land and buildings of which the leased premises are a part.

7. Lessee shall keep the leased premises clean and free of refuse at all times, shall paint the interior of the leased premises when reasonably necessary, and shall use pest extermination as and when required and whenever Lessor shall direct.

8. Lessor shall comply with all applicable laws and governmental authorities regarding the use and occupancy of the leased premises as said laws may for time to time appear and/or be amended.

9. Lessee shall keep and maintain temperatures at the leased premises sufficiently high to prevent freezing of, or interference with, any flow in pipes in, at, and about the leased premises.

10. Lessee shall not attach, display, or maintain on the outer walls, doors, windows, or roof of the leased premises or the building of which the same from a part, any sign, awning, aerial, lettering matter or thing of any time without Lessor's prior written consent which consent shall not be unreasonably withheld. In the event Lessor grants approval to Lessee for the display or erection of any sign, display or lettering, Lessee shall maintain and keep the same in good repair, good appearance and good working order at all times and make all replacements thereto as and when required to keep the same in such condition.

11. Lessee shall not use any sound device which shall be deemed objectionable to Lessor or other tenants, including, but not limited to loud speakers, microphones, transmitters, amplifiers, or phonographs, which sounds can be heard from outside of the leased premises.

12. Lessee shall not do anything which may damage the personal property of any business or occupant at the building in which the leased premises are located or any part thereof, or be a nuisance to other tenants located therein.

13. The plumbing facilities, drains and lines in or about the leased premises shall not be used by Lessee or anyone under its control for any purpose any than that for which they were constructed, nor shall Lessee put (or dispose of) any foreign substance therein of a kind other than that for which such facility was specifically designed, or permit such event to occur; and all costs and expenses of repairing, replacing or restoring said facilities or equipment by reason of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Lessee.

14. Lessee shall not burn any trash or garbage of any kind in or about the leased premises, the building and land of which leased premises are a part, or within one thousand feet of the outside property lines of said land and building.

15. Lessee shall not use nor suffer the use of the respective portions of the land of which leased premises are a part for any purposes other than those designated by Lessor, to wit: parking areas for parking of vehicles used in the business conducted in the leased premises, employee parking, and parking for business invitees; loading docks for the loading and unloading of vehicles transporting material or equipment to or from the leased premises; and curb cut and turn around areas for the unobstructed passage of vehicles of and from said areas.

            CONSENT TO ASSIGNMENT, CERTIFICATION AND LEASE AMENDMENT
            --------------------------------------------------------

     Joseph Scott, trustee of the Rydan Park Master Trust, as "Lessor" under a lease agreement dated September 15, 1992 for certain real property located at 40 Rogers Road, Haverhill, Massachusetts, with Alternate Circuit Technology, Inc., as "Lessee" (the "Lease") hereby agrees as follows:

     1.   A true copy of the Lease is attached and incorporated by reference.

     2. Pursuant to Paragraph 13 of the Lease, Lessor hereby consents to the assignment of the Lease by Lessee to Zycon Corporation, a Delaware corporation ("Zycon"), and further consents to Zycon further assigning the Lease to Zycon Alternate Circuits, Inc., a wholly owned subsidiary of Zycon ("Successor Lessee"), which Successor Lessee shall own and conduct the business in substantially the same manner as currently being conducted by Lessee.

     3. Recognizing that Zycon and Successor Lessee are relying on the following, Lessor hereby certifies as follows:

          A. That the Lease was duly authorized, executed and delivered by Lessor and continues to be binding on Lessor;

          B.   Lessor has not assigned its interest in the Lease;

          C. That the Lease Agreement attached hereto sets forth the entire agreement between the Lessor and Lessee as of this date subject only to the modifications contained in this document;

          D. That the Lease is in full force and effect and has not been amended, modified or assigned except as provided in this document; and

          E. Lessee is not in default under the Lease. Without limiting the above, Lessor confirms that it has approved or hereby approves all improvements, alterations, and additions to the premises made to date, and Lessor has no defenses or offsets to enforcement of the Lease by Lessee.

          F. The current monthly rent due under the Lease is Ten Thousand Eight Hundred Thirty Three and 33/100 Dollars ($10,833.33) per month. The rent has been paid through the end of the calendar month immediately preceding the date of this document. Paragraph 4 of the Lease is not applicable.

          G. The undersigned has the authority to execute this document on behalf of Lessor and no consent of any other person or entity is necessary for it to be valid and effective.

     4. Effective upon the assumption of the Lease by Successor Lessee, the parties hereby clarify and/or modify the following provisions of the Lease as follows.

          A. Paragraph 2 is amended to extend the term of the Lease through December 31, 2003.

          B.    Paragraph 3 is amended to state the following rent schedule:

               From the assumption of Lease by Successor Lessee to August 31, 1998: $130,000.00/year or $10,833.33/month.

               From September 1, 1998 through August 31, 2001: $135,000.00/year or $11,250.00/month.

               From September 1, 2001 through August 31, 2002: $138,000.00/year or $11,500.00/month.

               From September 1, 2002 through August 31, 2003: $141,000.00/year or $11,750.00/month.

               From September 1, 2003 through December 31, 2003:
               $12,000.00/month.

          C. Paragraph 7 is amended to clarify that the base year for determining the increase in property taxes is City of Haverhill, Massachusetts fiscal year ending June 30, 1996.

          D. With respect to Paragraph 8, Lessor hereby acknowledges that water connections have been and shall be provided by Lessor for domestic sanitary purposes and for process water usage. Lessor consents to water usage by Lessee at the premises up to those levels used by Alternate Circuit Technology, Inc. during the period of its occupancy of the premises, however. Any significant increase in water usage over such historical levels will require Lessor's consent, which consent will not be unreasonably withheld.

          E. With respect to Paragraph 12 the Lessor agrees that Successor Lessee shall not have an obligation greater than to restore the premises to its condition existing prior to the date of the assignment of the Lease by Lessee to Successor Lessee.

          F. Paragraph 23 is deleted and the following is substituted in its place:

               "23.  Signs.  Lessee may place signs on the
                     -----
               premises with Lessor's written consent which will not be unreasonably withheld. Lessor hereby consents to Lessee placing a new sign on the premises in substantially the same size as the current sign.

          H.   Paragraph 29 of the Lease is clarified as follows:

               "Hazardous materials have been and may in the future be used by Lessee in connection with the manufacturing processes conducted by Lessee at the leased premises provided such use complies with applicable federal and state laws. No hazardous waste or chemical waste may be permanently stored on the leased premises.
               For purposes of this paragraph "permanently stored" shall mean storage for more than ninety (90) days from the first day of such storage."

          I. Paragraph 31 of the Lease is clarified to provide that Successor Lessee shall deliver the leased premises in a clean and neat order and in the same condition as they were on the date of the assignment of the Lease by Lessee to Successor Lessee.

          J. Paragraph 36 of the Lease is amended to provide that Successor Lessee shall have an option to renew the lease for one additional five-year term on the expiration of the term of this Lease as set forth in paragraph 2, provided, however, that in no event shall the rental for such extended term be less than the rental in effect at the end of the prior term. Such rights shall be subject to the procedures and conditions set forth in paragraph 36 of the existing Lease.

          K.   Paragraph 37 of the Lease is amended to read in full as follows:

               "37.  Rules and Regulations.  Lessee agrees
                     ---------------------
               to comply with the rules and regulations set forth in the Exhibit attached to this Lease (as the same may be reasonably amended from time to time) as to the use and/or occupancy of the leased premises and land and buildings of which the same form a part, and the same are incorporated by reference herein and made a part of this Lease."

     5.    Acknowledgment of Storage Tanks and Lessor's Responsibility.  Lessor
           -----------------------------------------------------------
hereby acknowledges that another tenant has two (2) storage tanks located on the leased premises. Lessor agrees to perform and/or cause such other tenant to perform all necessary repairs, maintenance, and replacements of said storage tanks during the term of the Lease, at Lessor's or such other tenant's sole cost and expense. Lessor further agrees to maintain and/or cause such other tenant to maintain the storage tanks in compliance with all applicable federal, state or local environmental laws or ordinances applicable to or governing storage tanks.

     6.   Indemnity and Hold Harmless by Lessor.  Lessor shall indemnify
          -------------------------------------
Successor Lessee and hold Successor Lessee harmless from and against any and all claims, losses, expenses or costs of any nature, including attorneys' fees and expert witness fees, which result, or which arise in any manner from the presence of said two (2) storage tanks located on the leased premises. It is understood that Successor Lessee would not enter into this Consent to Assignment, Certification and Lease Amendment in the absence of Lessor's agreement to indemnify and hold harmless, as herein described. It is recognized and agreed that such agreement to indemnify and hold harmless includes, without limiting the generality of such provision, all expenses and costs, including attorneys' fees and expert witness fees, which result from any administrative inquiry by any governmental agency.

     7. Successor Lessee consents to Lessor transferring its interest in the Lease to a limited liability company owned by the current beneficial owners of Lessor.


Execution by:

RYDAN PARK MASTER TRUST

By:        /s/ Peter V. Hosmer
           ----------------------------
Name:      Peter V. Hosmer
           ----------------------------
Its:       Trustee

and Agreed to by:

ZYCON CORPORATION

By:        /s/ Ronald H. Donati
           ----------------------------
Name:      Ronald H. Donati
           ----------------------------
Its:       President

                                 SCHEDULE 3.13
                                   Licenses

None.

                               SCHEDULE 3.13(ii)
                          Computer Software Licenses.

See attached list of computer software written licenses.

Seller has not granted any licenses to use the Computer Software or any sub-licenses with respect to any of the licenses.

Written Software Licenses:

CAM
- ---
Graphic Code (GCCAM) 6 seats
Lavenir fixmaster (1) and repair net (2)
Cybolic Sciences (photoplotter)

CAD
- ---
Allegro cadence (3)
R.F. Auto Cad
Sun (4)

Network/Internet
- ----------------
Novell Netware 3.12 (50 user)
Novell NetWare 4.10 (43 user)
Digital Equipment Pathworks (10 user)
ARCH Serve backup (network)(50 user)
Firefox Novix (10 user)
Firefox SMTP mail sever (10 user)

Various Equipment
- -----------------
Fact Tech Drill Engineer (used with Excellon Equip.)
Orbotech AOI 309 and VRS
Everett Charles 9090
O.E.M. lamination press software
Plasma etch back software
Dep line software
TDR software
Voice mail
Telephone service

Other various
- -------------
Digital Equipment VMS
Microsoft (various pc licenses)
DOS (various)

                                 SCHEDULE 3.15
                       Contractual and other Obligations

See attached list of written and oral contracts, agreements, licenses, leases, arrangements and other documents to which the seller is a party and which relate to the business or by which the business or any of the assets of the business is bound and obligations and liabilities of the seller pursuant to uncompleted orders for the purchase of material, supplies, equipment and services for the requirements of the business which the remaining obligation of the seller is in excess of $10,000 and material contingent obligations of the seller related to the business.

DELTA DENTAL                            INSURANCE
NYNEX                                   LONG DISTANCE
MOTOROLA                                CELLULAR
ADVANCED PLASMA                         CALIBRATION
BEST POWER                              UPS SYSTEMS MAINT
BEST PROGRAMS                           FAS S/W SUPPORT
CADENCE                                 ALLEGRO S/W MAINT
CONWAY OFFICE                           KONICA COPIER MAINT
CYMBOLIC SCIENCES                       PLOTTER MAINTENANCE
EASTMAN KODAK                           COPIER MAINTENANCE
EXCELLON                                DRILL MACHINE MAINT
HARBINGER EDI                           EDI S/W
HARRIS                                  AUTOCAD DXF FEE
HEWLETT PACKARD                         HP DESIGN JET PLOTTER
KRONOS                                  TIMEKEEPER CENTRAL MAINT
LAVINER                                 FIXMASTER SUPPORT MAINT
LAVENIER                                VERIFY SUPPORT MAINT
MULTILINE                               ARTWORK PUNCH MAINT
MULTILINE                               OPTILINE MAINT
NOVADYNE                                SPARC STATIONS
ORBOTECH                                V309X MAINT
ORBOTECH                                AOI & PLOTTER COVERAGE
ORBOTECH                                VRS-4 SVC AGREEMENT
PERKIN ELMER                            AUTO ABSORPTION INS SVC
XEROX                                   1012 COPIER MAINT
XEROX                                   1050 COPIER MAINT
HOME OFFICE                             TELEPHONE SERVICE CONTRACT CA
EC PROPERTIES                           CA OFFICE CONDO LEASE
ALLTEX                                  UNIFORM SERVICE
RETROFIT                                DEC VAX/VMS MAINT
DUN & BRADSTREET                        CREDIT REPORT SERVICE
EXCELLON                                CNC-7 LICENSE AGREEMENT
FEDERAL EXPRESS                         EFT AGREEMENT
IBM                                     EFT AGREEMENT
COMPAQ                                  EFT AGREEMENT
MASS ELECTRIC                           SERVICE EXTENSION DISCOUNT AGRMT
MERRIMACK VALLEY GUARDS                 SECURITY GUARD SERVICE
PHILLIPS & JACOBS (MOMEMTUM)            CONSIGNMENT AGREEMENT
NEW ENGLAND SPRING WATER                VARIOUS WATER COOLER UNIT RENTALS
PAL, INC.                               MRS-ITC JR SYSTEM RENTAL
RYDAN PARK                              40 ROGERS ROAD
UNIFIRST                                UNIFORM RENTALS
A T & T                                 MAINTENANCE AGREEMENT

Alternate Circuit Technology, Inc.
Lease Summary


Lessor          Description           Term        Lease pymt.    Other
- ------          -----------           ----        -----------    -----
Amplicon        9090 Trace System     12/1/94-97  $13,857.14     $58,200
sold to CIT     $485k cost value      36 months   OL 8312 sch 1  buy out

CIT             Excellon Concept TV   7/93-97     $6,330.36      FMV buy out
                $286k cost value      48 months   Sch 1          sale/leaseback
                                                                 capital lease

CIT             Various equip and     8/93-96     $7,763.42      $1 buy out
                buy out of prior      36 months   Sch 2          capital lease
                leases-$248k

CIT             OEM lam. system       10/94-98    $3,398.23      FMV buy out
                $157k cost value      48 months   Sch3           (appraiser  by
                                                                 ACT) no less
                                                                 than 21% of
                                                                 original cost=
                                                                 $32,907

ICON            AOI 309               7/93-97     $11,570.00     FMV buy out
                $598k cost value      48 months


                                 SCHEDULE 3.16
                                 Compensation

None.

                                 SCHEDULE 3.17
                            Employee Benefit Plans

See attached schedule of accrued vacation benefit.

Seller does not provide any sick leave benefits.

Seller maintains the following employee benefits:

        1. Alternate Circuit Technology, Inc. Revised and Restated (with Cash or Deferred 401(k) features) Profit Sharing Plan

        2. Alternate Circuit Technology, Inc. Group Health Plan (includes dental, life insurance, accidental death and dismemberment insurance)

        3.  Alternate Circuit Technology, Inc. Group Long Term Disability Plan

        4.  Alternate Circuit Technology, Inc. Attendance Bonus Plan

                           Accrued Vacation Benefit

                                                                       96              96                                       96
- ----------------------------------------------------------------------------------------------------------------------------------
                                                                   DAYS             USED/         AVAIL                  ACCRUED
- ----------------------------------------------------------------------------------------------------------------------------------
EMP                  DEPT                DOH           MOS         EARNED           REQ'S         DAYS         RTE       VACATION
- ----------------------------------------------------------------------------------------------------------------------------------
Lourdes Mercado      Photoprint          7/14/86       118             15               4            11        11.6       1,020.80
- ----------------------------------------------------------------------------------------------------------------------------------
Tony Duquette        Maintenance        10/29/84       139             15               5            10       28.33       2,266.72
- ----------------------------------------------------------------------------------------------------------------------------------
Natividad Infante    Maintenance         8/27/86       117             15               0            15        9.96       1,195.20
- ----------------------------------------------------------------------------------------------------------------------------------
Mary Jane Hansen     Artwork             8/29/83       153             15             0.5          14.5       12.64       1,466.24
- ----------------------------------------------------------------------------------------------------------------------------------
Kathy Dick           Artwork            10/14/86       115             15               4            11        9.96         876.48
- ----------------------------------------------------------------------------------------------------------------------------------
Norma Ayers          Engineering         10/6/86       115             15               3            12       12.25       1,176.00
- ----------------------------------------------------------------------------------------------------------------------------------
Kevin Crepeau        Test/Final Insp      6/6/88        94             15               0            15       12.04       1,444.80
- ----------------------------------------------------------------------------------------------------------------------------------
Michele York         Engineering         6/18/84       143             15               0            15       23.27       2,792.30
- ----------------------------------------------------------------------------------------------------------------------------------
Edward Bednarski     Process Eng         6/27/88        95             15               0            15       17.69       2,122.47
- ----------------------------------------------------------------------------------------------------------------------------------
David Unger          Process Eng          5/2/88        96             15               0            15       35.66       4,279.20
- ----------------------------------------------------------------------------------------------------------------------------------
Lucy Wiciel          Personnel           9/29/86       116             15               0            15       28.76       3,451.69
- ----------------------------------------------------------------------------------------------------------------------------------
Lisa Jackson         Administration       9/2/86       116             15               4            11       18.61       1,638.08
- ----------------------------------------------------------------------------------------------------------------------------------
Juana Cruz           QA                  1/27/85       124             15               0            15       10.73       1,287.60
- ----------------------------------------------------------------------------------------------------------------------------------
Ronald Carroll       All                10/19/87       103             15               1            14       25.44       2,849.36
- ----------------------------------------------------------------------------------------------------------------------------------
Chandra LeBlanc      Artwork             1/11/88       100             15             0.5          14.5        18.1       2,100.13
- ----------------------------------------------------------------------------------------------------------------------------------
Carolyn Malski       Accounting           9/6/88        92             15             2.5          12.5       17.41       1,740.83
- ----------------------------------------------------------------------------------------------------------------------------------
Robin Sansoucie      Accounting          11/7/88        90             15               0            15       12.08       1,449.60
- ----------------------------------------------------------------------------------------------------------------------------------
Jacqueline Tilton    Test/Final Insp     8/15/88        85             15             1.5          13.5        9.96      1,075.68
- ----------------------------------------------------------------------------------------------------------------------------------
Marilyn Kelleher     Screening           12/7/87       101             15               3            12       10.63       1,020.48
- ----------------------------------------------------------------------------------------------------------------------------------
Lawrence Soucie      All                 2/22/88        99             15             4.3          10.7       13.91       1,190.70
- ----------------------------------------------------------------------------------------------------------------------------------
Parimala Zaveri      Photprint           8/29/88        92             15               0            15        9.25       1,110.00
- ----------------------------------------------------------------------------------------------------------------------------------
Donna Hodgerney      Fab/Drill           5/13/85       132             15               4            11       12.47       1,097.36
- ----------------------------------------------------------------------------------------------------------------------------------
David Rude           Artwork            10/20/86       115             15             1.5          13.5       13.07       1,411.56
- ----------------------------------------------------------------------------------------------------------------------------------
Susan Ballard        Fab/Drill          10/13/87       103             15               0            15        11.6       1,392.00
- ----------------------------------------------------------------------------------------------------------------------------------
Judy Rogers          QA                   9/5/89        78             15               0            15       10.23       1,227.60
- ----------------------------------------------------------------------------------------------------------------------------------
Denis McCArthy       All                 6/11/89        83             15             0.5          14.5       11.77       1,365.32
- ----------------------------------------------------------------------------------------------------------------------------------
Louis Yarid          Engineering         5/22/89        84             15             5.5           9.5       15.57       1,183.66
- ----------------------------------------------------------------------------------------------------------------------------------
Kenneth Kozdra       QA                  5/30/89        84             15               0            15       33.65       4,038.46
- ----------------------------------------------------------------------------------------------------------------------------------
Gloria Deforge       Administration      9/26/90        68             15               0            15       33.96       4,075.50
- ----------------------------------------------------------------------------------------------------------------------------------
Hilary Nagrant       Maintenance         8/27/90        69             15               0            15       12.46       1,495.20
- ----------------------------------------------------------------------------------------------------------------------------------
Lynn Gorton          Photoprint          8/27/90        62             15               0            15        9.98       1,197.60
- ----------------------------------------------------------------------------------------------------------------------------------
Bruce Jameson        Shpg/Rcvg/P.C.      5/31/88        68             15               5            10         9.5            760
- ----------------------------------------------------------------------------------------------------------------------------------
David Castricone     Screening           8/13/90        69             15               0            15       16.59       1,990.38
- ----------------------------------------------------------------------------------------------------------------------------------
Sherri Garnache      Accounting          11/5/84       138             15               0            15       27.59       3,311.05
- ----------------------------------------------------------------------------------------------------------------------------------
Donna Elwell         Test/Final Insp    10/26/87       103             15               0            15        11.6       1,392.00
- ----------------------------------------------------------------------------------------------------------------------------------
William Zinser       Accounting          5/18/88        96             15               0            15       24.04       2,884.58
- ----------------------------------------------------------------------------------------------------------------------------------
Nilsa Sanabria       Photoprint          2/22/89        86             15             0.5          14.5        8.97       1,040.52
- ----------------------------------------------------------------------------------------------------------------------------------
Shailesh Zaveri      Plating             6/20/88        95             15               0            15       10.82       1,298.40
- ----------------------------------------------------------------------------------------------------------------------------------
Cheryl Amazeen       Test/Final Insp    12/31/84       136             15               5            10       12.25            980
- ----------------------------------------------------------------------------------------------------------------------------------
Janice Keller        QA                  5/26/87       105             15             2.5          12.5       12.25       1,225.00
- ----------------------------------------------------------------------------------------------------------------------------------
Carol Godfrey        QA                   9/9/86       116             15               2            13       12.18       1,266.72
- ----------------------------------------------------------------------------------------------------------------------------------
Timothy Kenney       Waste Treatment    10/24/90        67             15             4.5          10.5       17.17       1,442.46
- ----------------------------------------------------------------------------------------------------------------------------------
Ernest Hakey         Design              5/23/88        96             15               0            15       32.47       3,896.40
- ----------------------------------------------------------------------------------------------------------------------------------
David Costa          Design              4/16/91        61             15               5            10       25.68       2,054.52
- ----------------------------------------------------------------------------------------------------------------------------------
Anita Conlin         Administration     12/23/91        53             13               5             8       14.42         923.07
- ----------------------------------------------------------------------------------------------------------------------------------
Ken Iodice           Fab/Drill          10/15/91        55             13             0.5          12.5       10.08       1,008.00
- ----------------------------------------------------------------------------------------------------------------------------------
Mary Valenzi         Artwork             4/21/92        47             11               0            11        8.23         724.24
- ----------------------------------------------------------------------------------------------------------------------------------
Keith Bridges        Maintenance          9/9/91        56             13               0            13       11.37       1,182.48
- ----------------------------------------------------------------------------------------------------------------------------------

                                    Sheet1

- ----------------------------------------------------------------------------------------------------------------------------------
Claire Guilmette     Shpg/Rcvg/P.C.      11/4/91        54             13             2.5          10.5        9.55          802.2
- ----------------------------------------------------------------------------------------------------------------------------------
Albert D'entremont   Plating             9/21/87       104             15               0            15       17.17       2,060.65
- ----------------------------------------------------------------------------------------------------------------------------------
Abraham Santer       Fab/Drill           4/21/92        49             13               0            13        9.68       1,006.72
- ----------------------------------------------------------------------------------------------------------------------------------
John Strangman       All                 5/29/84       144             15               0            15       31.78       3,813.35
- ----------------------------------------------------------------------------------------------------------------------------------
Jolanta Fankidejski  Artwork             9/24/90        61             15               0            15        9.21       1,105.20
- ----------------------------------------------------------------------------------------------------------------------------------
Linda Fernandez      Artwork             7/11/94        55             13             1.5          11.5       11.45       1,053.40
- ----------------------------------------------------------------------------------------------------------------------------------
Cheryl Laliberty     Artwork              9/6/94        20              8               0             8        7.89         504.96
- ----------------------------------------------------------------------------------------------------------------------------------
Josefina Ramos       Artwork             9/12/94        20              8               0             8        8.68         555.52
- ----------------------------------------------------------------------------------------------------------------------------------
Kenneth Campbell     Design             12/19/94        17              6               0             6       22.95       1,101.46
- ----------------------------------------------------------------------------------------------------------------------------------
Erich Schwarz        Test/Final Insp    12/13/93        29             10             1.5           8.5        9.15          622.2
- ----------------------------------------------------------------------------------------------------------------------------------
Jill Byron           Test/Final Insp     8/29/94        21              8               0             8        7.89         504.96
- ----------------------------------------------------------------------------------------------------------------------------------
Raymond Leczynski    Test/Final Insp     8/17/92        45             11               0            11       25.12       2,210.58
- ----------------------------------------------------------------------------------------------------------------------------------
Edna Gauthier        Fab/Drill          10/19/92        38             11               1            10        10.5            840
- ----------------------------------------------------------------------------------------------------------------------------------
Kevin Mcaninch       Fab/Drill          10/24/94        19              7               0             7        8.87         496.72
- ----------------------------------------------------------------------------------------------------------------------------------
Jose Trigueiro       Fab/Drill            1/3/95        16              6               0             6        7.89         378.72
- ----------------------------------------------------------------------------------------------------------------------------------
Diane Burbank        Photoprint          1/23/94        28             10               0            10         9.8            784
- ----------------------------------------------------------------------------------------------------------------------------------
Debra Smith          Photoprint         12/19/94        17              6               0             6        8.87         425.76
- ----------------------------------------------------------------------------------------------------------------------------------
Marjorie Livingston  Photoprint          1/23/95        16              6               0             6        7.98         383.04
- ----------------------------------------------------------------------------------------------------------------------------------
Luis Gonzalez        Photoprint          1/30/95        16              6               1             5        7.89          315.6
- ----------------------------------------------------------------------------------------------------------------------------------
James Pickering      Plating            10/14/95        49             13               3            10       10.62          849.6
- ----------------------------------------------------------------------------------------------------------------------------------
Ovidio Ayala         Screening            5/2/94        24             10               2             8        8.04         514.56
- ----------------------------------------------------------------------------------------------------------------------------------
Antar Jimenez        Screening           6/12/94        23              9               1             8        7.89         504.96
- ----------------------------------------------------------------------------------------------------------------------------------
Roy Earley           Lab                 8/23/94        21              8               7             1        9.75             78
- ----------------------------------------------------------------------------------------------------------------------------------
John Stewart         Waste Treatment     1/25/95        16              6                             6       14.67         704.16
- ----------------------------------------------------------------------------------------------------------------------------------
Henry Jackman        Maintenance         9/20/94        20              8               0             8       10.93         699.52
- ----------------------------------------------------------------------------------------------------------------------------------
Jason Jackman        Fab/Drill          12/19/94        17              6               0             6        7.62         365.76
- ----------------------------------------------------------------------------------------------------------------------------------
Patricia Paquette    QA                   2/7/94        27             10               0            10       14.42       1,153.84
- ----------------------------------------------------------------------------------------------------------------------------------
Karen Bruce          Administration      8/14/95         9              4               1             3        9.14         219.36
- ----------------------------------------------------------------------------------------------------------------------------------
Lawrence Lemer       Artwork             8/29/95         9              4               0             4        11.5            368
- ----------------------------------------------------------------------------------------------------------------------------------
Bruce Gates          Artwork            11/20/95         6              3               0             3         7.5            180
- ----------------------------------------------------------------------------------------------------------------------------------
James Gaiero         Artwork            11/27/95         6              3               0             3           7            168
- ----------------------------------------------------------------------------------------------------------------------------------
Keith Campbell       Design             12/11/95         5              2               0             2        14.5            232
- ----------------------------------------------------------------------------------------------------------------------------------
Timothy Regis        Engineering         10/2/95         8              5                             5       16.82          672.8
- ----------------------------------------------------------------------------------------------------------------------------------
Khen Vun             Fab/Drill          12/18/95         5              2               0             2        8.53         136.48
- ----------------------------------------------------------------------------------------------------------------------------------
Brian Ventura        Fab/Drill          12/18/95         5              2               0             2        8.25            132
- ----------------------------------------------------------------------------------------------------------------------------------
Catharine McLaine    Lab                 8/28/95         9              4               0             4         9.6          307.2
- ----------------------------------------------------------------------------------------------------------------------------------
Isabel Jarquin       Lab                11/20/95        18              7               0             7        7.69         430.64
- ----------------------------------------------------------------------------------------------------------------------------------
Ismael Sanabria      Laminating          1/15/96         4              5                             5       15.87         634.61
- ----------------------------------------------------------------------------------------------------------------------------------
Louis Ricketts       Laminating          2/20/96         3              1               0             1       10.51          84.08
- ----------------------------------------------------------------------------------------------------------------------------------
Rafael Montilla      Laminating           4/8/96         1              0               0             0           8           -
- ----------------------------------------------------------------------------------------------------------------------------------
David Jackman        Maintenance         5/31/94        24             10               0            10       11.66          932.8
- ----------------------------------------------------------------------------------------------------------------------------------
Alba Ortiz           Maintenance        10/16/95        94             15             0.5          14.5        9.96       1,155.36
- ----------------------------------------------------------------------------------------------------------------------------------
Suzanne Copeland     Personnel           6/12/95        11              4               0             4        9.93         317.76
- ----------------------------------------------------------------------------------------------------------------------------------
Beatrice Strangman   Photoprint          6/20/90        66             15               7             8        9.38         600.32
- ----------------------------------------------------------------------------------------------------------------------------------
Susan McMahon        Photoprint          7/10/95        10              4               0             4        9.77         312.64
- ----------------------------------------------------------------------------------------------------------------------------------
Holly Harrison       Photoprint         10/30/95         7              3               0             3        9.78         234.72
- ----------------------------------------------------------------------------------------------------------------------------------
James Pike           Photoprint           4/8/96         1              0               0             0        8.05           -
- ----------------------------------------------------------------------------------------------------------------------------------
Noel Velez           Plating             8/14/94        21              8               2             6        9.31         446.88
- ----------------------------------------------------------------------------------------------------------------------------------
Larry Cardenales     Plating             9/19/94        20              8               0             8        9.31         595.84
- ----------------------------------------------------------------------------------------------------------------------------------
Marcia Joyce         Plating             1/16/95        16              6               0             6        8.46         406.08
- ----------------------------------------------------------------------------------------------------------------------------------
Dougles Nelson, Jr.  Plating             1/17/95        16              6               0             6        9.31         446.88
- ----------------------------------------------------------------------------------------------------------------------------------



                                                              Sheet1

- ----------------------------------------------------------------------------------------------------------------------------------
Edgardo Pagan        Plating            10/10/95        7               3               0             3        9.31         223.44
- ----------------------------------------------------------------------------------------------------------------------------------
David Guilmette      Plating             11/4/95        7               3               0             3       10.55          253.2
- ----------------------------------------------------------------------------------------------------------------------------------
Frank Spires         Plating             12/4/95        6               3               0             3         9.5            228
- ----------------------------------------------------------------------------------------------------------------------------------
Israel Baez          Plating            12/18/95        5               2                             2        7.25            116
- ----------------------------------------------------------------------------------------------------------------------------------
Scott Denesowicz     Plating              1/5/96        5               2               0             2        7.25            116
- ----------------------------------------------------------------------------------------------------------------------------------
Jason Garrett        Plating              2/5/96        4               2               0             2        8.05          128.8
- ----------------------------------------------------------------------------------------------------------------------------------
Bob Hines            Process Eng         6/27/94       23               9             4.5           4.5       27.63         994.76
- ----------------------------------------------------------------------------------------------------------------------------------
Robert Alper         Process Eng          3/4/96        3              10                            10       24.04       1,923.08
- ----------------------------------------------------------------------------------------------------------------------------------
Sally Martin         Purchasing         10/22/90       65              15               0            15        10.3       1,236.00
- ----------------------------------------------------------------------------------------------------------------------------------
Beverly Dobson       QA                   9/6/94       41              11             2.5           8.5        7.98         542.64
- ----------------------------------------------------------------------------------------------------------------------------------
Leanne Fales         QA                  1/16/95       74              15             1.5          13.5        8.29         895.32
- ----------------------------------------------------------------------------------------------------------------------------------
Allen Steadman       QA                  1/30/95       16              10               2             8        20.1       1,286.15
- ----------------------------------------------------------------------------------------------------------------------------------
Rama Patel           QA                  5/15/95       12               5               4             1        8.22          65.76
- ----------------------------------------------------------------------------------------------------------------------------------
Andrew Remillard     QA                 11/13/95        6               3               0             3        8.63         207.12
- ----------------------------------------------------------------------------------------------------------------------------------
Keith Sullivan       Screening           1/15/96        4               2               0             2         7.7          123.2
- ----------------------------------------------------------------------------------------------------------------------------------
William O'Neil, Jr.  Screening            3/4/96        3               1               0             1         7.7           61.6
- ----------------------------------------------------------------------------------------------------------------------------------
Susan Davis          Shpg/Rcvg/P.C.      7/31/95       10               4               0             4        7.81         249.92
- ----------------------------------------------------------------------------------------------------------------------------------
Robert Obert         Shpg/Rcvg/P.C.      9/18/95        7               3               0             3         8.2          196.8
- ----------------------------------------------------------------------------------------------------------------------------------
Nancy Soucy          Test/Final Insp      8/1/94       22               9               1             8        9.72         622.08
- ----------------------------------------------------------------------------------------------------------------------------------
Debbie Hanley        Test/Final Insp    11/16/95        6               3               0             3        9.25            222
- ----------------------------------------------------------------------------------------------------------------------------------
James Hamel          Test/Final Insp      1/8/96        5               2               0             2        8.25            132
- ----------------------------------------------------------------------------------------------------------------------------------
Richard Isles        Waste Treatment     11/8/95        6               3               0             3       11.83         283.92
- ----------------------------------------------------------------------------------------------------------------------------------
Michael Nee          Waste Treatment    11/17/95        6               3               0             3        12.1          290.4
- ----------------------------------------------------------------------------------------------------------------------------------
William Petersen     Waste Treatment      4/8/96        1               0               0             0           9            -
- ----------------------------------------------------------------------------------------------------------------------------------
Maureen Lynch        QA                   5/8/95       12               5             4.5           0.5        8.34          33.36
- ----------------------------------------------------------------------------------------------------------------------------------
Albert Comeau        Screening            9/7/95        8               3               0             3        9.41         225.84
- ----------------------------------------------------------------------------------------------------------------------------------
Donna Marrow         Test/Final Insp     11/6/95        7               3               0             3         8.8          211.2
- ----------------------------------------------------------------------------------------------------------------------------------
Donald Cote          Maintenance          1/2/96        5               2               0             2          12            192
- ----------------------------------------------------------------------------------------------------------------------------------
Hector Velez         Plating             3/18/96        2               1               0             1        7.07          56.56
- ----------------------------------------------------------------------------------------------------------------------------------
Angelo Reyes         Plating             4/16/96        1               0               0             0           8            -
- ----------------------------------------------------------------------------------------------------------------------------------
Robert Jacobucci     Shpg/Rcvg/P.C.      4/16/96        1               0               0             0        8.25            -
- ----------------------------------------------------------------------------------------------------------------------------------
Elaine Serapiglia    Photoprint          4/16/96        1               0               0             0           7            -
- ----------------------------------------------------------------------------------------------------------------------------------
Steven Lesiker       Facilities           5/2/88                       15               0            15       43.27       5,192.30
- ----------------------------------------------------------------------------------------------------------------------------------
Peggy Cummings       Photoprint          9/16/85                       15               0            15       17.17       2,060.66
- ----------------------------------------------------------------------------------------------------------------------------------
Deborah Lavasseur    CA                  7/22/85                       15                            15       30.65       3,677.59
- ----------------------------------------------------------------------------------------------------------------------------------
Ron Fontaine         Sales               11/1/92                       15                            15       43.27       5,192.30
- ----------------------------------------------------------------------------------------------------------------------------------
Don Schiffgens       Finance             8/27/84                       15                            15       46.57       5,588.74
- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                                                   149,097.09
- ----------------------------------------------------------------------------------------------------------------------------------


                                                              Page 3


                                 SCHEDULE 3.19
                     Increases in Compensation or Benefits

See attached list of increases in compensation for all salaried employees since December 31, 1995.

An attendance bonus accrual will exist on May 31, 1996 and will be disclosed in the financial statements of that date.

ACT, INC.
Salary increases through W/E 5/12/96

T. Duquette   1.50% 1/2 SB (Max)
L. Jackson       5%
C. LeBlanc       5%
D. Unger         5%
R. Fontaine     10%
K. Kozdra       20%  Promotion
S. Lesiker       7%
D. Lavasseur     5%
M. York          6%
D. Costa        20%
P. Paquette     10%

                                 SCHEDULE 3.20
                                   Insurance

     See attached list and description of the Business insurance policies.

Miner



                                     RENEWAL RATE COMPARISON
                                     -----------------------

                                            EXPIRING                        RENEWAL
COVERAGE                                    5/23/95-96                      5/23/96-97
- --------                                    ----------                      ----------
Blanket Business and                        $25,085,000 Limit               $27,000,000 Limit
Personal Property                           $     5,000 Deductible          $     5,000 Deductible
                                            $  .05/$100 Rate                $  .049/$100 Rate
                                            $    13,425 Premium             $     13,425 Premium


Business Interruption                       Included in Above               Included in Above
                                                                            Includes 90 Days of
                                                                            Ordinary Payroll
Crime                                       $   300,000 Limit               $   300,000 Limit
                                            $     2,122 Premium             $     2,122 Premium

Boiler & Machinery                          $24,500,000 Limit               $27,000,000 Limit
                                            $     2,500 Direct              $     2,500 Direct
                                            Damage/24 Hour                  Damage/24 Hour
                                            Business Interruption           Business Interruption
                                            Deductibles                     Deductibles
                                            $     2,416 Premium             $     2,416 Premium


Minet

                       RENEWAL RATE COMPARISON, (Cont'd.)
                       ---------------------------------

                                       EXPIRING                        RENEWAL
COVERAGE                               5/23/95-96                      5/23/96-97
- --------                               ----------                      ----------
GENERAL LIABILITY                      $ 1,000,000 Limit               $ 1,000,000 Limit
Including Employee                     Rate Basis: $17,000,000         Rate Basis: $17,000,000 Sales
Benefits Liability                     $ .678/$1,000 Rate              $  .06/$1,000 Rate
                                       $    11,524 Premium             $     10,350 Premium

MA Automobile                          $    11,442 Premium             $    11,898 Premium

CA Automobile                          $     2,914 Premium             $     2,033 Premium

"All Other" Workers Compensation       $     1,479 Premium             $     1,005 Premium

Umbrella Liability                     $10,000,000 Limit               $10,000,000 Limit
                                       $    10,000 Retention           $    10,000 Retention
                                       $     8,400 Premium             $     7,000 Premium


                                 SCHEDULE 3.21
                              Conduct of Business


None.

                                 SCHEDULE 3.23
                                  Names Used


        Alternate Circuit Technology, Inc.

                                 SCHEDULE 3.24
                               Power of Attorney

Powers of Attorney have been granted by Seller to the following, for the purposes set out beside their names:

James P. Maselan, Esq.                          State tax matters

W. Terence Jones, Esq.                          Same.

Ron M. Hadar, Esq.                              Same.

                                 SCHEDULE 3.27
                                 Bank Accounts

See attached list of all bank accounts maintained in Seller's name.

BANKS AND CONTACTS:

********************************************************************************
STATE STREET BANK AND TRUST COMPANY
225 Franklin Street
Boston, MA   02110-2804


Checking Account Number: 01153360           ABA #011000028

Freight Account Number:  00015321

Contacts:  Bruce Daniels, Vice President      617-654-3611

           Christopher Ober, Asst. V.P.       617-654-6432
           Global Cash Management
********************************************************************************
BANK OF BOSTON
100 Federal Street
Boston, MA   02110

Checking Account Number: 50175947           ABA #011000390

Freight Payment Account Number:   581-78803

     WIRE TRANSFERS/INTERNAL TRANSFERS:    617-929-6544

     Contacts:  Margaret Stack
                Vice President
                (617) 434-7046

     CASH MANAGEMENT DEPT.:  Rick Nazzaro
                617-929-5587      FAX 617-929-6873

           Stop-Payments ADP Direct Deposits) 1-800-225-8107
           Stop-Payments ADP Checks         )
********************************************************************************
BANK OF BOSTON MAINE     (formerly Casco)
P.O. Box 3546
Portland, Maine   04104-3546

DISBURSEMENT FUNDING ACCOUNT NUMBER:   80-007-113

                                  ABA #011200022

     Stop-Payments tele #:   207-842-5100
     Stop-Payments fax  #:   207-842-5120
********************************************************************************
BROWN BROTHERS HARRIMAN & CO., INC.
40 Water Street
Boston, MA   02109

Checking Account Number:  812125-3      ABA #011001755
Revolver Loan Account Number:  25270/0000
Industrial Revenue Bond  (No account number assigned)

     Contacts:  Jared Keyes, Deputy Manager     617-589-4951

                Cora Bitting, Admin. Asst.          617-589-3084
                Susan Falzarano, Wire Admin.        617-589-4831
                Erica - Lock Box                    617-772-2073

    Fax Number:  Banking Floor 617-589-3178
                 Cashiers      617-742-4593
********************************************************************************
SMITH BARNEY SHEARSON
53 State Street
Exchange Place
38th Floor
Boston, MA  02109

Money Market Account Number:  382-10236-15 354

    Contact:  Steven W. Hiorns
********************************************************************************
MANUFACTURERS AND TRADERS TRUST CO.
350 Park Avenue
New York, NY  10022

Corporate Checking Account Number - 9427865

Credit Dept. Fax Number - (716)-848-3066
********************************************************************************
MASS CAPITAL RESOURCES
420 Boylston Street
Boston, MA  02116

MCRC Loan Contract:  Allison Downing
                     Office Manager
********************************************************************************
NATIONAL CITY BANK

Money Market Fund (T-Cash) Account Number - 802662
********************************************************************************
G.E. CREDIT

IRB Loan Account Number -
********************************************************************************

ALTERNATE CIRCUIT TECHNOLOGY, INC. AUTHORIZED CHECK SIGNERS:

                     Wayne Ewald
                     Robert Romano
                     Donald Schiffgens

                                 SCHEDULE 3.29
                        Location of Business and Assets

40 Rogers Road
Haverhill, MA

46 Rogers Road
Haverhill, MA

1650 South Amphlett Blvd., Suite 220
San Mateo, CA

                                  SCHEDULE 6.5
                                  ------------

1.   Bill of Sale for the Assets.

2.   Registration Rights Agreement.

3.   Employment Agreements with Robert R. Romano and Wayne R. Ewald.

4.   Escrow Release letter.

5.   Acknowledgments of non-liability pursuant to Section 1.3 of the Agreement.

6.   Cancellation of warrant issued to Massachusetts Capital Resource Company.

7. Duly executed UCC-3 Forms from all secured creditors of Seller (other than MIFA, GE Capital Public Finance and Creditors of other assumed liabilities) releasing all such creditors security interests in the Assets, including security interests under Seller's guaranties of the obligations of Rogers Road Realty Trust.

8. Modification, consent and estoppel certificate duly executed by MIFA and GE Capital Public Finance permitting Purchaser to assume the Seller's obligations and rights under the MIFA Lease Financing.

9. Consent to transfer to Purchaser all Seller's rights and obligations for the 3rd Party Property with estoppel certificate.

10.  Amendment to 3rd Party Lease.

11.  New lease for the RRT Property.

12. Consent to transfer to Purchaser all Seller's rights and obligations for the San Mateo Property.

13. Consent to transfer to Purchaser all Seller's rights and obligations under the equipment leases listed in Schedule 1.1(a), together with estoppel certificates.

14.  Amendment to Seller's Articles of Incorporation.

15.  Opinion of Seller's counsel.

16.  Corporate authorization as set forth in Section 6.7 of the Agreement.

17. Certificate of Seller and Shareholders as provided in Section 6.1 of the Agreement.

18. Good Standing Certificate for Seller issued by Massachusetts Secretary of State of recent date.

19. Good Standing Certificate for Seller issued by the Massachusetts Department of Revenue.

20. Seller's financial statements in such form as to comply with Item 7 on SEC Form 8-K, manually signed by Seller's accountants.

21.  Opinion of Purchaser's counsel.

22.  Corporate authorization as set forth in Section    of the Agreement.

                                 Schedule 6.11
                                 -------------

                             Estoppel Certificates

                           Leasing Transfer Agreement
                     The CIT Group/Equipment Financing, Inc.

                                                          65788-001
                                                    --------------------
                                                    Account/Contract No.

This Agreement, dated June 18, 1996, by and between the undersigned Transferor, Transferee and The CIT Group/Equipment Financing Inc. ("CTI"), witnesseth:

Whereas Transferor, as lessee, and CIT, as lessor, heretofore entered into a lease, dated July 28, 1993, covering the following property, hereinafter collectively called "Property":

One (1) Excellon Dynamic Concept 4 Drilling System S/N 1335





which lease or financing statement(s) relating thereto was filed or recorded as follows:

                                  Date of Filing         Filing Number or
Filing or Recording Office        or Recording           Book and Page
- --------------------------        --------------         ----------------

SOS-Boston, MA                        8/3/93                  177561
- --------------------------        --------------         ----------------
Town Clerk, Ward Hill, MA             8/2/93                  27162
- --------------------------        --------------         ----------------

- --------------------------        --------------         ----------------

- --------------------------        --------------         ----------------

- --------------------------        --------------         ----------------

which lease provides for the payment by Transferor of aggregate rentals in the amount of $303,857.28 and further provides that Transferor shall not assign
          -----------
Transferor's interest in said lease or dispose of the Property without the written consent of CIT, and

Whereas Transferor is not in arrears for any lease rentals or other charges payable by Transferor under the Lease, and

Whereas the Lease is in full force and effect and Transferor has no setoffs, claims or defenses to the enforcement of the Lease, and

Whereas as of the date of this Agreement, CIT is not in default in the performance of the Lease and has not committed any breach of Lease, and

Whereas as of the dare of this Agreement, Transferor is not in default in the performance of the Lease and has not commited any breach of the least, and

Whereas Transferor desires to transfer to Transferee, and Transferee desires to acquire Transferor's interest, as lessee, in said lease and Property, and there remains unpaid under said lease rentals in the amount of $125,201.28.
                                                         -----------

Now, therefore, Transferor, for and in consideration of one dollar and other valuable consideration paid to Transferor by Transferee, hereby transfers and assigns to Transferee all of Transferor's interest, as lessee under said lease, in and to the said lease and Property.

In consideration of CIT's consent to said transfer and assignment, Transferee hereby promises to pay CIT the unpaid balance of the rentals as above stated, and Transferee hereby assumes all of the obligations of Transferor under said lease as though Transferee were the original lessee of the Property, except that Transferee shall not be liable for any obligations of Transferor arising before the date of this Agreement other than as expressly set forth herein.

It is further agreed by CIT that Transferor is released from all further obligations set forth in said lease and CIT shall not pursue any remedy against Transferor which may arise under said lease.


The Property is now at

46 Rogers Road                               Ward Hill                     MA

- --------------------------------------------------------------------------------
Address                                      City                          State

and will hereafter be kept at

46 Rogers Road                               Ward Hill                     MA

- --------------------------------------------------------------------------------
Address                                      City                          State

but shall not become part of the freehold.

IN WITNESS WHEREOF, we have hereunto set our hands the day and year first above written.

                                       Alternate Circuit Technology, Inc.
- ----------------------------------  -------------------------------------------
Witness                             Transferor

                                    By /s/ Wayne R. Ewald     Title PRESIDENT
- ----------------------------------    ----------------------       ------------
Home Address
                                    46 Rogers Road Ward Hill MA 01835
                                    -------------------------------------------
                                    Address

                                    Zycon Corporation
- ----------------------------------  -------------------------------------------
Witness                             Transferee

                                    By /s/ Ronald H. Donati   Title PRESIDENT
- ----------------------------------     ---------------------       ------------
Home Address

                                    46 Rogers Road, Ward Hill, MA 01835
                                    -------------------------------------------
                                    Address



- ----------------------------------  -------------------------------------------
Witness                             CIT Group/Equipment Financing Inc.

                                    By                        Title
- ----------------------------------     ---------------------       ------------
Home Address


                                    -------------------------------------------
                                    Address


                                    -------------------------------------------
                                    Dealer

                                    By                        Title
                                       ---------------------       ------------


                                    -------------------------------------------
                                    Address

Upon the express agreement that Transferee will assume the entire aforesaid obligation and that said lease is to remain in full force and effect, CIT hereby consents to the assignment by Transferor or to Transferee of Transferor's interest in said lease and Property. CIT further agrees that it irrevocably releases Transferor from all further obligations under said lease and that it will execute UCC-3 amendments of the financing statements described herein replacing the Transferor with Transferee as the debtor contemporaneously with its execution hereof.

                                    C.I.T. LEASING CORPORATION


                                    By: _______________________
                                         Authorized Agent

                          Leasing Transfer Agreement
                    The CIT Group/Equipment Financing, Inc.


                                                              65788-002
                                                            --------------------
                                                            Account/Contract No.

This Agreement, dated June 18, 1996, by and between the undersigned Transferor, Transferee and The CIT Group/Equipment Financing Inc. ("CTI"), witnesseth:

Whereas Transferor, as lessee, and CIT, as lessor, heretofore entered into a lease, dated September 14, 1993, covering the following property, hereinafter
             ------------------
collectively called "Property":

See Attached Schedule "A" (10 Pages)





which lease or financing statement(s) relating thereto was filed or recorded as follows:

                                  Date of Filing         Filing Number or
Filing or Recording Office        or Recording           Book and Page
- --------------------------        --------------         ----------------

SOS-Boston, MA                       9/20/93                  186307
- --------------------------        --------------         ----------------
Town Clerk, Ward Hill, MA            9/17/93                  27213
- --------------------------        --------------         ----------------

- --------------------------        --------------         ----------------

- --------------------------        --------------         ----------------

- --------------------------        --------------         ----------------

which lease provides for the payment by Transferor of aggregate rentals in the amount of $284,719.70 and further provides that Transferor shall not assign
          -----------
Transferor's interest in said lease or dispose of the Property without the written consent of CIT, and

Whereas Transferor is not in arrears for any lease rentals or other charges payable by Transferor under the Lease, and

Whereas the Lease is in full force and effect and Transferor has no setoffs, claims or defenses to the enforcement of the Lease, and

Whereas as of the date of this Agreement, CIT is not in default in the performance of the Lease and has not committed any breach of Lease, and

Whereas as of the date of this Agreement, Transferor is not in default in the performance of the Lease and has not commited any breach of the lease, and

Whereas Transferor desires to transfer to Transferee, and Transferee desires to acquire Transferor's interest, as lessee, in said lease and Property, and there remains unpaid under said lease rentals in the amount of $15,526.84.
                                                         ----------

Now, therefore, Transferor, for and in consideration of one dollar and other valuable consideration paid to Transferor by Transferee, hereby transfers and assigns to Transferee all of Transferor's interest, as lessee under said lease, in and to the said lease and Property.

In consideration of CIT's consent to said transfer and assignment, Transferee hereby promises to pay CIT the unpaid balance of the rentals as above stated, and Transferee hereby assumes all of the obligations of Transferor under said lease as though Transferee were the original lessee of the Property, except that Transferee shall not be liable for any obligations of Transferor arising before the date of this Agreement other than as expressly set forth herein.

It is further agreed by CIT that Transferor is released from all further obligations set forth in said lease and CIT shall not pursue any remedy against Transferor which may arise under said lease.


The Property is now at

46 Rogers Road                               Ward Hill                    MA
- --------------------------------------------------------------------------------
Address                                      City                         State

and will hereafter be kept at

46 Rogers Road                               Ward Hill                     MA
- --------------------------------------------------------------------------------
Address                                      City                          State

but shall not become part of the freehold.

IN WITNESS WHEREOF, we have hereunto set our hands the day and year first above written.

                                       Alternate Circuit Technology, Inc.
- ----------------------------------  -------------------------------------------
Witness                             Transferor

                                    By /s/ Wayne R. Ewald     Title PRESIDENT
- ----------------------------------    ----------------------       ------------
Home Address
                                    46 Rogers Road Ward Hill MA 01835
                                    -------------------------------------------
                                    Address

                                    Zycon Corporation
- ----------------------------------  -------------------------------------------
Witness                             Transferee

                                    By /s/ Ronald H. Donati   Title PRESIDENT
- ----------------------------------     ---------------------       ------------
Home Address

                                    46 Rogers Road, Ward Hill, MA 01835
- ----------------------------------  -------------------------------------------
                                    Address



- ----------------------------------  -------------------------------------------
Witness                             CIT Group/Equipment Financing Inc.

                                    By                        Title
- ----------------------------------     ---------------------       ------------
Home Address


                                    -------------------------------------------
                                    Address


                                    -------------------------------------------
                                    Dealer

                                    By                        Title
                                       ---------------------       ------------


                                    -------------------------------------------
                                    Address

Upon the express agreement that Transferee will assume the entire aforesaid obligation and that said lease is to remain in full force and effect, CIT hereby consents to the assignment by Transferor to Transferee of Transferor's interest in said lease and Property. CIT further agrees that it irrevocably releases Transferor from all further obligations under said lease and that it will execute UCC-3 amendments of the financing statements described herein replacing the Transferor with Transferee as the debtor contemporaneously with its execution hereof.

                                    C.I.T. LEASING CORPORATION


                                    By: _______________________
                                         Authorized Agent

                          Leasing Transfer Agreement
                     The CIT Group/Equipment Financing, Inc.


                                                    65788-7648
                                                    ----------
                                                    Account/Contract No.

This Agreement, dated June 18, 1996 by and between the undersigned Transferor, Transferee and The CIT Group/Equipment Financing, Inc. ("CIT") witnesseth.

Whereas Transferor, as lessee, and CIT, as lessor, heretofore entered into a lease, dated October 28, 1994, covering the following property, hereinafter
             ----------------
collectively called "Property":


O1 TRACE SERIES 9090 Universal Grid System
S/N T-9090-019, plus all replacement parts, substitutions, additions, attachments, modifications, updates, upgrades, revisions, new versions, enhancements, accessories and the proceeds thereof.



which lease or financing statement(s) relating thereto was filed or recorded as follows:

                                  Date of Filing         Filing Number or
Filing or Recording Office        or Recording           Book and Page
- --------------------------        --------------         ----------------

SOS-Boston, MA                    11/10/94               237149
- --------------------------        --------------         ----------------
City Clerk-Haverhill, MA          11/23/94               27679
- --------------------------        --------------         ----------------

- --------------------------        --------------         ----------------

- --------------------------        --------------         ----------------

- --------------------------        --------------         ----------------

which lease provides for the payment by Transferor of aggregate rentals in the amount of $515,485.62 and further provides that Transferor shall not assign
          -----------
Transferor's interest in said lease or dispose of the Property without the written consent of CIT, and

Whereas Transferor is not in arrears for any lease rentals or other charges payable by Transferor under the Lease, and

Whereas the Lease is in full force and effect and Transferor has no setoffs, claims or defenses to the enforcement of the Lease, and

Whereas as of the date of this Agreement, CIT is not in default in the performance of the Lease and has not committed any breach of the Lease, and

Whereas as of the date of this Agreement, Transferor is not in default in the performance of the Lease and has not committed any breach of the lease, and

Whereas Transferor desires to transfer to Transferee, and Transferee desires to acquire Transferor's interest, as lessee, in said lease and Property, and there remains unpaid under said lease rentals in the amount of $293,771.38.

Now, therefore, Transferor, for and in consideration of one dollar and other valuable consideration paid to Transferor by Transferee, hereby transfers and assigns to Transferee all of Transferor's interest, as lessee under said lease, in and to the said lease and Property.

In consideration of CIT's consent to said transfer and assignment, Transferee hereby promises to pay CIT the unpaid balance of the rentals as above stated, and Transferee hereby assumes all of the obligations of Transferor under said lease as though Transferee were the original lessee of the Property, except that Transferee shall not be liable for any obligations of Transferor arising before the date of this Agreement other than as expressly set forth herein.

It is further agreed by CIT that Transferor is released from all further obligations set forth in said lease and CIT shall not pursue any remedy against Transferor which may arise under said lease.

The Property is now at

46 Rogers Road                               Ward Hill                       MA
- --------------------------------------------------------------------------------
Address                                        City                        State

and will hereafter be kept at

46 Rogers Road                               Ward Hill                       MA
- --------------------------------------------------------------------------------
Address                                      City                          State

but shall not become part of the freehold.

IN WITNESS WHEREOF, we have hereunto set our hands the day and year first above written.

                                       Alternate Circuit Technology, Inc.
- ----------------------------------  -------------------------------------------
Witness                             Transferor

                                    By /s/ Wayne R. Ewald     Title PRESIDENT
- ----------------------------------    ----------------------       ------------
Home Address
                                    46 Rogers Road Ward Hill MA 01835
                                    -------------------------------------------
                                    Address

                                    Zycon Corporation
- ----------------------------------  -------------------------------------------
Witness                             Transferee

                                    By /s/ Ronald H. Donati   Title President
- ----------------------------------     ---------------------       ------------
Home Address

                                    46 Rogers Road, Ward Hill, MA 01835
                                    -------------------------------------------
                                    Address



- ----------------------------------  -------------------------------------------
Witness                             CIT Group/Equipment Financing Inc.

                                    By                        Title
- ----------------------------------     ---------------------       ------------
Home Address


                                    -------------------------------------------
                                    Address


                                    -------------------------------------------
                                    Dealer

                                    By                        Title
                                       ---------------------       ------------


                                    -------------------------------------------
                                    Address

Upon the express agreement that Transferee will assume the entire aforesaid obligation and that said lease is to remain in full force and effect, CIT hereby consents to the assignment by Transferor to Transferee of Transferor's interest in said lease and Property. CIT further agrees that it irrevocably releases Transferor from all further obligations under said lease and that it will execute UCC-3 amendments of the financing statements described herein replacing the Transferor with Transferee as the debtor contemporaneously with its execution hereof.

                                    C.I.T. LEASING CORPORATION

                                    By. ______________________
                                        Authorized Agent

                           Leasing Transfer Agreement
                    The CIT Group/Equipment Financing, Inc.

                                                         65788-5016
                                                    --------------------
                                                    Account/Contract No.

This Agreement, dated June 18, 1996, by and between the undersigned Transferor, Transferee and The CIT Group/Equipment Financing, Inc. ("CIT"), witnesseth:

Whereas Transferor, as lessee, and CIT, as lessor, heretofore entered into a lease, dated October 7, 1994, covering the following property, hereinafter
             ---------------
collectively called "Property":

See Attached Schedule "B"





which lease or financing statement(s) relating thereto was filed or recorded as follows:

                                  Date of Filing         Filing Number or
Filing or Recording Office        or Recording           Book and Page
- --------------------------        --------------         ----------------

SOS-Boston, MA                       10/24/94                 269007
- --------------------------        --------------         ----------------
Town Clerk, Ward Hill, MA            10/25/94                 27647
- --------------------------        --------------         ----------------

- --------------------------        --------------         ----------------

- --------------------------        --------------         ----------------

- --------------------------        --------------         ----------------

which lease provides for the payment by Transferor of aggregate rentals in the amount of $163,115.04 and further provides that Transferor shall not assign
          -----------
Transferor's interest in said lease or dispose of the Property without the written consent of CIT, and

Whereas Transferor is not in arrears for any lease rentals or other charges payable by Transferor under the Lease, and

Whereas the Lease is in full force and effect and Transferor has no setoffs, claims or defenses to the enforcement of the Lease, and

Whereas as of date of this Agreement, CIT is not in default in the performance of the Lease and has not committed any breach of the Lease, and

Whereas as of the date of this Agreement, Transferor is not in default in the performance of the Lease and has not committed any breach of the lease, and

Whereas Transferor desires to transfer to Transferee, and Transferee desires to acquire Transferor's interest, as lessee, in said lease and Property, and there remains unpaid under said lease rentals in the amount of $128,057.44.

Now, therefore, Transferor, for and in consideration of one dollar and other valuable consideration paid to Transferor by Transferee, hereby transfers and assigns to Transferee all of Transferor's interest, as lessee under said lease, in and to the said lease and Property.

In consideration of CIT's consent to said transfer and assignment, Transferee hereby promises to pay CIT the unpaid balance of the rentals as above stated, and Transferee hereby assumes all of the obligations of Transferor under said lease as though Transferee were the original lessee of the Property, except that Transferee shall not be liable for any obligations of Transferor arising before the date of this Agreement other than as expressly set forth herein.

It is further agreed by CIT that Transferor is released from all further obligations set forth in said lease and CIT shall not pursue any remedy against Transferor which may arise under said lease.

The Property is now at

46 Rogers Road                               Ward Hill                       MA
- --------------------------------------------------------------------------------
Address                                        City                        State

and will hereafter be kept at

46 Rogers Road                               Ward Hill                       MA
- --------------------------------------------------------------------------------
Address                                      City                          State

but shall not become part of the freehold.

IN WITNESS WHEREOF, we have hereunto set our hands the day and year first above written.


                                       Alternate Circuit Technology, Inc.
- ----------------------------------  -------------------------------------------
Witness                             Transferor

                                    By /s/ Wayne R. Ewald     Title PRESIDENT
- ----------------------------------    ----------------------       ------------
Home Address
                                    46 Rogers Road Ward Hill MA 01835
                                    -------------------------------------------
                                    Address


                                    Zycon Corporation
- ----------------------------------  -------------------------------------------
Witness                             Transferee

                                    By /s/ Ronald H. Donati   Title President
- ----------------------------------     ---------------------       ------------
Home Address

                                    46 Rogers Road, Ward Hill, MA 01835
                                    -------------------------------------------
                                    Address



- ----------------------------------  -------------------------------------------
Witness                             CIT Group/Equipment Financing Inc.

                                    By                        Title
- ----------------------------------     ---------------------       ------------
Home Address


                                    -------------------------------------------
                                    Address


                                    -------------------------------------------
                                    Dealer

                                    By                        Title
                                       ---------------------       ------------


                                    -------------------------------------------
                                    Address

Upon the express agreement that Transferee will assume the entire aforesaid obligation and that said lease is to remain in full force and effect, CIT hereby consents to the assignment by Transferor to Transferee of Transferor's interest in said lease and Property. CIT further agrees that it irrevocably releases Transferor from all further obligations under said lease and that it will execute UCC-3 amendments of the financing statements listed herein replacing the Transferor with Transferee as the debtor contemporaneously with its execution hereof.

                                    C.I.T.  LEASING CORPORATION

                                    By: _______________________
                                          Authorized Agent

                              EMPLOYMENT AGREEMENT

     This Employment Agreement is made between Zycon Alternate Circuits, Inc., a Delaware corporation (hereinafter referred to as "Employer"), and
                                                                  -------------
         (hereinafter referred to as "Employee").
- --------

     IT IS HEREBY AGREED:

     1.   Employment
          ----------

          Employer hereby employs Employee and Employee hereby accepts employment upon the terms and condition hereinafter set forth.

     2.   Term
          ----

          Subject to the provisions for termination as hereinafter provided, employment hereunder shall begin on June 18, 1996 and shall terminate on June 18, 1997. Thereafter, employment shall be at will and Employer may terminate Employee's employment with or without cause but subject to the provisions of Paragraph 5 hereof and subject to requirements of any employee fringe benefits, including COBRA rights.

     3.   Compensation
          ------------

          (a)  Base Salary
               -----------

          Employee shall receive and Employer shall pay to Employee during the term of this agreement the sum of $175,000 per year. Employee's salary shall be payable in monthly or more frequent pay periods as may be requested by Employee and approved by Employer. Employer shall deduct and withhold all necessary social security and withholding taxes and any other similar sums required by law from Employee's salary.

          (b)  Performance Incentive Compensation
               ----------------------------------

          Provided Employee is employed by Employer 12 months after the commencement of this Agreement, Employee shall be eligible to be paid performance incentive compensation as set forth on Schedule A to this Agreement.

     4.   Expenses
          --------

          Employer will reimburse Employee for reasonable business expenses in accordance with Employer's general policy and subject to advance approval for
any amount over $                   .
                 -------------------

     5.   Employee Fringe Benefits
          ------------------------

          As further consideration for the performance of services in the business, Employer may provide Employee such further benefits as may be authorized by Employer.

     6.   Duties
          ------

          Employee is engaged as                 of Employer and shall perform
                                 ---------------
such services as are reasonably related thereto. Employee shall devote his full time and attention and his best efforts to the utmost of his skill to the rendering of services for Employer, and shall not, under any circumstances, provide such services except as an employee of Employer. Employer reserves the exclusive right to designate which of its employees shall perform specific services and for which specific recipients thereof. Employee shall at all times maintain an automobile to be used in connection with Employer's business.

     7.   Working Facilities
          ------------------

          Employee shall be furnished with such facilities, equipment, personnel, supplies, insurance, services, and assistance as are suitable and adequate for the performance of his duties.

     8.   Employee Vacations
          ------------------

          Each year during this agreement, Employee shall be entitled to a vacation in accordance with the policy set by Employer. Vacation and other leave shall be taken on reasonable prior notice and at a time and manner not to interfere with the proper operation of the business.

     9.   Employee Sick Leave
          -------------------

          During this agreement, if Employee becomes physically or mentally disabled, so as not to be able to perform his full time regular duties in the business, he shall be entitled to paid sick leave in accordance with the policy set by Employer.

     10.  Customers of Business
          ---------------------

          A. Employee acknowledges that his employment by Employer will bring him into close contact with many confidential affairs of Employer, including information about costs, profits, markets, sales, key personnel, pricing policies, operational methods and other business affairs, methods and information, including plans for future developments, not readily available to the public. Employee further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character; that the business of the company is national in scope, that its services are marketed throughout the United States, and Employer competes with other organizations that are or could be located in nearly any part of the Untied States,. In recognition of the foregoing, Employee covenants and agrees that:

               i. He will not knowingly divulge any material confidential matters with respect to Employer which are not otherwise in the public domain and will not intentionally disclose them to anyone outside of Employer during his employment by Employer hereunder or following the expiration or termination of his employment with Employer for any reason.

               ii. He will deliver promptly to Employer at the end of the Term, or at any other time Employer may so request, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the businesses of Employer and which he may then possess or have under this control;

               iii. During the Term and any additional period during which Employee may be employed by Employer (whether or not such employment shall be pursuant to written agreement) Employee will not, unless the Board shall otherwise consent, alone or together with any other person, firm, partnership, corporation or other entity whatsoever (except any subsidiaries or affiliates of Employer), directly or indirectly, whether as an officer, director, shareholder, partner, proprietor, associate, employee, representative, management consultant or otherwise engage in, or become or be interest in or associated with any other person, corporation, firm, partnership or other entity whatsoever engaged in, any business which is competitive with any business conducted by Employer.

          B. Employee agrees that the remedy at law for any breach or threatened breach of any covenant contained in this Section 10 will be inadequate and that Employer, in addition to such other remedies as may be available to it, in law or in equity, shall be entitled to injunctive relief without bond or other security.

     11.  Termination
          -----------

          This agreement may be terminated:

          A.   Death.  In the event of the death of Employee during the Term,
               -----
employment hereunder shall terminate on the date of Employee's death.

          B.   Disability.  If, because of illness, physical or mental
               ----------
disability or other incapacity Employee shall fail for a continuous period of three months or periods aggregating six months in any twelve month period, to render the services provided for in this agreement, then either party may terminate this agreement.

          C.   Cause.  Employer may terminate Employee at any time for cause in
               -----
which event Employer has no further obligation to pay any compensation to Employee. For purposes of this agreement

"cause" shall mean:

               i. Material breach of a fiduciary trust owed to Employer for the purpose of gaining personal profit.

               ii. Acting dishonestly or engaging in deliberate serious misconduct.

               iii. Gross failure to execute those duties reasonably assigned to Employee by Employer within ten days after written notice of such failure. However, a gross failure to perform any customary, assigned or material duties which were previously the subject of a written notice shall constitute "cause" without the necessity of a second notice.

               iv. Conviction of or guilty plea to any felony or crime of moral turpitude.

          D.  Without Cause.  If Employee is terminated by Employer for any
              -------------
reason other than death, disability or cause, Employer shall pay to Employee the base salary (as set forth in Section 3(a)) and employee fringe benefits (as set forth in Section 5) for the remainder of the term of the Agreement (payable monthly), but Employee shall not be entitled to any performance incentive compensation.

     12.  Termination of Agreement
          ------------------------

          Subject to Employer's obligations under Paragraph 5 above, this agreement shall be terminated by the death of Employee, by mutual agreement of the parties, or by either party giving the other not less than ninety (90) days' written notice of termination, and all rights of the parties hereto, for the last year of employment, or for any part thereof, pursuant to this agreement, shall survive any such termination.

     13.  Notices
          -------

          Any notice demand, request or other communication required or permitted to be given under this Agreement shall be in writing and shall be effective if delivered personally, by facsimile transmission or by prepaid United States Mail or nationally recognized courier service properly addressed to the appropriate party. Notice shall be deemed to have been given when delivered in person or by nationally recognized courier service, upon confirmation of receipt of facsimile transmission or three business days after depositing in the United States Mail. For purposes of this Agreement the addresses and facsimile numbers of the parties shall be as set forth below their name on the signature page. The address or facsimile number of any party may be changed by a notice in writing given in accordance with the provisions of this paragraph.

     14.  Governing Law.
          -------------

          All questions relating to the interpretation, validity or performance of this agreement shall be determined under the laws of the State of Massachusetts.

     15.  Attorneys' Fees.
          ---------------

          If litigation is commenced with respect to this agreement, or in the event of default, the prevailing party shall be entitled to reasonable attorneys' fees.

     16.  Entire Agreement.
          ----------------

          This document contains the complete and exclusive agreement between the parties, and it is intended to be a final expression of their agreement. No promise, representation, warranty or covenant not included in this document has been or is relied upon by any party. Each party has relied upon its own examination of the full agreement and the provisions thereof and the counsel of its own advisors, and the warranties, representations and covenants expressly contained in the agreement itself. No modification or amendment of this agreement shall be of any force or effect unless in writing executed by all parties hereto.

     IN WITNESS WHEREOF, the parties have executed this agreement this       day
                                                                       -----
of     , 1996.
   ----
                                                       , Employer
                                 ----------------------

                                 By:
                                     --------------------------
                                       ------------------
                                       ---------------------
                                 By:
                                     --------------------------
                                       ----------------------,
                                       Employee

                                       ------------------
                                       ---------------------


                                 --------------------------------

                                   SCHEDULE A
                                   ----------

                       Performance Incentive Compensation


     Goal to be met 12 months                      Bonus Compensation
       from Date of Closing                    as Percent of Base Salary
     ------------------------                  -------------------------
A)   Net Sales of $18,000,000 and
     Pre-tax earnings of $1,500,000                      10%

B)   Net Sales of $20,000,000 and
     Pre-tax earnings of $2,000,000                      20%

C)   Net Sales of $22,000,000 and
     Pre-tax earnings of $2,500,000                      30%

D)   Net Sales of $24,000,000 and
     Pre-tax earnings of $3,000,000                      40%

                                EXHIBIT 9.3(f)

                               ESCROW AGREEMENT

     This Escrow Agreement (the "Escrow Agreement") is made and entered into as of this 10th day of June 1996 by and among Zycon Corporation, a Delaware corporation ("Company A"), Alternate Circuit Technology, Inc., a Massachusetts corporation ("Company B"), and State Street Bank and Trust Company, a Massachusetts trust company, as escrow agent (the "Escrow Agent").

     WHEREAS, Company A and Company B have executed an Asset Purchase Agreement (the "Agreement") dated June 7, 1996 pursuant to which Company A has agreed to deposit $1,000,000.00 in an escrow account with the Escrow Agent pursuant to the terms of this Escrow Agreement; and

     WHEREAS, State Street Bank and Trust Company is willing to serve as Escrow Agent pursuant to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, it is hereby agreed by and among Company A, Company B and the Escrow Agent as follows:

     1. Escrow Amount. On the date hereof, Company A has delivered to the Escrow Agent funds in aggregate amount of $250,000. By June 18, 1996, or such later date as Company A and Company B mutually agree, Company A will deliver to the Escrow Agent additional funds in the aggregate amount of $750,000. The sum of the $250,000 and $750,000 (or such lesser amount as permitted by Section 2.2 of the Agreement) deposits (together with any interest that may accrue thereon from and after the date thereof) shall be referred to as the "Escrow Funds." The Escrow Agent shall not be required to inquire into the propriety of the Escrow Funds deposited hereunder nor shall the Escrow Agent be required to investigate any other matter or arrangement between Company A and Company B.

     2. Disbursement of Escrow Funds. The Escrow Agent shall release all or a portion of the Escrow Funds only upon receipt by the Escrow Agent of a letter (the "Escrow Release Letter") executed by each of Company A and Company B and then only in the amount and in accordance with the instructions contained in the Escrow Release Letter. Except as provided in this Section 2 or in Section 12 hereof or as otherwise agreed upon in writing by Company A and Company B, the Escrow Agent shall not release all or any portion of the Escrow Funds.

     3. Investment of Escrow Funds. The Escrow Agent shall invest the Escrow Funds as directed in writing by Company A in federal funds, certificates of deposit, or interest bearing accounts with any U.S. bank or trust company, including the Escrow Agent, incorporated under the laws of the United States or any state thereof, and either (a) having capital and surplus in excess of $50,000,000, or (b) whose unsecured short term debt obligations (or, in the case of a bank or trust company in a bank holding company system, debt obligations of the bank holding company) at the date of acquisition thereof have a rating of not less than "A-1" from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), and "P-1" by Moody's Investors Service, Inc. ("Moody's");

     4.  Duties and Responsibilities of Escrow Agent.

         (a) Company A and Company B acknowledge and agree that the Escrow Agent (i) shall not be responsible for any of the agreements referred to herein but shall be obligated only for the performance of such duties as are specifically set forth in this Escrow Agreement; (ii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with acceptable indemnification; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof, and (iv) may consult counsel satisfactory to it, including house counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

         (b) Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence or willful misconduct. Nor shall the Escrow Agent be liable for any loss arising from the making or retention of any investment in accordance with this Escrow Agreement. Company A and Company B, jointly and severally, covenant and agree to indemnify the Escrow Agent and hold it harmless without limitation from and against any loss, liability or expense of any nature incurred by the Escrow Agent arising out of or in connection with this Escrow Agreement or with the administration of its duties hereunder, including but not limited to legal fees and other costs and expenses of defending or preparing to defend against any claim or liability in the premises, unless such loss, liability or expense shall be caused by the Escrow Agent's willful misconduct or gross negligence. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

         (c) Company A and Company B, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of Escrow Funds under this Escrow

Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Escrow Agreement. Company A and Company B undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Escrow Agreement. Company A and Company B, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Escrow Agreement, including costs and expenses (including reasonable legal fees), interest and penalties.

         (d) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository or subescrow agent employed by the Escrow Agent than any such book-entry depository or subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository or subescrow agent was caused by the Escrow Agent's own negligence or bad faith.

         (e) Company A and Company B jointly and severally agree to pay the fees of, and to reimburse all expenses (including the reasonable fees and expenses of counsel) incurred by, the Escrow Agent in entering into this Escrow Agreement and performing its duties and responsibilities hereunder, including the Escrow Agent's reasonable compensation for its normal services hereunder in accordance with the attached fee schedule. The Escrow Agent shall be entitled to reimbursement on demand for all expenses incurred in connection with the administration of the escrow created hereby which are in excess of its compensation for normal services here under, including without limitation, payment of any legal fees incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder. If any such fees or expenses remain unpaid at the time the Escrow Agent has been directed to release the Escrow Funds pursuant to Section 2 or Section 12 hereof, it may deduct such unpaid fees and expenses prior to such release.

         (f) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days' prior written notice of resignation to Company A and Company B. Prior to the effective date of the resignation as specified in such notice, Company A will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Funds to a bank or trust company that it selects subject to the reasonable consent of Company B. Such bank or trust company shall have a principal office in Boston,

Massachusetts, shall have capital, surplus and undivided profits in excess of $50,000,000, and shall have agreed to act as Escrow Agent hereunder and upon such additional terms and conditions as it and Company A and/or Company B shall have agreed, if any, provided that the original Escrow Agent shall have no responsibility therefor nor any responsibility for the compensation of such successor Escrow Agent. If, however, Company A shall fail to name such a successor escrow agent within twenty (20) days after the notice of resignation from the Escrow Agent, then Company B shall be entitled to name such successor escrow agent. If no successor escrow agent is named by either Company A or Company B pursuant to the foregoing provisions by the effective date of the Escrow Agent's resignation, then the Escrow Agent shall deliver the Escrow Funds to Company A, whereupon all obligations of the Escrow Agent shall be deemed fulfilled, and the Escrow Agreement shall terminate, provided that the provisions of paragraph (b) and (c) shall survive the termination of this Escrow Agreement.

         (g) This Escrow Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent.

     5. Dispute Resolution. It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Funds, or should any claim be made upon such Escrow Fund by a third party, the Escrow Agent upon receipt of written notice of such dispute or claim by the parties hereto or by a third party, is authorized and directed to retain in its possession without liability to anyone, all or any of the Escrow Funds until such dispute shall have been settled either by the mutual agreement of the parties involved or by a final order, decree or judgment of a Court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Funds. The Escrow Agent shall have the right to retain counsel of its choice in case it becomes involved in any disagreement, dispute or litigation related to the Escrow Agreement or the Escrow Funds, or otherwise determines that it is necessary or desirable to consult counsel, and the reasonable fees and expenses of such counsel shall be reimbursed to the Escrow Agent as provided in Section 4 hereof.

     6. Consent to Jurisdiction and Service. Company A and Company B hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts of the Commonwealth of Massachusetts and of any Federal court located in said Commonwealth in connection with any actions or proceedings brought against either or both of them by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, Company A and Company

B hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to Company A or Company B, as the case may be, at their respective addresses in accordance with Section 8 hereof.

     7. Force Majeure. Neither Company A nor Company B nor the Escrow Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, power failures, computer viruses, earthquakes or other disasters.

     8. Notices. Any notice permitted or required hereunder shall be deemed to have been duly given if delivered personally, or if telecopied to the parties at their Fax number set forth below (with receipt confirmed by telephone) or if mailed certified or registered mail, postage prepaid, to the parties at their address set forth below or to such other address as they may hereafter designate.


     If to Company A:

     ZYCON CORPORATION
     445 El Camino Real
     Santa Clara, CA 95050
     Attention:  Ken Shilling
     Tel No:  (408) 241-9900
     Fax No:  (408) 241-9527

     If to Company B:

     Alternate Circuit Technology, Inc.
     46 Rogers Road
     Haverhill, MA  01835
     Attention:_________________________
     Tel No:____________________
     Fax No:____________________

     If to the Escrow Agent:

     State Street Bank and Trust Company
     225 Franklin Street
     Boston, Massachusetts 02110
     Attention:  Corporate Trust Department
     Tel No:____________________
     Fax No:____________________

     9. Binding Effect. This Escrow Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.

     10.  Modifications.   This Escrow Agreement may not be altered or modified
without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.

     11. Governing Law. This Escrow Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

     12. Judgments. The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm, corporation or entity by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     13. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     14. Termination of Escrow. This Escrow Agreement shall terminate and the Escrow Agent shall have no further duties hereunder upon the distribution of all of the Escrow Funds.

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as a document under seal by their duly authorized officers as of the day and year first above written.


                            ZYCON CORPORATION,
                            a Delaware corporation



June     , 1996             By: /s/Ken Shilling
     ----                       -----------------------------------
                            Name:  Ken Shilling
                            Title: Chief Financial Officer



                            ALTERNATE CIRCUIT TECHNOLOGY, INC.
                            a Massachusetts corporation



June     , 1996             By: /s/Wayne R. Ewald
     ----                       -----------------------------------
                            Name: Wayne R. Ewald
                                  ---------------------------------
                            Title:President
                                  ---------------------------------



                            STATE STREET BANK AND TRUST COMPANY,
                            as Escrow Agent



June     , 1996             By: /s/Eric Donaghey
     ----                       -----------------------------------
                            Name:  Eric Donaghey
                            Title: Assistant President

                                 SCHEDULE 9.4

Schedule waived